                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                   October 1, 1998
Commission File Number                                                    1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                  Delaware
I.R.S. Employer Identification No.                                    87-6118148
Address of principal executive offices             79 South Main, P.O. Box 30006
                                                            Salt Lake City, Utah
Zip Code                                                              84130-0006
Registrant's telephone number, including area code                (801) 246-5706


Item 5.  Other Information

On October 1, 1998, First Security Corporation (FSCO) restated the financial data for its previously released Annual Report on Form 10-K for the year ended December 31, 1997 in order to reflect the pooling-of-interests merger with California State Bank on May 30, 1998. A copy of this restated financial data, including an independent auditors' report on the related financial statements, is attached to this report as Exhibit A.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

/s/ Scott C. Ulbrich                                         October 1, 1998
__________________________________________________________   __________________
Scott C. Ulbrich                                             (Date)
Executive Vice President, Finance and Capital Markets
  and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT A


FIRST SECURITY CORPORATION (FSCO) - INDEX

Part I
 1  Business
 1a General Development of Business
 1c Narrative Description of Business
    Competitive Position
    Employment
    Executive Officers (incorporated by reference from FSCO's Proxy Statement dated March 18, 1998)
 1d Financial Information About Foreign and Domestic Operations
    Distribution of Assets, Liabilities and Stockholders' Equity; Interest
      Rates and Interest Differential
    Analysis of Interest Changes Due to Volumes and Changes in Rates Investment Portfolio
    Loan Portfolio
      A. Types of Loans
      B. Maturities and Sensitivities to Changes in Interest Rates
      C. Risk Elements
      D. Other Interest-Bearing Assets
    Summary of Loan Loss Experience
    Deposits
    Return on Equity and Return on Assets
    Short-Term Borrowings
 2  Properties

Part II
 5 Market for Registrant's Common Equity and Related Security Holder Matters 6 Selected Financial Data
 7 Management's Discussion and Analysis of Results of Operations and Financial Condition
 8  Financial Statements and Supplementary Data

Part IV
14a Exhibits and Financial Statement Schedules:
   1. Report of Independent Certified Public Accountants
      Consolidated Balance Sheets
        December 31, 1997 and 1996
      Consolidated Statements of Income
        for the Years Ended December 31, 1997, 1996, and 1995
      Consolidated Statements of Stockholders' Equity
        for the Years Ended December 31, 1995, 1996, and 1997
      Consolidated Statements of Cash Flows
        for the Years Ended December 31, 1997, 1996, and 1995
      Notes to Consolidated Financial Statements
   2. Exhibit Index
      Exhibit 11, Computation of Earnings Per Share.
      Exhibit 21, Subsidiaries.
      Exhibit 23, Consent of Independent Certified Public Accountants:
        Deloitte & Touche LLP.
      Exhibit 27.1, Financial Data Schedule (with Restated Periods).
      Exhibit 27.2, Financial Data Schedule (with Restated Periods).
14b Reports on Form 8-K:
    Item 5. Filed on July 20, 1998:
      On July 20, 1998, FSCO issued a press release announcing its earnings and other financial data for the first six months of 1998.
    Item 5. Filed on October 1, 1998:
      On September 23, 1998, FSCO issued a press release announcing the signing of a definitive agreement to acquire Van Kasper & Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following pages contain the First Security Corporation (FSCO) "Management's Discussion and Analysis of Results of Operations and Financial Condition" (MDA) for 1997, including comparisons with prior years' results and identification of possible risks and trends.

THIS MDA SHOULD BE READ IN CONJUNCTION WITH FSCO'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

IMPORTANT NOTICES:

* All FSCO financial statements have been restated for:
  1. two separate 3-for-2 common stock splits in the form of 50% stock dividends, paid in May 1997 and February 1998 (see: "Common and Preferred Stock").
  2. the May 30, 1998, acquisition of California State Bank (CSB) in a pooling-of-interests merger (see: "Mergers and Acquisitions"; "Note 1:
     Summary Of Significant Accounting And Reporting Policies"; and "Note 15:
     Mergers and Acquisitions").

* As required by SFAS No. 128, "Earnings Per Share", earnings per common share
  (EPS) primary has been restated to EPS basic; and EPS fully diluted has been restated to EPS diluted (see: "Note 1: Summary Of Significant Accounting And Reporting Policies"; and "Note 12: Stockholders' Equity").

* As required by applicable accounting rules, all 1992 amounts used to calculate five-year compound growth rates were restated in 1993 to reflect the 1993 pooling-of-interests merger with First National Financial Corp., and the adoption of SFAS 109 "Accounting for Income Taxes", which was applied retroactively.

* Five-year compound growth rates shown on tables throughout this MDA may not represent actual trends due to acquisitions and certain nonrecurring events.

FORWARD-LOOKING STATEMENTS

Except for the historical information in this document, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. FSCO cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

FSCO advises readers that various risks and uncertainties could affect FSCO's financial performance and could cause FSCO's actual results for future periods to differ materially from those anticipated or projected. These risks and uncertainties include, but are not limited to, those related to: the economic environment, particularly in the regions where FSCO operates; competitive products and pricing; changes in prevailing interest rates; credit and other risks of lending and investment activities; fiscal and monetary policies of the U.S. and other governments; regulations affecting financial institutions; acquisitions and the integration of acquired businesses; technology and associated risks; and other risks and uncertainties affecting FSCO's operations and personnel.

Be advised that FSCO, as part of its core business, regularly evaluates the potential acquisition of, and holds discussions with, prospective acquisition candidates, which candidates may conduct any type of businesses permissible for a bank holding company and its affiliates. FSCO's discussions in this document are subject to the changes that may result if any such acquisition transaction is completed. FSCO restates its guiding principle that it will not comment on or publicly announce any such acquisition until after a binding and definitive acquisition agreement has been reached.

FSCO specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.



TABLE OF CONTENTS:

MANAGEMENT'S DISCUSSION AND ANALYSIS
Management's Discussion and Analysis of
   Results of Operations and Financial Condition
Important Notices
Forward-Looking Statements
Glossary
Table 1:  Financial Highlights - Five-Year Summary
Highlights
Operating Subsidiaries
   Table 2:  Consolidating Statements
Line of Business Segments
Analysis of Statements of Income:
   Earnings Summary
   Net Interest Income and Net Interest Margin
      Table 3: Average Balance Sheets, Net Interest Income, Yields And Rates Table 4: Analysis of Interest Changes Due To Volumes And Rates
   Provision For Loan Losses
   Noninterest Income
      Table 5:  Noninterest Income
   Noninterest Expenses
      Table 6:  Noninterest Expenses
   Provision for Income Taxes
Analysis of Balance Sheets:
   Summary
   Interest-Earning Assets: Trading Account Securities
      and Other Money Market Investments
   Interest-Earning Assets: Available for Sale Securities
      Table 7:  Available for Sale Securities
   Interest-Earning Assets: Loans
      Table 8:  Loans
   Asset Quality: Problem Assets and Potential Problem Assets
      Table 9:   Problem Assets and Potential Problem Assets
   Asset Quality: Reserve for Loan Losses
      Table 10: Reconciliation of the Reserve for Loan Losses
      Table 11: Allocation of the Reserve for Loan Losses
   Asset Quality: Provision for Loan Losses
   Asset/Liability Management
   Asset/Liability Management: Liquidity
      Table 12: Deposits
      Table 13: Short-Term Borrowings
      Table 14: Long-Term Debt
   Asset/Liability Management: Market Risk Management
   Asset/Liability Management: Interest Rate Risk -
      Other Than Trading Account Securities
   Asset/Liability Management: Interest Rate Risk - Trading Account Securities Other Assets and Liabilities
   Stockholders' Equity and Capital Adequacy
      Table 15: Capital Ratios and Risk-Based Capital Ratios
   Common and Preferred Stock
   Off-Balance Sheet Items
   Inflation Accounting and Capital Commitments
Table 16: Quarterly Financial Highlights
Mergers and Acquisitions
Factors That May Affect Future Results of Operations and Financial Condition
   Technological Change and Year 2000 Computer Issue

MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets
Consolidated Statements of Income
Consolidated Statements of Stockholders' Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Independent Auditors' Report



GLOSSARY

AFS: Available For Sale. A classification of securities which may be sold as part of the asset/liability management process.

ALCO: Asset/Liability Management Committees, comprised of senior FSCO officers. The ALCO process identifies, assesses, and manages FSCO's capital adequacy, and the liquidity and interest rate risk of FSCO's business lines.

BHCPR: Bank Holding Company Performing Report. A banking industry report prepared by the Federal Reserve and used by FSCO to compare its performance against that of its national peer group. Typically this report is not available until 3 to 6 months after the reporting date.

Book Value Per Common Share: Common stockholders' equity divided by the number of common shares outstanding, net of common treasury shares.

Capital Adequacy: Sufficient equity to support strategic plans while providing an attractive rate of return for stockholders. Often measured by risk-based capital ratios.

Derivatives: Financial instruments where the performance is derived from the performance of another financial instrument or an interest rate, currency, or other referenced index (see: "Note 11: Commitments, Contingent Liabilities, and Financial Instruments with Off-Balance Sheet Risk").

Fair value: An approximation of current market value derived from carrying value, market quotes, and discounted cash flow analysis.

FTE: Fully Taxable Equivalent. An adjustment made to interest income to facilitate comparison of interest income earned on tax-exempt or tax-favored loans, leases, and securities with interest earned subject to full taxation.

Gap: An asset/liability management measurement that assigns each interest-earning asset and interest-bearing liability to a time frame reflecting its next repricing or maturity date. The difference between total interest-sensitive assets and liabilities at each time interval represents the interest sensitivity "Gap" for that interval.

Intangible Assets: Goodwill, mortgage servicing rights, deposit-based intangibles, and insurance intangibles.

Interest Rate Risk: The risk that changes in interest rates will cause volatility in net interest income.

Leverage Ratio: Tier 1 capital divided by the sum of total assets minus nonqualifying intangibles.

Liquidity: The ability to meet cash flow requirements at reasonable cost.

Market Capitalization: The market (bid) price of a share of common stock multiplied by the number of shares of common stock outstanding, i.e., the total market value of all outstanding common shares.

MSR: Mortgage Servicing Right. The asset value associated with the right to service mortgage loans, classified as an intangible asset by the Federal Reserve. MSR's are created when FSCO originates mortgage loans, or purchases mortgage servicing rights through secondary markets.

NASDAQ: The National Association of Securities Dealers Automated Quotation System's National Market System on which FSCO Common Stock is traded.

Net Interest Income: Interest income plus loan fees minus interest expense, frequently adjusted to an FTE basis for analytical purposes.

Net Interest Margin: Net interest income FTE divided by average interest-earning assets.

Net Interest Spread: The arithmetic difference between the FTE yield on interest-earning assets and the rate paid on interest-bearing funds.

Nonaccruing Loans: Loans on which interest is not being accrued for income statement purposes. Interest received on nonaccruing loans is reported on a cash basis.

Nonperforming Assets: Nonaccruing loans plus renegotiated loans plus ORE.

Notional Amount: The contractual amount against which interest rates or other indices are applied in the calculation of interest exchanges. Not a measurement of principal at risk.

Operating Expense Ratio: Noninterest expenses divided by the sum of net interest income FTE plus noninterest income. Also known as an "efficiency ratio".

ORE: Other real estate owned. Also includes other foreclosed assets.

Potential Problem Loans: As defined by the SEC, potential problem loans are performing loans that have characteristics that cause management to have serious doubts about the borrower's ability to comply with the present loan repayment terms. These loans are less than 90 days past due, and are accruing interest.

Problem Assets: Nonperforming assets plus accruing loans past due 90 days or more.

Productivity Ratio: Noninterest expenses divided by average total assets.

Provision For Loan Losses: A charge against income made to adjust the reserve for loan losses to a desired level to cover potential future loan losses.

Reserve For Loan Losses: An adjustment made to loans to recognize estimated future loan chargeoffs. All loan losses are charged against this reserve as they become probable and subject to reasonable estimation. Recoveries of amounts previously charged off are credited to this reserve. The reserve is adjusted by means of the provision for loan losses.

Risk-Based Capital Ratios: Equity measurements used by regulatory agencies to assess a bank's capital adequacy. These ratios are: Tier 1 Capital divided by risk-adjusted assets; and Total Capital divided by risk-adjusted assets.

ROAA: Return on average assets. Net income divided by average total assets.

ROAE: Return on average equity. Net income divided by average total stockholders' equity.

S&Ls: Savings and loan financial institutions.

SEC: The Securities and Exchange Commission.

SFAS: Statement of Financial Accounting Standards. Accounting pronouncements issued by the Financial Accounting Standards Board.

Shock Analysis: An evaluation of the securities portfolios against small and large movements in interest rates, which are assumed to be instantaneous and parallel, and other spread factors that may affect the value of the portfolio.

Tangible Common Equity Ratio: Common stockholders' equity minus intangible assets, divided by the sum of total assets minus intangible assets.

Tier 1 Capital: Stockholders' equity plus certain capital securities and minority equity in subsidiaries, minus goodwill and deposit-based intangibles.

Tier 2 Capital: Reserves for loan losses up to 1.25% of risk-adjusted assets plus qualifying subordinated debt.

Total Capital: The sum of Tier 1 plus Tier 2 Capital.

TABLE 1: FINANCIAL HIGHLIGHTS - FIVE YEAR SUMMARY (in thousands, except per share data & ratios)
                                                                                                                            5-Year
                                                                                                                          Compound
                                                                                                                    97/96   Growth
                                                        1997         1996         1995         1994         1993    % Chg     Rate
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Common & Preferred Stock Data:
Earnings per common share: basic                        1.18         1.03         0.71         0.83         0.70     14.6     12.7
Earnings per common share: diluted                      1.14         1.00         0.69         0.81         0.68     14.0     12.6
Tangible EPCS: diluted                                  1.23         1.09         0.77         0.88         0.70     12.8     13.6
Dividends paid per common share                         0.44         0.38         0.33         0.31         0.26     15.7     17.0
Book value per common share [EOP]                       7.59         6.72         6.13         5.36         5.16     12.9      9.8
Tangible book value per common share [EOP]              6.05         5.68         5.26         4.38         5.08      6.5      5.4
Market price (bid) [EOP]                              27.917       15.167       11.259        6.741        7.630     84.1     28.2
  High bid for the period                             27.917       15.167       11.259        9.481        8.963     84.1     27.9
  Low bid for the period                              14.222       10.167        6.519        6.370        7.111     39.9     21.4
Market capitalization (mktprice x #shrs) [EOP]     5,148,509    2,748,928    1,988,655    1,178,172    1,303,616     87.3     31.7
Market price / book value per com share [EOP] %       367.81       225.70       183.67       125.76       147.87
Dividend payout ratio (DPCS / EPCS: basic) %           37.46        37.09        46.76        37.11        37.29
Dividend yield (DPCS / mktprice) [EOP] %                1.58         2.52         2.95         4.57         3.42
Price / earnings ratio (mktprice / EPCS: basic)         23.7x        14.7x        15.9x         8.1x        10.9
Common shares: basic [EOP]                           184,422      181,244      176,628      174,777      170,854      1.8      2.7
Common shares: basic [Avg]                           182,240      179,767      176,082      172,597      165,075      1.4      2.7
Common shares: diluted [Avg]                         188,739      185,000      180,025      176,448      169,441      2.0      2.8
Common shareholders of record(not rounded)[EOP]       10,786       10,843       10,222        9,921        9,748     (0.5)     3.7
Preferred shares [EOP]                                    10           10           11           12           13       --     (7.8)
Prefer shareholders of record(not rounded)[EOP]          497          541          588          634          671     (8.1)    (7.7)
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Income Statement:
Interest income                                    1,213,378    1,039,391      974,015      801,659      668,086     16.7     12.2
Interest expense                                     587,439      485,328      469,812      322,035      246,816     21.0     15.3
Net interest income                                  625,939      554,063      504,203      479,624      421,270     13.0      9.7
Fully taxable equivalent (FTE) adjustment             10,492        7,822        8,382        7,937        7,633     34.1      1.7
Net interest income, FTE                             636,431      561,885      512,585      487,561      428,903     13.3      9.5
Provision for loan losses                             63,386       41,300       22,682        1,545       13,004     53.5     15.5
Noninterest income                                   357,157      306,444      270,638      202,043      171,821     16.5     19.1
Noninterest expenses                                 588,904      531,219      555,192      455,322      405,806     10.9     10.6
Provision for income taxes                           115,532      103,516       72,336       81,098       59,021     11.6     17.2
Net income                                           215,274      184,472      124,631      143,702      115,260     16.7     15.8
Preferred stock dividend requirement                      30           33           35           39           43     (9.1)    (9.0)
Common stock dividend                                 77,955       66,775       57,375       52,474       39,980     16.7     23.6
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Balance Sheet - End of Period:
Trading account securities                           255,320      447,486      638,393      553,826      607,854    (42.9)    (8.1)
Available for sale (AFS) securities                4,351,525    3,324,797    2,733,631    2,352,910    1,859,028     30.9     18.9
  Memo: fair value adjustment for AFS securities      37,678        1,687       22,932      (88,509)          --   2133.4       NM
Loans, net of unearned income                     11,230,766    9,697,351    8,616,763    8,442,282    6,744,786     15.8     14.0
Reserve for loan losses                             (157,525)    (142,693)    (135,011)    (138,107)    (138,051)    10.4      3.8
Total interest-earning assets                     16,044,477   13,752,286   12,175,603   11,410,389    9,630,639     16.7     13.9
Intangible assets                                    285,156      187,427      153,429      171,234       13,571     52.1     76.6
Total assets                                      18,151,783   15,456,649   13,529,699   12,602,149   10,553,834     17.4     14.5
Noninterest-bearing deposits                       2,431,006    2,423,596    2,015,487    1,834,861    1,767,175      0.3     10.2
Interest-bearing deposits                          8,986,628    7,679,411    7,187,357    6,607,174    6,029,696     17.0      9.7
Total deposits                                    11,417,634   10,103,007    9,202,844    8,442,035    7,796,871     13.0      9.8
Short-term borrowed funds                          3,605,199    2,833,368    2,207,989    2,360,149    1,486,905     27.2     29.3
Long-term debt                                     1,304,463      944,055      720,521      685,426      224,836     38.2     59.3
Total interest-bearing liabilities                13,896,290   11,456,834   10,115,867    9,652,749    7,741,437     21.3     15.4
Preferred stockholders' equity                           501          540          571          629          703     (7.2)    (8.5)
Common stockholders' equity                        1,400,345    1,217,300    1,082,424      936,739      881,555     15.0     12.8
Parent company investment in subsidiaries          1,555,112    1,283,229    1,124,052      980,632      787,712     21.2     17.8
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Problem Assets & Potential Problem Assets - End of Period:
Total nonaccruing loans                               36,876       35,750       24,660       26,103       42,690      3.1    (14.8)
Other real estate                                      7,981       10,672       12,206        9,606       26,330    (25.2)   (27.2)
Total nonperforming assets                            44,857       46,422       36,866       35,709       69,020     (3.4)   (18.0)
Accruing loans past due 90 days or more               20,841       20,393       13,622       12,323        7,535      2.2     11.2
Total problem assets                                  65,698       66,815       50,488       48,032       76,555     (1.7)   (13.2)
Potential problem assets                               7,423        8,271       12,319       12,018       19,179    (10.3)   (20.2)
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Reconciliation of the Reserve for Loan Losses:
Reserve for loan losses, beginning                   142,693      135,011      138,107      138,051      130,649      5.7      1.9
Total loans charged off                              (86,195)     (64,209)     (53,865)     (39,117)     (41,483)    34.2     10.2
Total recoveries of loans charged off                 33,182       27,098       28,087       30,929       28,699     22.5     10.9
Net loans charged off                                (53,013)     (37,111)     (25,778)      (8,188)     (12,784)    42.8      9.7
Provision for loan losses                             63,386       41,300       22,682        1,545       13,004     53.5     15.5
Acquisitions & reclassifications                       4,459        3,493           --        6,699        7,182     27.7      4.9
Reserve for loan losses, ending                      157,525      142,693      135,011      138,107      138,051     10.4      3.8
=============================================== ============ ============ ============ ============ ============ ======== ========

Notes:
EOP: End Of Period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale. NM: Not Meaningful.

TABLE 1: FINANCIAL HIGHLIGHTS - FIVE YEAR SUMMARY (in thousands, except per share data & ratios) (continued)
                                                                                                                            5-Year
                                                                                                                          Compound
                                                                                                                    97/96   Growth
                                                        1997         1996         1995         1994         1993    % Chg     Rate
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Balance Sheet - Average:
Trading account securities                           217,337      197,308      487,992      629,308      424,091     10.2    (12.8)
Available for sale (AFS) securities                3,703,409    3,006,242    2,437,812    2,357,380    1,874,966     23.2     15.5
  Memo: fair value adjustment for AFS securities       7,061       (3,086)     (21,335)     (30,246)          --   (328.8)      NM
Loans, net of unearned income                     10,428,044    9,075,277    8,477,057    7,455,006    6,117,790     14.9     13.0
Reserve for loan losses                             (148,055)    (139,486)    (136,181)    (138,230)    (131,574)     6.1      2.1
Deferred taxes on leases                            (187,588)    (170,588)    (160,244)    (145,264)    (132,749)    10.0      8.6
Total interest-earning assets, excluding fair value
  adjustment AFS sec's & deferred tax on leases   14,234,308   12,240,614   11,440,040   10,402,070    8,613,448     16.3     12.3
Intangible assets                                    229,895      168,696      154,684      121,019       15,447     36.3     69.7
Total assets                                      15,983,748   13,715,134   12,700,669   11,525,222    9,560,634     16.5     12.6
Noninterest-bearing deposits                       2,203,031    1,970,492    1,760,233    1,701,434    1,494,277     11.8     11.5
Interest-bearing deposits                          8,103,960    7,499,417    7,028,556    6,319,955    5,755,348      8.1      7.7
Total deposits                                    10,306,991    9,469,909    8,788,789    8,021,389    7,249,625      8.8      8.5
Short-term borrowed funds                          2,969,746    2,057,407    1,906,634    2,018,495    1,121,641     44.3     24.7
Long-term debt                                     1,040,147      746,885      728,788      368,096      204,129     39.3     58.6
Total interest-bearing liabilities                12,113,853   10,303,709    9,663,978    8,706,546    7,081,118     17.6     12.7
Preferred stockholders' equity                           524          554          599          675          728     (5.4)    (8.6)
Common stockholders' equity                        1,296,192    1,135,736    1,036,124      915,208      830,984     14.1     12.2
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------- --------
Other Data - End of Period (not rounded):
Full-time equivalent employees                         7,996        7,391        7,904        7,863        6,560      8.2      5.4
Domestic bank offices:
  FS Bank (Utah) (A)                                     129          124          127          119          113      4.0      3.6
  FS Bank (Idaho) (A)                                     88           87           91           91           86      1.1      0.9
  FS Bank (Oregon) (A)                                    13           13           13           13           13       --      3.4
  FS Bank (Wyoming) (A)                                    8            7            6            6            2     14.3     51.6
  FSB New Mexico                                          31           28           27           27           26     10.7      3.6
  FSB Nevada                                              14            7            8            5            5    100.0       NM
  FSB California                                          17           18           14           13           12     (5.6)     7.2
Total domestic bank offices                              300          284          286          274          257      5.6      4.4
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------
Selected Ratios (%):
Return on average assets (ROAA)                         1.35         1.35         0.98         1.25         1.21
Tangible ROAA                                           1.48         1.48         1.11         1.37         1.24
Return on average stockholders' equity (ROAE)          16.60        16.23        12.02        15.69        13.86
Tangible ROAE                                          21.81        20.76        15.77        19.61        14.56
Net interest margin, FTE                                4.47         4.59         4.48         4.69         4.98
Net interest spread, FTE                                3.75         3.85         3.73         4.08         4.35
Operating expense ratio                                59.27        61.18        70.89        66.03        67.55
Productivity ratio                                      3.68         3.87         4.37         3.95         4.24
Loans / deposits [EOP]                                 98.36        95.98        93.63       100.00        86.51
Loans / assets [EOP]                                   61.87        62.74        63.69        66.99        63.91
Reserve for loan losses [EOP] /:
  Total loans                                           1.40         1.47         1.57         1.64         2.05
  Nonaccruing loans                                   427.17       399.14       547.49       529.08       323.38
  Nonaccruing + accruing loans past due 90 days       272.93       254.16       352.67       359.41       274.87
Nonaccruing loans / total loans                         0.33         0.37         0.29         0.31         0.63
Nonaccruing + accr lns past due / total loans           0.51         0.58         0.44         0.46         0.74
Nonperforming assets [EOP] /:
  Total loans + other real estate                       0.40         0.48         0.43         0.42         1.02
  Total assets                                          0.25         0.30         0.27         0.28         0.65
  Total equity                                          3.20         3.81         3.40         3.81         7.82
  Total equity + reserve for loan losses                2.88         3.41         3.03         3.32         6.76
Problem assets [EOP] /:
  Total loans + other real estate                       0.58         0.69         0.59         0.57         1.13
  Total assets                                          0.36         0.43         0.37         0.38         0.73
  Total equity                                          4.69         5.49         4.66         5.12         8.68
  Total equity + reserve for loan losses                4.22         4.91         4.15         4.47         7.50
Net loans charged off / average loans                   0.51         0.41         0.30         0.11         0.21
- ----------------------------------------------- -----------  -----------  -----------  -----------  -----------
Capital Ratios & Risk-Based Capital Ratios (%):
Stockholders' equity / assets [EOP]                     7.72         7.88         8.00         7.44         8.36
Stockholders' equity / assets [Avg]                     8.11         8.28         8.16         7.95         8.70
Tangible common equity / tangible assets [EOP]          6.24         6.74         6.95         6.16         8.23
Leverage ratio                                          7.53         8.15         7.22         6.98         8.25
Tier 1 risk-based capital ratio                        10.62        11.34        10.44        10.02        12.05
Total (Tier 1 + 2) risk-based capital ratio            13.42        14.41        13.85        12.13        14.34
=============================================== ===========  ===========  ===========  ===========  ===========

Notes:
EOP: End Of Period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale. NM: Not Meaningful.
(A) FSCO created FS Bank from these mergers: FSB Utah and FSB Idaho (June 1996); FSB Oregon (May 1997); FSB Wyoming (November 1997).

MANAGEMENT'S DISCUSSION AND ANALYSIS


1997 HIGHLIGHTS

Highlights of First Security Corporation's performance in 1997, and comparisons to 1996, included:

RESULTS OF OPERATIONS - FULL YEAR 1997
* Record net income of $215.3 million, up $30.8 million or 16.7%.
* Record earnings per common share diluted of $1.14, up $0.14 or 14.0%.
* Total revenues were $983.1 million, up $122.6 million or 14.2%.
* Consolidated operating expense ratio was 59.27%, improved from 61.18%.

RESULTS OF OPERATIONS - FOURTH QUARTER OF 1997
* Record net income of $58.0 million, up $4.8 million or 8.9%.
* Record earnings per common share diluted of $0.30, up $0.01 or 3.4%.

FINANCIAL CONDITION AT DECEMBER 31, 1997
* Record total assets of $18.2 billion, up $2.7 billion or 17.4%.
* Record interest-earning assets of $16.0 billion, up $2.3 billion or 16.7%.
* Record loans of $11.2 billion, up $1.5 billion or 15.8%.
* Record stockholders' equity of $1.4 billion, up $0.2 billion or 15.0%.
* Asset quality: total problem assets to total loans and ORE at 0.58%, down from 0.69%.
* Ratio of reserve to nonaccruing loans at 427.17%, up from 399.14%.
* All equity and risk-based capital ratios continued to exceed regulatory requirements for "well capitalized" status for FSCO and subsidiary banks.

OTHER 1997 HIGHLIGHTS
* FSCO declared a 3-for-2 common stock split in the form of a 50% stock dividend, paid in May 1997.
* First Security Bank of Oregon and First Security Bank of Wyoming were merged into First Security Bank, N.A.
* CrossLand Mortgage purchased the wholesale loan production branch operations of Harbourton Mortgage Co., L.P.
* American Bancorp of Nevada was acquired and merged into FSCO.

YEAR-TO-DATE 1998 HIGHLIGHTS
* FSCO declared another 3-for-2 common stock split in the form of a 50% stock dividend, paid in February 1998.
* Rio Grande Bancshares, Inc. and its two subsidiary banks were acquired and merged into FSCO.
* California State Bank (CSB) was acquired in a pooling-of-interests merger.
* FSCO rescinded a stock buyback program begun in 1997.


OPERATING SUBSIDIARIES

First Security Corporation is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, FSCO is the nation's oldest multistate bank holding company. At December 31, 1997, FSCO's banks operated 300 full service domestic bank offices in Utah, Idaho, New Mexico, Oregon, Nevada, Wyoming, and California. Nonbank subsidiaries are engaged in residential mortgage loan origination and servicing, full-service leasing, bankcard transaction processing, insurance services, investment management, full-service securities brokerage, information technology, small business investment, and asset management.

FSCO's subsidiaries and their principal activities as of December 31, 1997, are discussed below (see: "Table 2: Consolidating Statements").

* First Security Bank, N.A. (FS Bank) is a national bank with branches in Utah, Idaho, Oregon, and Wyoming. During 1997, First Security Bank of Oregon and First Security Bank of Wyoming were merged into FS Bank (see: "Corporate Structure"). FS Bank has two wholly owned operating subsidiaries:

  ** CrossLand Mortgage Corp (CrossLand Mortgage) originates and services residential term loans, and services mortgage loans for all FSCO subsidiaries. All CrossLand Mortgage loan originations are sold into the secondary market. At December 31, 1997, CrossLand Mortgage operated 81 offices in 26 states, and was ranked among the top mortgage banking companies in the nation in terms of loan originations and servicing.

  ** First Security Hong Kong Agreement Corporation provides letters of credit and other international banking services.

* First Security Bank of New Mexico, N.A. (FSB New Mexico) is a national bank.

* First Security Bank of Nevada (FSB Nevada) is a Nevada state-chartered bank.

* California State Bank (CSB) is a California state-chartered bank.

* First Security Leasing Company (FS Leasing) is a full-service leasing company that originates and manages leases for both its own portfolio and the lease portfolios of FSCO's subsidiary banks.

* First Security Processing Services, Inc. (FS Processing Services) processes bankcard and ATM transactions for other financial institutions.

* First Security Insurance, Inc. (FS Insurance) is a full-service insurance agency that offers a wide range of insurance products to customers in FSCO's market areas.

* First Security Life Insurance Company of Arizona (FS Life Insurance) reinsures the credit life and disability insurance of borrowers from other FSCO subsidiaries.

* First Security Investment Services, Inc. (FS Investment Services) has two operating subsidiaries:

  ** First Security Investor Services provides a full spectrum of securities products and brokerage services to the public, including full service securities brokerage, investment advice, and discount brokerage services, and makes available FSCO's "Achievement Funds", a family of proprietary mutual funds.

  ** First Security Investment Management, Inc. provides investment management and investment advisory services to FSCO's trust business and to other clients, and is an advisor to mutual funds, including certain of FSCO's "Achievement Funds".

* First Security Business Investment Corporation (FS Business Investment) makes both equity and debt investments in small businesses and provides alternative financing sources for small companies whose financing needs are typically not being met by conventional lending sources.

* First Security Service Company (FS Service) provides operational services to FSCO's subsidiaries. These services include loan servicing, item processing, accounting, tax, security, consumer compliance, human resources, planning, sales training, marketing, communications, purchasing, and risk management.

* First Security Information Technology, Inc. (FS Information Technology) provides specialized services including all forms of data processing and telecommunications to FSCO's subsidiaries.

* First Security Capital I (FS Capital I) is FSCO's special purpose business trust supplying Tier 1 capital to FSCO's balance sheet for regulatory purposes.

* First Security Capital Markets, Inc. (FS Capital Markets) is a "Section 20" full service securities broker dealer which provides business, municipal, and individual customers a wide array of capital raising products as well as other investment banking and securities related services.

* First Security Specialized Services Inc. (FS Specialized Services) provides specialized finance consulting services for businesses.

Subsequent to year-end 1997, FSCO acquired Rio Grande Bancshares, Inc. (RGB) and its subsidiaries, First National Bank of Dona Ana County and First National Bank of Chaves County which were later merged to form First Security Bank of Southern New Mexico (see: "Mergers and Acquisitions").

TABLE 2: CONSOLIDATING STATEMENTS (in thousands, except ratios) (A)
For the Year Ended December 31, 1997
                                                            Reserve      Non-                                      Return  Return
                                     Total        Total    for Loan  Perform.        Total        Total       Net  on Avg. on Avg.
                                    Assets   Loans, Net      Losses    Assets     Deposits       Equity    Income  Assets  Equity
- ----------------------------- ------------ ------------ ----------- --------- ------------ ------------ --------- ------- -------
Bank Subsidiaries:
FS Bank (B)                     14,458,248    9,527,861    (115,424)   33,785    8,767,642    1,120,357   192,606    1.52%  18.63%
FSB New Mexico                   1,971,600      714,231     (18,577)      996    1,197,528      128,290    18,496    1.02   15.64
FSB Nevada                       1,056,946      404,034     (10,148)      964      838,791      136,045     8,558    1.24   10.22
California State Bank              849,068      451,219      (8,400)    6,497      701,309       83,433     9,330    1.19   11.57
Consolidating adjustments          (88,559)          --          --        --      (79,024)          --       (12)    NM      NM
- ----------------------------- ------------ ------------  ---------- --------- ------------  ----------- --------- ------- -------
Total Bank Subsidiaries         18,247,303   11,097,345    (152,549)   42,242   11,426,246    1,468,125   228,978    1.44   17.43
- ----------------------------- ------------ ------------  ---------- --------- ------------  ----------- --------- ------- -------
Nonbank Subsidiaries:
FS Leasing                         148,946      130,044      (4,589)    2,615           --       35,518     1,946    1.13    5.67
FS Processing Services               4,689           --          --        --           --        1,110      (693) (16.89) (30.54)
FS Insurance                        14,861          900          --        --           --       10,705     1,395    9.77   14.12
FS Life Insurance                   17,084           --          --        --           --       13,570     1,428    9.22   11.51
FS Investment Services               4,939           20          --        --           --        3,826     1,154   29.58   37.84
FS Business Investment               2,895        1,597        (387)       --           --        2,869      (425) (14.28) (14.41)
FS Service                          36,449          866          --        --           --       12,141    (5,257) (15.49) (50.45)
FS Information Technology           12,551           --          --        --           --        1,892    (6,161) (49.60)    NM
FS Capital I                       155,236      154,640          --        --           --        4,640        --     NM      NM
FS Capital Markets                   1,000           --          --        --           --        1,000        --     NM      NM
FS Specialized Services                 10           --          --        --           --           10        --     NM      NM
Consolidating adjustments           (3,702)          --          --        --           --         (294)      (55)    NM      NM
- ----------------------------- ------------ ------------  ---------- --------- ------------  ----------- --------- ------- -------
Total Nonbank Subsidiaries         394,958      288,067      (4,976)    2,615           --       86,987    (6,668)  (2.30)  (8.23)
- ----------------------------- ------------ ------------  ---------- --------- ------------  ----------- --------- ------- -------
FSCO Parent Company only         2,054,785      477,226          --        --           --    1,400,846    73,599    2.78    5.69
Consolidating adjustments       (2,545,263)    (631,872)         --        --       (8,612)  (1,555,112)  (80,635)    NM      NM
- ----------------------------- ------------ ------------  ---------- --------- ------------  ----------- --------- ------- -------
FSCO Consolidated               18,151,783   11,230,766    (157,525)   44,857   11,417,634    1,400,846   215,274    1.35   16.60
============================= ============ ============  ========== ========= ============  =========== ========= ======= =======

Notes:
(A) FSCO owns 100% of the stock of all of its subsidiaries.
(B) FSCO created FS Bank from these mergers: FSB Utah and FSB Idaho (June 1996); FSB Oregon (May 1997); FSB Wyoming (November 1997).


LINE OF BUSINESS SEGMENTS

FSCO's organizational management structure now consists of six customer-focused "lines of business": Community Banking Services; Retail Lending Services; Business Banking Services; Finance and Capital Markets; Technology and Processing Services; and Corporate Services.

* Community Banking Services provides transaction deposit, personal investment, private banking, personal trust, insurance, electronic banking, and customer services.

* Retail Lending Services provides a full range of credit products to retail customers including consumer loans (direct and indirect vehicle, credit cards, student loans, and other), residential real estate loans (mortgage, home equity, and construction), and commercial loans under $100,000.

* Business Banking Services provides a full range of products to business customers including commercial loans over $100,000, commercial real estate loans (term and construction), leases, and banking, trust, and financial services for businesses.

* Finance and Capital Markets combines FSCO's Capital Markets, Treasury, Purchasing, Comptroller, and Corporate Communications functions.

* Technology and Processing Services combines FSCO's computer systems (development, integration, and maintenance), items processing functions, and customer service centers.

* Corporate Services combines FSCO's General Counsel, Corporate Compliance, Human Resources, Facilities Administration, and Internal Audit functions.


ANALYSIS OF STATEMENTS OF INCOME

EARNINGS SUMMARY

FSCO earned record net income totaling $215.3 million for 1997, up $30.8 million or 16.7% from $184.5 million earned in 1996, which in turn was up $59.8 million or 48.0% from $124.6 million earned in 1995 (see: "Table 1: Financial Highlights"; and "Factors That May Affect Future Results of Operations and Financial Condition"). This net income generated a 1.35% ROAA and a 16.60% ROAE for 1997, compared with a 1.35% ROAA and a 16.23% ROAE for 1996 and a 0.98% ROAA and a 12.02% ROAE for 1995. Earnings per common share diluted were a record $1.14 for the year, up $0.14 or 14.0% from $1.00 for 1996, which in turn was up $0.31 or 44.9% from $0.69 for 1995. For 1997, 1996, and 1995, respectively, the tangible ROAA was 1.48%, 1.48%, and 1.11%, the tangible ROAE was 21.81%, 20.76%, and 15.77%, while tangible earnings per common share diluted were $1.23, $1.09, and $0.77.

FSCO's net income was a record $58.0 million for the fourth quarter of 1997, up $4.8 million or 8.9% from $53.3 million in the fourth quarter of 1996. This net income generated a 1.33% ROAA and a 16.63% ROAE for the quarter, compared with a 1.45% ROAA and a 19.16% ROAE for the year-ago quarter. Earnings per common share diluted were a record $0.30 for the quarter, up $0.01 or 3.4% from $0.29 for the year-ago quarter. The tangible ROAA was 1.39%, the tangible ROAE was 21.31%, and tangible earnings per common share diluted were $0.31 for the fourth quarter of 1997, compared with a 1.56% tangible ROAA, a 24.33% tangible ROAE, and tangible earnings per common share diluted of $0.30 for the year-ago quarter.

NET INTEREST INCOME AND NET INTEREST MARGIN

The largest component of FSCO's income is net interest income. For purposes of this discussion, interest income earned on tax-exempt or tax-favored loans, leases, and securities is adjusted to an FTE basis to facilitate comparison with interest earned that is subject to statutory taxation.

Changes in net interest income generally occur due to fluctuations in the volumes (balances and/or mixes) of interest-earning assets and interest-bearing liabilities, and changes in their corresponding interest rates (yields or costs). Changes in nonperforming assets, together with interest lost and recovered on those assets, also impact comparisons of net interest income.

FSCO's net interest income FTE totaled a record $636.4 million for 1997, up $74.5 million or 13.3% from 1996 (see: "Table 3: Average Balance Sheets, Net Interest Income, Yields and Rates"; "Table 4: Analysis of Interest Changes Due to Volumes and Rates"; and "Table 1: Financial Highlights"). This increase was due to increases of 14.9% in average loans, inclusive of the impact of various asset securitizations / sales totaling $925 million (see: "Interest-Earning Assets and Asset Quality - Loans"), and 23.2% in average AFS securities, partially offset by a 17.6% increase in average interest-bearing liabilities.

By comparison, FSCO's net interest income FTE totaled $561.9 million for 1996, up $49.3 million or 9.6% from 1995. That increase was due to volume growth of 7.1% in average loans and 23.3% in average AFS securities, and lower average rates on savings / money market accounts and overnight borrowed funds, partially offset by volume growth of 6.6% in average interest-bearing liabilities.

FSCO's net interest margin was 4.47% for 1997, down only 12 basis points from 1996, which in turn was up only 11 basis points from 1995. The decrease in 1997 was due primarily to the combined impact of increased short term borrowed funds and $300 million of long-term debt issued in the fourth quarter of 1996 to take advantage of relatively low long-term interest rates. During 1997, a one basis point (0.01%) change in FSCO's net interest margin FTE equaled approximately $1.4 million of net interest income FTE.

Over the past 11 years, growth in FSCO's net interest income FTE has largely been due to sustained growth in average interest-earning assets. The net interest margin FTE has also reflected increased competition, balance sheet restructuring, and the impact of changes in the yield curve.


TABLE 3: AVERAGE BALANCE SHEETS, NET INTEREST INCOME, YIELDS AND RATES (in thousands) (A)

For the years ended December 31,                     1997       1997   1997         1996       1996   1996
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
                                                           Fully Tax  Avg %               Fully Tax  Avg %
                                                  Average Equivalent Yield/      Average Equivalent Yield/
                                                  Balance   Interest   Rate      Balance   Interest   Rate
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Assets:
Interest-Earning Assets:
Federal funds sold & securities purchased          78,620      4,249   5.40      109,810      5,734   5.22
Interest-bearing deposits in other banks            1,547         69   4.46       19,479      1,080   5.54
Trading account securities                        217,337     12,724   5.85      197,308     10,094   5.12
Available for sale (AFS) securities (B)         3,696,348    248,631   6.73    3,009,328    197,173   6.55
Loans, net of unearned income &
  deferred taxes on leases (C)                 10,240,456    958,197   9.36    8,904,689    833,132   9.36
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Interest-Earning Assets, Excluding
  Fair Value Adjustments for AFS Securities
  & Deferred Taxes On Leases (B)               14,234,308  1,223,870   8.60   12,240,614  1,047,213   8.56
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Cash & due from banks                             775,908                        655,931
Premises & equipment, net                         272,314                        222,209
Other real estate                                   7,787                          4,702
Reserve for loan losses                          (148,055)                      (139,486)
Other assets                                      646,837                        563,662
Deferred taxes on leases, deducted above          187,588                        170,588
Fair value adjustment for AFS securities            7,061                         (3,086)
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
TOTAL ASSETS                                   15,983,748                     13,715,134
============================================= =========== ================= ============ ========== ======
Liabilities:
Interest-Bearing Liabilities:
Interest-Bearing Deposits:
Interest-bearing demand accounts                  475,950      9,849   2.07      895,506     25,525   2.85
Savings & money market accounts                 3,570,722      8,265   0.23    2,983,353     93,639   3.14
Time deposits of $100,000 or more                 975,454     56,223   5.76      812,673     45,221   5.56
Other time deposits                             3,081,834    278,319   9.03    2,807,885    162,404   5.78
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Interest-Bearing Deposits                 8,103,960    352,656   4.35    7,499,417    326,789   4.36
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Federal funds purchased & securities sold       2,649,889    141,207   5.33    1,801,694     90,840   5.04
Other short-term borrowings                       319,857     21,889   6.84      255,713     17,558   6.87
Long-term debt                                  1,040,147     71,687   6.89      746,885     50,141   6.71
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Interest-Bearing Liabilities             12,113,853    587,439   4.85   10,303,709    485,328   4.71
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Noninterest-bearing deposits                    2,203,031                      1,970,492
Other liabilities                                 370,148                        304,643
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Liabilities                              14,687,032                     12,578,844
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Stockholders' Equity:
Preferred stockholders' equity                        524                            554
Common stockholders' equity                     1,296,192                      1,135,736
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Stockholders' Equity                      1,296,716                      1,136,290
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       15,983,748                     13,715,134
============================================= =========== ================= ============ ========== ======
Interest income / earning assets                                       8.60                           8.56
Interest expense / earning assets                                      4.13                           3.97
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Net interest income / earning assets                         636,431   4.47                 561,885   4.59
Less FTE adjustment                                           10,492                          7,822
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
NET INTEREST INCOME, PER STATEMENTS OF INCOME                625,939                        554,063
============================================= =========== ================= ============ ========== ======
Loan fees included in interest income                         39,864                         29,799
============================================= =========== ================= ============ ========== ======

Notes:
(A) Interest is presented on a fully taxable equivalent (FTE) basis, calculated on federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 39% for 1997-1993, and 38% for 1992.
(B) Yields on available for sale (AFS) securities exclude average fair value adjustments.  Yields for 1995 and 1994 have been restated to reflect this change.  During 1995 and 1994, $225,715 and $270,079, respectively, were classified as held to maturity
    (HTM) securities.  Prior to 1994, all securities other than trading account securities were classified as HTM securities.
    At the end of 1995, FSCO elected to classify all securities as AFS securities.
(C) Loans include nonaccruing loans.


TABLE 3: AVERAGE BALANCE SHEETS, NET INTEREST INCOME, YIELDS AND RATES (in thousands) (A)

For the years ended December 31,                     1995       1995   1995         1994       1994   1994
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
                                                           Fully Tax  Avg %               Fully Tax  Avg %
                                                  Average Equivalent Yield/      Average Equivalent Yield/
                                                  Balance   Interest   Rate      Balance   Interest   Rate
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Assets:
Interest-Earning Assets:
Federal funds sold & securities purchased         161,103      9,381   5.82       70,828      2,914   4.11
Interest-bearing deposits in other banks           14,985        883   5.89        4,566        180   3.94
Trading account securities                        487,992     29,130   5.97      629,308     33,983   5.40
Available for sale (AFS) securities (B)         2,459,147    153,616   6.25    2,387,626    131,967   5.53
Loans, net of unearned income &
  deferred taxes on leases (C)                  8,316,813    789,387   9.49    7,309,742    640,552   8.76
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Interest-Earning Assets, Excluding
  Fair Value Adjustments for AFS Securities
  & Deferred Taxes On Leases (B)               11,440,040    982,397   8.59   10,402,070    809,596   7.78
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Cash & due from banks                             604,295                        604,479
Premises & equipment, net                         201,749                        165,545
Other real estate                                   3,923                          8,856
Reserve for loan losses                          (136,181)                      (138,230)
Other assets                                      447,934                        367,484
Deferred taxes on leases, deducted above          160,244                        145,264
Fair value adjustment for AFS securities          (21,335)                       (30,246)
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
TOTAL ASSETS                                   12,700,669                     11,525,222
============================================= =========== ================= ============ ========== ======
Liabilities:
Interest-Bearing Liabilities:
Interest-Bearing Deposits:
Interest-bearing demand accounts                1,121,519     21,430   1.91    1,134,187     19,337   1.70
Savings & money market accounts                 2,493,210     92,159   3.70    2,659,920     80,609   3.03
Time deposits of $100,000 or more                 763,895     44,997   5.89      480,613     20,863   4.34
Other time deposits                             2,649,932    150,845   5.69    2,045,235     91,109   4.45
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Interest-Bearing Deposits                 7,028,556    309,431   4.40    6,319,955    211,918   3.35
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Federal funds purchased & securities sold       1,699,989     95,267   5.60    1,945,621     82,162   4.22
Other short-term borrowings                       206,645     13,663   6.61       72,874      4,071   5.59
Long-term debt                                    728,788     51,451   7.06      368,096     23,884   6.49
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Interest-Bearing Liabilities              9,663,978    469,812   4.86    8,706,546    322,035   3.70
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Noninterest-bearing deposits                    1,760,233                      1,701,434
Other liabilities                                 239,735                        201,359
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Liabilities                              11,663,946                     10,609,339
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Stockholders' Equity:
Preferred stockholders' equity                        599                            675
Common stockholders' equity                     1,036,124                        915,208
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Total Stockholders' Equity                      1,036,723                        915,883
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       12,700,669                     11,525,222
============================================= =========== ================= ============ ========== ======
Interest income / earning assets                                       8.59                           7.78
Interest expense / earning assets                                      4.11                           3.09
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
Net interest income / earning assets                         512,585   4.48                 487,561   4.69
Less FTE adjustment                                            8,382                          7,937
- --------------------------------------------- ----------- ---------- ------ ------------ ---------- ------
NET INTEREST INCOME, PER STATEMENTS OF INCOME                504,203                        479,624
============================================= =========== ================= ============ ========== ======
Loan fees included in interest income                         26,540                         20,258
============================================= =========== ================= ============ ========== ======

Notes:
(A) Interest is presented on a fully taxable equivalent (FTE) basis, calculated on federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 39% for 1997-1993, and 38% for 1992.
(B) Yields on available for sale (AFS) securities exclude average fair value adjustments.  Yields for 1995 and 1994 have been restated to reflect this change.  During 1995 and 1994, $225,715 and $270,079, respectively, were classified as held to maturity
    (HTM) securities.  Prior to 1994, all securities other than trading account securities were classified as HTM securities.
    At the end of 1995, FSCO elected to classify all securities as AFS securities.
(C) Loans include nonaccruing loans.


TABLE 3: AVERAGE BALANCE SHEETS, NET INTEREST INCOME, YIELDS AND RATES (in thousands) (A)

For the years ended December 31,                     1993       1993   1993
- --------------------------------------------- ----------- ---------- ------
                                                           Fully Tax  Avg %
                                                  Average Equivalent Yield/
                                                  Balance   Interest   Rate
- --------------------------------------------- ----------- ---------- ------
Assets:
Interest-Earning Assets:
Federal funds sold & securities purchased         312,049      9,470   3.03
Interest-bearing deposits in other banks           17,301        529   3.06
Trading account securities                        424,091     20,841   4.91
Available for sale (AFS) securities (B)         1,874,966    111,137   5.93
Loans, net of unearned income &
  deferred taxes on leases (C)                  5,985,041    533,742   8.92
- --------------------------------------------- ----------- ---------- ------
Total Interest-Earning Assets, Excluding
  Fair Value Adjustments for AFS Securities
  & Deferred Taxes On Leases (B)                8,613,448    675,719   7.84
- --------------------------------------------- ----------- ---------- ------
Cash & due from banks                             568,716
Premises & equipment, net                         145,099
Other real estate                                  26,506
Reserve for loan losses                          (131,574)
Other assets                                      205,690
Deferred taxes on leases, deducted above          132,749
Fair value adjustment for AFS securities              -
- --------------------------------------------- ----------- ---------- ------
TOTAL ASSETS                                    9,560,634
============================================= =========== =================
Liabilities:
Interest-Bearing Liabilities:
Interest-Bearing Deposits:
Interest-bearing demand accounts                  995,218     18,710   1.88
Savings & money market accounts                 2,319,550     70,719   3.05
Time deposits of $100,000 or more                 413,218     16,454   3.98
Other time deposits                             2,027,362     93,118   4.59
- --------------------------------------------- ----------- ---------- ------
Total Interest-Bearing Deposits                 5,755,348    199,001   3.46
- --------------------------------------------- ----------- ---------- ------
Federal funds purchased & securities sold       1,065,886     31,652   2.97
Other short-term borrowings                        55,755      2,340   4.20
Long-term debt                                    204,129     13,823   6.77
- --------------------------------------------- ----------- ---------- ------
Total Interest-Bearing Liabilities              7,081,118    246,816   3.49
- --------------------------------------------- ----------- ---------- ------
Noninterest-bearing deposits                    1,494,277
Other liabilities                                 153,527
- --------------------------------------------- ----------- ---------- ------
Total Liabilities                               8,728,922
- --------------------------------------------- ----------- ---------- ------
Stockholders' Equity:
Preferred stockholders' equity                        728
Common stockholders' equity                       830,984
- --------------------------------------------- ----------- ---------- ------
Total Stockholders' Equity                        831,712
- --------------------------------------------- ----------- ---------- ------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        9,560,634
============================================= =========== =================
Interest income / earning assets                                       7.84
Interest expense / earning assets                                      2.86
- --------------------------------------------- ----------- ---------- ------
Net interest income / earning assets                         428,903   4.98
Less FTE adjustment                                            7,633
- --------------------------------------------- ----------- ---------- ------
NET INTEREST INCOME, PER STATEMENTS OF INCOME                421,270
============================================= =========== =================
Loan fees included in interest income                         14,619
============================================= =========== =================

Notes:
(A) Interest is presented on a fully taxable equivalent (FTE) basis, calculated on federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 39% for 1997-1993, and 38% for 1992.
(B) Yields on available for sale (AFS) securities exclude average fair value adjustments.  Yields for 1995 and 1994 have been restated to reflect this change.  During 1995 and 1994, $225,715 and $270,079, respectively, were classified as held to maturity
    (HTM) securities.  Prior to 1994, all securities other than trading account securities were classified as HTM securities.
    At the end of 1995, FSCO elected to classify all securities as AFS securities.
(C) Loans include nonaccruing loans.

TABLE 4: ANALYSIS OF INTEREST CHANGES DUE TO VOLUMES AND RATES (in thousands) (A)

                                                    1997 over 1996                1996 over 1995                1995 over 1994
- ----------------------------------------- ----------------------------- ----------------------------- -----------------------------
                                              Changes Due to:     Total     Changes Due to:     Total     Changes Due to:     Total
                                             Volume      Rate    Change    Volume      Rate    Change    Volume      Rate    Change
- ----------------------------------------- ----------------------------- ----------------------------- -----------------------------
Interest-Earning Assets:
Federal funds sold & securities purchased   ($1,629)     $144   ($1,485)  ($2,987)    ($660)  ($3,647)   $3,714    $2,753    $6,467
Interest-bearing deposits in other banks       (994)      (17)   (1,011)      265       (68)      197       411       292       703
Trading account securities                    1,025     1,605     2,630   (17,352)   (1,684)  (19,036)   (7,631)    2,778    (4,853)
Available for sale (AFS) securities          45,014     6,444    51,458    34,368     9,189    43,557     3,953    17,696    21,649
Loans, net of unearned income &
  deferred taxes on leases (B)              124,976        89   125,065    55,798   (12,053)   43,745    88,250    60,585   148,835
- ----------------------------------------- ------------------------------------------------------------------------------------------
Total Interest-Earning Assets, Excluding
  Fair Value Adjustments for AFS Securities
  & Deferred Taxes On Leases (B)            168,391     8,266   176,657    70,092    (5,276)   64,816    88,696    84,105   172,801
- ----------------------------------------- ------------------------------------------------------------------------------------------
Interest-Bearing Liabilities:
Interest-Bearing Deposits:
Interest-bearing demand accounts            (11,959)   (3,717)  (15,676)   (4,319)    8,414     4,095      (216)    2,309     2,093
Savings & money market accounts              18,436  (103,810)  (85,374)   18,118   (16,638)    1,480    (5,052)   16,602    11,550
Time deposits of $100,000 or more             9,058     1,944    11,002     2,873    (2,649)      224    12,297    11,837    24,134
Other time deposits                          15,845   100,070   115,915     8,991     2,568    11,559    26,937    32,799    59,736
- ----------------------------------------- ------------------------------------------------------------------------------------------
Total Interest-Bearing Deposits              31,380    (5,513)   25,867    25,664    (8,306)   17,358    33,966    63,547    97,513
- ----------------------------------------- ------------------------------------------------------------------------------------------
Federal funds purchased & securities sold    42,765     7,602    50,367     5,700   (10,127)   (4,427)  (10,373)   23,478    13,105
Other short-term borrowings                   4,404       (73)    4,331     3,244       651     3,895     7,473     2,119     9,592
Long-term debt                               19,688     1,858    21,546     1,278    (2,588)   (1,310)   23,404     4,163    27,567
- ----------------------------------------- ------------------------------------------------------------------------------------------
Total Interest-Bearing Liabilities           98,237     3,874   102,111    35,885   (20,369)   15,516    54,470    93,307   147,777
- ----------------------------------------- ------------------------------------------------------------------------------------------
CHANGE IN NET INTEREST INCOME               $70,154    $4,392   $74,546   $34,207   $15,093   $49,300   $34,226   ($9,202)  $25,024
========================================= ========= ========= ========= ========= ========= ========= ========= ========= =========

                                                    1994 over 1993                1993 over 1992
- ----------------------------------------- ----------------------------- -----------------------------
                                              Changes Due to:     Total     Changes Due to:     Total
                                             Volume      Rate    Change    Volume      Rate    Change
- ----------------------------------------- ----------------------------- -----------------------------
Interest-Earning Assets:
Federal funds sold & securities purchased   ($7,321)     $765   ($6,556)   $4,098   ($1,232)   $2,866
Interest-bearing deposits in other banks       (389)       40      (349)       33      (210)     (177)
Trading account securities                   10,085     3,057    13,142      (375)   (5,953)   (6,328)
Available for sale (AFS) securities          30,387    (9,557)   20,830     5,361   (21,717)  (16,356)
Loans, net of unearned income &
  deferred taxes on leases (B)              118,136   (11,326)  106,810    42,780   (39,224)    3,556
- ----------------------------------------- ------------------------------------------------------------
Total Interest-Earning Assets, Excluding
  Fair Value Adjustments for AFS Securities
  & Deferred Taxes On Leases (B)            150,898   (17,021)  133,877    51,897   (68,336)  (16,439)
- ----------------------------------------- ------------------------------------------------------------
Interest-Bearing Liabilities:
Interest-Bearing Deposits:
Interest-bearing demand accounts              2,613    (1,986)      627     2,483    (7,698)   (5,215)
Savings & money market accounts              10,377      (487)    9,890    14,521   (15,059)     (538)
Time deposits of $100,000 or more             2,684     1,725     4,409    (2,812)   (4,073)   (6,885)
Other time deposits                             821    (2,830)   (2,009)  (14,268)  (20,275)  (34,543)
- ----------------------------------------- ------------------------------------------------------------
Total Interest-Bearing Deposits              16,494    (3,577)   12,917       (75)  (47,106)  (47,181)
- ----------------------------------------- ------------------------------------------------------------
Federal funds purchased & securities sold    26,124    24,386    50,510     4,681    (4,828)     (147)
Other short-term borrowings                     718     1,013     1,731        69         9        78
Long-term debt                               11,103    (1,042)   10,061     8,090    (2,614)    5,476
- ----------------------------------------- ------------------------------------------------------------
Total Interest-Bearing Liabilities           54,440    20,779    75,219    12,765   (54,539)  (41,774)
- ----------------------------------------- ------------------------------------------------------------
CHANGE IN NET INTEREST INCOME               $96,458  ($37,800)  $58,658   $39,132  ($13,797)  $25,335
========================================= ========= ========= ========= ========= ========= =========

Notes:
(A) Changes not due entirely to changes in volume or rate have been allocated to rate.  Interest is presented on a fully taxable equivalent (FTE) basis, calculated on federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 39% for 1997-1993, and 38% for 1992.
(B) Loan fees included in interest income: 1997: $39,864; 1996: $29,799; 1995: $26,540; 1994: $20,258; 1993: $14,619; and 1992:
    $13,836.


PROVISION FOR LOAN LOSSES

FSCO's provision for loan losses totaled $63.4 million for 1997, up $22.1 million or 53.5% from $41.3 million in 1996, which in turn was up $18.6 million or 82.1% from $22.7 million for 1995 (see: "Interest-Earning Assets and Asset Quality - Provision for Loan Losses", and "Table 10: Reconciliation of the Reserve for Loan Losses").

NONINTEREST INCOME

FSCO's noninterest income totaled a record $357.2 million for 1997, up $50.7 million or 16.5% from 1996 (see: "Table 5: Noninterest Income"). In addition, noninterest income was a record $106.9 million for the fourth quarter of 1997, up $20.4 million or 23.6% from the year-ago quarter. These increases were the result of FSCO's continued emphasis on increasing and diversifying sources of noninterest income, improving the value pricing of all fee-based services, plus the growing impact of mortgage banking activities and ongoing asset securitizations / sales. FSCO's noninterest income for 1997 amounted to 36.33% of total revenues, up from 35.61% for 1996 and 34.93% for 1995.

By comparison, FSCO's noninterest income totaled $306.4 million for 1996, up $35.8 million or 13.2% from 1995. That increase was due primarily to FSCO's ongoing emphasis on increasing and diversifying sources of noninterest income, plus the positive impact of the mortgage banking activities of CrossLand Mortgage and FSCO's subsidiary banks. The gain on the sale of trading account securities decreased due to the lack of volatility in short-term markets which resulted in limited trading opportunities, while the gain on the sale of AFS securities increased due to a variety of strategies which included swapping short-term securities for those with longer maturities and greater returns.

TABLE 5: NONINTEREST INCOME (in thousands)
                                                                                                                             5-Year
                                                                                                                           Compound
                                                                                                                     97/96   Growth
For the Years Ended December 31,                             1997        1996        1995        1994        1993    % Chg     Rate
- ----------------------------------------------------- ----------- ----------- ----------- ----------- ----------- -------- --------
Noninterest Income:
Service charges on deposit accounts                       $90,835     $83,921     $70,301     $64,382     $58,393      8.2     11.1
Other service charges, collections, commissions, & fee     55,473      46,478      36,208      27,544      24,654     19.4     21.3
Asset securitization gains                                 17,515       2,765          --          --          --    533.5    NM
Bankcard servicing fees & third-party processing fees      34,295      30,469      25,974      31,129      33,083     12.6      4.6
Insurance commissions & fees                               16,975      15,016      13,655      12,631       9,953     13.0     14.3
Mortgage banking activities                               117,859      97,580      86,235      41,968      24,502     20.8     45.7
Mortgage banking activities MSR amortization              (16,146)    (11,896)     (9,316)     (9,073)       (823)   (35.7)   NM
Trust (fiduciary) commissions & fees                       26,195      23,104      20,894      20,706      18,980     13.4      7.6
Trading account securities gains (losses)                   1,446       2,383       6,390      (2,386)     (4,856)   (39.3)   NM
Available for sale securities gains (losses)                3,150       4,618        (952)     (1,187)      1,002    (31.8)    14.1
Other                                                       9,560      12,006      21,249      16,329       6,933    (20.4)     5.4
- ----------------------------------------------------- ----------- ----------- ----------- ----------- ----------- -------- --------
TOTAL NONINTEREST INCOME                                 $357,157    $306,444    $270,638    $202,043    $171,821     16.5     19.1
====================================================  =========== =========== =========== =========== =========== ======== ========

Notes:
NM: Not Meaningful

NONINTEREST EXPENSES

FSCO's noninterest expenses totaled $588.9 million for 1997, up $57.7 million or 10.9% from 1996 (see: "Table 6: Noninterest Expenses"). FSCO has strengthened its ability to control noninterest expenses, as increases were primarily due to additions of revenue-generating personnel and facilities, volume growth, acquisitions, and investments in technological advances and upgrades appropriate for a high performance financial services company. The components of FSCO's noninterest expenses for 1997, compared with 1996, are discussed below.

* FSCO's salaries and benefits expense totaled $304.9 million for 1997, up $27.2 million or 9.8% from 1996. This was primarily due to personnel increases in mortgage and consumer loan production, customer service, personal financial services, and acquisitions. As a result, full-time equivalent employees were increased to 7,996 at December 31, 1997, up 605 or 8.2% from year-end 1996.

* FSCO's nonpersonnel expenses totaled $284.0 million for 1997, up $30.5 million or 12.0% from 1996. This increase was due to many factors including: additions to production and services facilities with related increases in occupancy, rent, furniture, equipment, and telephone expenses; volume growth in bankcard interbank interchange and fees; volume growth in loans, deposits, and banking services with related increases in credit, appraisal, and legal expenses; marketing campaigns focused on deposit gathering; consulting expenses for FSCO's line of business restructuring and reporting systems; higher ORE losses; and $2.6 million expended in 1997 as part of FSCO's efforts to resolve its "Year 2000 Computer Issue" (see: "Technological Change And Year 2000 Computer Issue"). The above increases were partially offset by a reduction of stationery and supplies expense, and a decrease in the amortization of intangibles.

By comparison, FSCO's noninterest expenses totaled $531.2 million for 1996, reduced $24.0 million or 4.3% from 1995. Excluding the 1995 restructuring charge for Project VISION, FSCO's restructuring project, noninterest expenses for 1996 were up $20.0 million or 3.9% from $511.2 million in 1995. Salaries and benefits expense remained relatively unchanged as Project VISION reductions in employees were offset by additional personnel needed in loan production, centralized customer service, and personal financial services. Nonpersonnel expenses, excluding the 1995 restructuring charge, increased due to: volume growth in bankcard interbank interchange fees; higher depreciation expense on buildings, furniture, and equipment; the absence of ORE recoveries and other favorable events that had been generated in 1995; and advertising campaigns focused on deposit gathering. These increases were partially offset by decreased insurance expense as FSCO was not required to pay FDIC insurance during 1996, and by general noninterest expense reductions related to Project VISION.

The operating expense ratio is one measure of FSCO's effectiveness and ongoing efforts to control its noninterest expenses, expressed as a percent of total revenue. FSCO's operating expense ratio was reduced to 59.27% for 1997, an improvement of 191 basis points from 61.18% for 1996 and 1,162 basis points from 70.89% for 1995.

CrossLand Mortgage has a higher operating expense ratio than FSCO's bank subsidiaries, due to its labor intensive business of originating, selling, and servicing mortgage loans. Excluding the impact of CrossLand Mortgage, FSCO's "core" operating expense ratio was 58.05% for 1997, an improvement of 125 basis points from 59.30% for 1996 and 1,135 basis points from 69.40% for 1995.

The productivity ratio was 3.68% for 1997, an improvement from 3.87% for 1996, 4.37% for 1995, and 4.02% for 1995 excluding the restructuring charge.

FSCO remains committed to becoming a more efficient and lower cost provider of financial services within its marketplaces, while continuing to improve customer service and increase value for shareholders.

TABLE 6: NONINTEREST EXPENSES (in thousands)
                                                                                                                             5-Year
                                                                                                                           Compound
                                                                                                                     97/96   Growth
For the Years Ended December 31,                             1997        1996        1995        1994        1993    % Chg     Rate
- ----------------------------------------------------- ----------- ----------- ----------- ----------- ----------- -------- --------
Noninterest Expenses:
Salaries & employee benefits                             $304,903    $277,706    $274,048    $233,035    $184,564      9.8     12.4
Amortization of intangibles                                 7,537       9,249       9,140       7,084       3,500    (18.5)    22.8
Armored & messenger                                         6,065       5,865       5,499       5,093       4,667      3.4      8.7
Bankcard interbank interchange & fees                      34,130      29,396      18,148      16,965      14,725     16.1     24.9
Credit, appraisal, & repossession                          17,176      14,459      14,267      12,920       7,274     18.8     22.4
Fees                                                        9,942       8,832       8,638       8,597       6,775     12.6      8.6
Furniture & equipment                                      46,263      43,252      37,487      31,969      28,788      7.0     11.0
Insurance                                                   6,302       5,534      16,232      24,293      20,440     13.9    (20.4)
Marketing                                                  14,258      12,478      11,444      12,216      10,910     14.3     12.8
Occupancy, net                                             36,729      33,096      30,357      28,011      26,204     11.0     11.5
Other real estate expense & loss provision (recovery)       2,022         422      (2,296)     (6,211)      8,724    379.1    (28.9)
Postage                                                    11,367      11,100      11,272       9,708       7,428      2.4      9.4
Professional                                               15,082       9,020      12,931      12,008      14,479     67.2      6.5
Stationery & supplies                                      18,259      19,583      18,910      16,336      16,156     (6.8)     6.9
Telephone                                                  16,317      14,189      13,278      11,834       8,610     15.0     17.3
Travel                                                      9,797       8,261       8,178       7,884       6,305     18.6     13.8
Other                                                      32,755      28,777      23,659      23,580      36,257     13.8      6.5
Restructuring charge                                           --          --      44,000          --          --       --       NM
- ----------------------------------------------------- ----------- ----------- ----------- ----------- ----------- -------- --------
TOTAL NONINTEREST EXPENSES                               $588,904    $531,219    $555,192    $455,322    $405,806     10.9     10.6
====================================================  =========== =========== =========== =========== =========== ======== ========

Notes:
NM: Not Meaningful

PROVISION FOR INCOME TAXES

FSCO employs several strategies to permanently reduce or defer payment of income taxes. As a result, FSCO's tax provisions have historically been lower than statutory tax rates, and deferred tax liabilities have been an important source of funding. FSCO's tax strategies include investments in securities and loans yielding tax-exempt interest, investments in leveraged leases, investments in tax credit producing affordable housing and the recognition of investment tax credits on leases using the deferral method. In 1997, FSCO continued to employ these and other tax planning strategies.



ANALYSIS OF BALANCE SHEETS

SUMMARY

As of December 31, 1997, FSCO increased its total assets, interest-earning assets, and equity to record levels, and maintained good asset quality and liquidity (see: "Factors That May Affect Future Results of Operations And Financial Condition").

FSCO's assets totaled a record $18.2 billion at December 31, 1997, up $2.7 billion or 17.4% from year-end 1996. Interest-earning assets were a record $16.0 billion at year-end 1997, up $2.3 billion or 16.7% from year-end 1996, while loans were a record $11.2 billion, up $1.5 billion or 15.8% (see:
"Interest-Earning Assets and Asset Quality").

FSCO's liabilities totaled $16.8 billion at December 31, 1997, up $2.5 billion or 17.6% from year-end 1996. Total interest-bearing liabilities were $13.9 billion at year-end 1997, up $2.4 billion or 21.3% from year-end 1996 (see:
"Asset / Liability Management").

FSCO's stockholders' equity was increased to a record $1.4 billion at December 31, 1997, up $0.2 billion or 15.0% from year-end 1996 (see: "Stockholders' Equity and Capital Adequacy").

INTEREST-EARNING ASSETS:
TRADING ACCOUNT SECURITIES AND OTHER MONEY MARKET INVESTMENTS

FSCO's investment policies for trading account securities are designed to monitor daily interest rate fluctuations and market value volatility. Trading positions and strategies are continually monitored as to the changing interest rate environment, are kept flexible to meet changing economic conditions, and are carefully reviewed by management daily.

FSCO's trading account securities portfolio was $255.3 million at December 31, 1997, down $192.2 million or 42.9% from year-end 1996. Fluctuations in trading opportunities have generally decreased over the past year due to stability in interest rates.

In 1998, FSCO's priorities for trading account securities continue to be identification of both market volatility and inefficiencies wherein cash or futures transactions can generate profits within acceptable risk parameters.

Fluctuations in Federal funds sold and interest-bearing deposits held in other banks occur in response to changing yield opportunities and liquidity.

INTEREST-EARNING ASSETS:
AVAILABLE FOR SALE SECURITIES

Since December 1995, FSCO has managed its entire investment securities portfolio under the "available for sale" (AFS) classification. FSCO's AFS securities policies are designed to achieve desired liquidity, interest rate sensitivity, earnings, and collateral requirements. FSCO's AFS securities strategies are continually monitored and adjusted to the changing interest rate environment and economic conditions.

FSCO actively manages its AFS securities portfolio, rather than holding lower rate securities to maturity which could result in an earnings level significantly below the current market yield. By so doing, FSCO is able to improve the income stream from these AFS securities, moving the portfolio's yield closer to the market yield and mitigating the impact of narrowing spreads between the securities yield and the cost of funds.

The AFS securities portfolio has been positioned to have a relatively short average life while providing a positive return and an appropriate mix of securities to meet current and future requirements. The estimated average maturity of FSCO's AFS securities portfolio is approximately 3.1 years as of December 31, 1997, essentially unchanged from December 31, 1996. With the exception of U.S. Government and U.S. Government-sponsored agency securities, FSCO had no concentrations of AFS securities from any single issuer that constituted 10% or more of stockholders' equity at year-end 1997.

FSCO's AFS securities were $4.4 billion at December 31, 1997, up $1.0 billion or 30.9% from year-end 1996 (see: "Table 7: Available For Sale Securities"). This increase was due to a combination of growth consistent with overall balance sheet growth, acquisitions of banks, and spread opportunities in the markets. The SFAS No. 115 net unrealized gain (loss) on AFS securities generally responds inversely to changes in interest rates. The recent increase in unrealized gains was due to a combination of new purchases and market value improvements. AFS securities purchased included a mix of U.S. Treasuries, Federal agencies, municipal bonds, agency issued collateralized mortgage obligations, and agency mortgage-backed securities.

In 1998, FSCO's AFS securities priorities continue to be a balance between liquidity, interest rate risk, and maximizing return. U.S. Treasury, Federal agency, and agency related mortgage securities are currently the primary reinvestment selection of maturing and prepaying investments. FSCO's AFS securities strategy remains flexible to changing market conditions and opportunities, while maintaining a continuous review of risk and liquidity through the ALCO process.


TABLE 7: AVAILABLE FOR SALE SECURITIES (A) (in thousands)
As of December 31,                     1997       1997       1997       1996       1996       1996       1995       1995       1995
                                  Amortized  Estimated             Amortized  Estimated             Amortized  Estimated
                                       Cost Fair Value  Yield(B)%       Cost Fair Value  Yield(B)%       Cost Fair Value  Yield(B)%
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Debt Securities Issued by the U.S. Treasury and Other U.S. Government Agencies and Corporations:
One year or less                    $55,043    $55,161       6.11   $183,967   $184,472       6.43   $296,300   $298,075       6.41
After 1 year through 5 years        879,826    885,740       6.81    595,485    597,389       7.06    305,718    309,717       6.52
After 5 years through 10 years       63,080     63,747       6.64     10,120     10,069       6.42      4,204      4,151       6.17
After 10 years                        5,986      6,213       7.57      7,500      7,570       7.27      8,276      8,374       7.68
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Totals                            1,003,935  1,010,861       6.77    797,072    799,500       6.91    614,498    620,317       6.48
  Memo: Unrealized gains                         7,160                            3,570                            6,156
  Memo: Unrealized losses                         (234)                          (1,142)                            (337)
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Debt Securities Issued by States of the U.S. and Political Subdivisions:
One year or less                     41,862     41,944       5.06     46,551     46,642       5.13     60,161     60,254       5.35
After 1 year through 5 years         74,691     75,735       5.36     81,899     83,001       5.58     67,797     69,411       6.07
After 5 years through 10 years      120,728    124,255       5.28     78,216     79,000       5.27     47,466     48,988       5.66
After 10 years                       60,201     61,650       5.87     38,461     38,965       6.07     18,680     19,324       6.25
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Totals                              297,482    303,584       5.39    245,127    247,608       5.47    194,104    197,977       5.76
  Memo: Unrealized gains                         6,309                            3,180                            4,116
  Memo: Unrealized losses                         (207)                            (699)                            (243)
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Corporate Debt Securities:
One year or less                        100        101       9.09      2,103      2,107       6.46      1,653      1,663       7.47
After 1 year through 5 years          2,492      2,501       6.43      1,657      1,647       6.43      4,086      4,136       6.19
After 5 years through 10 years        4,337      4,381       6.83      4,262      4,281       6.83      1,364      1,353       6.40
After 10 years                          592        607       6.84        -          -          -        3,137      3,172       7.13
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Totals                                7,521      7,590       6.73      8,022      8,035       6.65     10,240     10,324       6.71
  Memo: Unrealized gains                            89                               53                              127
  Memo: Unrealized losses                          (20)                             (40)                             (43)
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Total Debt Securities:
One year or less                     97,005     97,206       5.66    232,621    233,221       6.17    358,114    359,992       6.24
After 1 year through 5 years        957,009    963,976       6.70    679,041    682,037       6.88    377,601    383,264       6.44
After 5 years through 10 years      188,145    192,383       5.77     92,598     93,350       5.47     53,034     54,492       5.73
After 10 years                       66,779     68,470       6.04     45,961     46,535       6.27     30,093     30,870       6.73
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Total Debt Securities             1,308,938  1,322,035       6.46  1,050,221  1,055,143       6.57    818,842    828,618       6.32
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Mortgage-backed securities        2,859,331  2,874,996       6.77  2,147,689  2,138,421       6.60  1,820,294  1,825,270       6.43
  Memo: Unrealized gains                        20,115                            8,322                           13,485
  Memo: Unrealized losses                       (4,450)                         (17,590)                          (8,509)
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Small Business Administration
  Pool certificates                   4,648      4,867       7.29     14,973     15,044       7.71     54,777     11,020       8.56
  Memo: Unrealized gains                           219                              204                              157
  Memo: Unrealized losses                          -                               (133)                              (4)
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Equity securities                    69,081     77,778       6.10     50,147     56,109       7.53  2,710,699     13,946       5.86
  Memo: Unrealized gains                         8,978                            6,068                            8,103
  Memo: Unrealized losses                         (281)                            (106)                             (76)
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Federal Home Loan Bank and
  Federal Reserve Stock              71,849     71,849       5.98     60,080     60,080       7.46        -       54,777       5.82
  Memo: Unrealized gains                            -                                -                                -
  Memo: Unrealized losses                           -                                -                                -
- -------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
TOTAL AFS SECURITIES             $4,313,847 $4,351,525       6.65 $3,323,110 $3,324,797       6.63 $5,404,612 $2,733,631       6.39
  Memo: Unrealized gains                        42,870                           21,397                           32,144
  Memo: Unrealized losses                       (5,192)                         (19,710)                          (9,212)
================================ ========== ========== ========== ========== ========== ========== ========== ========== ==========

(A) FSCO has elected to classify all securities as available for sale (AFS) securities.
(B) Average yields have been calculated using coupon rates, not adjusted to a fully-taxable equivalent basis.



INTEREST-EARNING ASSETS:
LOANS

FSCO's borrowers reside primarily in the states where it has banking and mortgage offices and in markets contiguous to those states. FSCO's borrowers are primarily small-and medium-sized businesses, and consumers. There is substantial economic diversification across FSCO's six-state region which provides a beneficial natural diversification for its loan portfolio. FSCO has policies and procedures in place designed to maintain high quality in its loan portfolio. These policies and procedures include underwriting standards for new credits and continuous monitoring of and reporting on the existing loan portfolio.

FSCO's loan portfolio, net of unearned income but before the reserve for loan losses, was a record $11.2 billion at December 31, 1997, up $1.5 billion or 15.8% from year end 1996 (see: "Table 1: Financial Highlights", "Table 8:
Loans", and "Note 5: Loans"). Growth occurred in most major components of the loan portfolio as a result of continued strong loan demand, combined with $284 million in real estate loans added with the acquisition of Harbourton Mortgage Co., L.P. (HMC) and $146 million in total loans added with the acquisition of American Bancorp of Nevada (ABN) (see: "Mergers and Acquisitions"), partially offset by asset securitizations and sales totaling $925 million.

The ratio of total loans to total assets was 61.87% at December 31, 1997, down slightly from 62.74% at year-end 1996. The components of FSCO's loan portfolio at December 31, 1997, compared with December 31, 1996, are discussed below.

* Commercial loans were a record $2.8 billion, up $0.5 billion or 21.6%, due primarily to a continued broad-based business expansion in FSCO's market areas. Commercial loans consist primarily of loans to small- and medium-sized businesses and agricultural loans.

* Real estate secured loans were a record $4.5 billion, up $0.9 billion or 23.8%. Record loan originations were generated by increased demand and lower interest rates, with 1 to 4 family residential term loan originations totaling approximately $6.4 billion, up $2.2 billion or 51.8%. Loans were also added from the HMC and ABN acquisitions. However, loan originations were mostly offset by mortgage loan sales. For balance sheet management purposes, FSCO does not retain all newly originated mortgage loans but regularly sells most loans in the secondary markets on an ongoing flow-through basis. At year-end 1997, $1.1 billion of real estate secured loans were held for sale, up $0.8 billion or 232.3% from year-end 1996.

* Consumer loans were $2.9 billion, down $0.1 billion or 3.5%. Indirect vehicle loan originations totaled approximately $2.3 billion for 1997, up $0.6 billion or 32.6% from 1996. However, this growth was offset by a combination of maturing loans and $803 million of loans securitized and sold during the year. FSCO remains the leading consumer lender in its primary market area.

* Leases were $1.0 billion, up $0.3 billion or 36.9% due primarily to FSCO's growth in the vehicle and equipment leasing markets, partially offset by the direct sale of $23.3 million of leases during the year.


TABLE 8: LOANS (in thousands)
                                                                                                                  5-Year
                                                                                                                Compound
                                                                                                           97/96  Growth
As of December 31,                              1997         1996         1995         1994         1993   % Chg    Rate
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
COMMERCIAL LOANS:
Commercial & industrial                   $2,251,179   $1,744,943   $1,623,181   $1,461,612   $1,218,648    29.0    15.0
Agricultural                                 362,820      337,511      301,427      291,807      255,122     7.5     8.5
Other commercial                             144,866      186,706      112,597      153,888      151,594   (22.4)    1.8
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL COMMERCIAL LOANS (A)                 2,758,865    2,269,160    2,037,205    1,907,307    1,625,364    21.6    13.1
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
REAL ESTATE SECURED LOANS:
1 to 4 family residential term             2,177,415    1,473,523    1,471,625    1,574,888    1,251,541    47.8    14.2
1 to 4 family residential home equity        506,999      496,931      460,948      369,487      288,211     2.0    17.5
1 to 4 family residential construction       425,343      349,771      221,551      186,342      160,713    21.6    36.2
Commercial & other term                    1,112,042    1,132,787    1,085,961    1,036,942      853,060    (1.8)    7.3
Commercial & other construction              313,686      210,214      276,099      146,731       99,903    49.2    25.2
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL REAL ESTATE SECURED LOANS            4,535,485    3,663,226    3,516,184    3,314,390    2,653,428    23.8    14.3
  Memo: Total real estate term             3,796,456    3,103,241    3,018,534    2,981,317    2,392,812    22.3    12.2
    Memo: Loans held for sale included
        in total real estate term          1,125,616      338,722      270,530      176,376           NM   232.3      NM
  Memo: Tot real estate construction (A)     739,029      559,985      497,650      333,073      260,616    32.0    30.8
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
CONSUMER LOANS:
Credit card & related                        320,656      312,647      314,382      309,598      278,747     2.6     1.8
Vehicle & other consumer                   2,585,139    2,699,257    2,335,732    2,567,690    1,911,083    (4.2)   12.1
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL CONSUMER LOANS                       2,905,795    3,011,904    2,650,114    2,877,288    2,189,830    (3.5)   10.6
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL LEASES                               1,030,621      753,061      413,260      343,297      276,164    36.9    31.8
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
LOANS, NET OF UNEARNED INCOME             11,230,766    9,697,351    8,616,763    8,442,282    6,744,786    15.8    14.0
  Memo: Unearned income                     (106,369)     (69,940)     (19,169)     (11,680)     (13,140)   52.1    48.3
Reserve for loan losses                     (157,525)    (142,693)    (135,011)    (138,107)    (138,051)   10.4     3.8
- --------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL LOANS, NET                         $11,073,241   $9,554,658   $8,481,752   $8,304,175   $6,606,735    15.9    14.2
======================================= ============ ============ ============ ============ ============ ======= =======
(A) MATURITIES AND INTEREST RATE SENSITIVITIES OF SELECTED LOAN CATEGORIES (in thousands)
                                                           1 Year    1 Year to         Over
As of December 31, 1997                        Total      or Less      5 Years      5 Years
- ---------------------------------------- ----------- ------------ ------------ ------------
Remaining Maturity:
Commercial loans                          $2,758,865   $1,703,905     $622,602     $432,358
Real estate construction loans               739,029      613,307      116,118        9,604
- ---------------------------------------- ----------- ------------ ------------ ------------
TOTAL                                     $3,497,894   $2,317,212     $738,720     $441,962
- ---------------------------------------- ----------- ------------ ------------ ------------
Interest Rate Sensitivities Of Commercial
  Loans And Real Estate Construction Loans
  Maturing In More Than One Year:
With fixed rates                            $478,482                  $235,850     $242,632
With floating rates                          702,200                   502,870      199,330
- ---------------------------------------- ----------- ------------ ------------ ------------
TOTAL INTEREST RATE SENSITIVITIES         $1,180,682                  $738,720     $441,962
======================================== =========== ============ ============ ============

Notes:
NM: Not Meaningful.


ASSET QUALITY:
PROBLEM ASSETS AND POTENTIAL PROBLEM ASSETS

Strong asset quality continues to be a primary objective for FSCO. However, economic cycles and loan-specific events can cause periodic fluctuations in problem assets.

FSCO continued to maintain good asset quality in 1997, as its ratio of total problem assets to total loans and ORE real estate was a low 0.58% at December 31, 1997, down from 0.69% at year-end 1996 (see: "Table 1: Financial Highlights"). The ratio of nonperforming assets to total loans and ORE was 0.40% at December 31, 1997, down from 0.48% at year-end 1996.

Problem assets totaled $65.7 million at December 31, 1997, down $1.1 million or 1.7% from $66.8 million at year-end 1996 (see: "Table 9: Problem Assets and Potential Problem Assets"). The components of FSCO's problem assets at December 31, 1997, compared with December 31, 1996, are discussed below.

* Nonaccruing loans totaled $36.9 million, up $1.1 million or 3.1% from 1996 due to growth in the loan portfolio. The ratio of nonaccruing loans to total loans was 0.33%, down from 0.37% one year ago. On a linked-quarter basis, nonaccruing loans at year end 1997 decreased $1.2 million or 3.2% from September 30, 1997, and the ratio of nonaccruing loans to total loans was 0.33%, compared with 0.34% at the end of the third quarter.

* Other real estate remained low at $8.0 million, down $2.7 million or 25.2%. ORE property values are reviewed at least annually, and the ORE portfolio is adjusted to the lower of cost or fair value less estimated selling costs.

* Accruing loans past due 90 days or more were $20.8 million, up only $0.4 million or 2.2%. The ratio of accruing loans past due 90 days or more to total loans was 0.19%, down from 0.21%.

A comparison of FSCO to its BHCPR peer group as of September 30, 1997 showed that: FSCO's ratio of nonaccruing loans to total loans was 0.34%, which compared favorably with the peer group average of 0.57%; and FSCO's ratio of accruing loans past due 90 days or more to total loans was 0.18%, which compared favorably with the peer group average of 0.26%.

Potential problem loans identified by FSCO were $7.4 million at December 31, 1997, down $0.8 million or 10.3% from year end 1996. The decrease occurred primarily in small- and medium-sized commercial loans. Potential problem loans consisted primarily of commercial loans.

TABLE 9: PROBLEM ASSETS AND POTENTIAL PROBLEM ASSETS (in thousands)
                                                                                                         5-Year
                                                                                              97/96    Compound
As of December 31,                             1997      1996      1995      1994      1993   % Chg Growth Rate
- ----------------------------------------- --------- --------- --------- --------- --------- ------- -----------
Problem Assets:
Nonaccruing Loans:
Commercial                                  $13,670   $14,360    $9,740    $9,469   $12,800    (4.8)       (6.7)
Real estate term                             16,288    17,067    11,907    13,601    24,421    (4.6)      (21.8)
Real estate construction                      4,669     3,935     2,349     1,914     2,192    18.7        (5.2)
Consumer                                          2       137       254       270       658   (98.5)      (70.2)
Leases                                          331       251       400       837     1,484    31.9        17.9
Renegotiated                                  1,916       -          10        12     1,135     -          83.9
- ----------------------------------------- --------- --------- --------- --------- --------- ------- -----------
Total Nonaccruing Loans                      36,876    35,750    24,660    26,103    42,690     3.1       (14.8)
Other real estate                             7,981    10,672    12,206     9,606    26,330   (25.2)      (27.2)
- ----------------------------------------- --------- --------- --------- --------- --------- ------- -----------
Total Nonperforming Assets                   44,857    46,422    36,866    35,709    69,020    (3.4)      (18.0)
Accruing loans past due 90 days or more      20,841    20,393    13,622    12,323     7,535     2.2        11.2
- ----------------------------------------- --------- --------- --------- --------- --------- ------- -----------
TOTAL PROBLEM ASSETS                        $65,698   $66,815   $50,488   $48,032   $76,555    (1.7)      (13.2)
========================================= ========= ========= ========= ========= ========= ======= ===========
POTENTIAL PROBLEM ASSETS                     $7,423    $8,271   $12,319   $12,018   $19,179   (10.3)      (20.2)
========================================= ========= ========= ========= ========= ========= ======= ===========
Gross Interest Income That Would Have Been Recorded If Loans Had Been Current In Accordance With Original Terms:
Nonaccruing loans                            $2,810    $3,242    $2,500    $2,146    $2,333   (13.3)      (15.3)
Renegotiated loans                              -         -         -         -         111     -           NM
- ----------------------------------------- --------- --------- --------- --------- --------- ------- -----------
Interest Actually Recognized:
Nonaccruing loans                            $1,772    $2,158    $2,766    $2,264      $679   (17.9)       11.8
Renegotiated loans                              -         -         -         -          87     -           NM
========================================= ========= ========= ========= ========= ========= ======= ===========
Approximate Percentage Of Nonperforming Assets Over $500,000 By Location (Does not include California State Bank):
Utah                                             13%        7%       11%       24%       26%
Idaho                                            82        63        45        15         5
New Mexico                                      -           3        18        34        35
Washington & Oregon                               5         6       -           9        13
Nevada                                          -          16        26         8       -
All others                                      -           5       -          10        21
========================================= ========= ========= ========= ========= ========= ======= ===========
Approximate Percentage of Nonperforming Assets Over $500,000 By Type Of Security (Does not include California State Bank):
Office buildings                                  0%        0%       10%        0%        5%
Shopping centers                                -         -         -          17        28
Land                                            -         -          14        32        36
Single family dwellings                          32        42        21         8         4
Other real estate secured                        10         9        10        13        14
All others                                       58        49        45        30        13
========================================= ========= ========= ========= ========= ========= ======= ===========


ASSET QUALITY:
RESERVE FOR LOAN LOSSES

The adequacy of a reserve for loan losses is evaluated quarterly based on policies established by the board of directors of its subsidiary banks, regulatory and accounting guidelines, and industry practices. Most specifically, FSCO follows the Comptroller of the Currency's regulations and guidelines for determining the appropriate level of the reserve for loan losses.

The methodology followed by FSCO in determining appropriate reserve levels includes thorough analysis of historic loss trends, loan grades, concentration and portfolio mix studies, loss migration analysis, industry and economic trends, and ongoing analysis of identified problem and potential problem assets. The methodology also takes into account unique characteristics of a large 1 to 4 family residential mortgage portfolio which may periodically exhibit higher delinquency levels, but incur minimal actual chargeoffs, and large consumer loan portfolios where loans are automatically charged off after becoming 120 days past due. Finally, specific reserves are established on large substandard loans and when a loan is considered impaired as defined by SFAS 114.

FSCO's reserve for loan losses was increased to $157.5 million at December 31, 1997, up $14.8 million or 10.4% from year end 1996 (see: "Table 10:
Reconciliation of the Reserve for Loan Losses"). This increase included $10.4 million in net additions to the reserve as FSCO responded to 14.9% average loan growth during the year, and $4.5 million in reserves added with the June 30, 1997 acquisition of American Bancorp of Nevada (ABN) (see: "Mergers and Acquisitions").

Based on its analysis of reserve adequacy, FSCO considered its reserve for loan losses at December 31, 1997 to be adequate to absorb estimated loan losses in the current loan portfolio. At year-end 1997, FSCO's coverage ratio of the reserve to nonaccruing loans was 427.17%, up from 399.14% at year end 1996, while its ratio of the reserve to total loans was 1.40% at December 31, 1997, down from 1.47% at year end 1996, due in large part to the strong volume growth in loans (see: "Table 1: Financial Highlights").

Net loans charged off against the reserve totaled $53.0 million for 1997, up $15.9 million or 42.8% from 1996 (see: "Table 10: Reconciliation of the Reserve For Loan Losses"). This increase was due to higher consumer losses following national trends and an increase in the charge off of smaller commercial credits. The annualized ratio of net loans charged off to average loans was 0.51% for 1997, up from 0.41% for 1996.

A comparison of FSCO to its BHCPR peer group as of September 30, 1997 showed that: FSCO's coverage ratio of the reserve to nonaccruing loans was 401.57%, which compared favorably with the peer group average of 370.77%; its ratio of the reserve to total loans was 1.37%, compared with the peer group average of 1.76%; and its annualized ratio of net loans charged off to average loans was 0.48% for the first nine months of 1997, which compared closely to the peer group average of 0.52%. While comparisons with the BHCPR peer group are instructive, FSCO relies on the methodology for analysis of reserve adequacy outlined above and not on any specific reserve ratio comparison.

While reserve adequacy and allocation are measured using the above criteria, FSCO's reserve for loan losses is available for use by its entire loan portfolio, as needed, regardless of allocation.

ASSET QUALITY:
PROVISION FOR LOAN LOSSES

FSCO uses the provision for loan losses to adjust the reserve when a replenishment or addition is appropriate.

FSCO's provision for loan losses totaled $63.4 million for 1997, up $22.1 million or 53.5% from $41.3 million in 1996, which in turn was up $18.6 million or 82.1% from $22.7 million for 1995 (see: "Table 10: Reconciliation of the Reserve for Loan Losses"). The increase included additions to the reserve for loan losses of $10.4 million over and above net loans charged off during 1997.


TABLE 10: RECONCILIATION OF THE RESERVE FOR LOAN LOSSES (in thousands)
                                                                                                      5-Year
                                                                                                    Compound
                                                                                              97/96   Growth
For the years ended December 31,               1997      1996      1995      1994      1993   % Chg     Rate
- ----------------------------------------- --------- --------- --------- --------- --------- -------- --------
Reserve For Loan Losses, Beginning         $142,693  $135,011  $138,107  $138,051  $130,649      5.7      1.9
Loans Charged Off:
Commercial                                  (12,313)   (6,195)   (4,636)   (6,280)  (10,174)    98.8     (7.8)
Real estate term                             (3,067)   (1,808)   (3,574)   (2,054)   (7,039)    69.6    (23.2)
Real estate construction                       (109)     (314)     (100)     (506)     (542)   (65.3)   (16.0)
Consumer credit card & related              (14,222)  (13,519)  (10,377)   (6,926)   (7,031)     5.2      9.1
Consumer vehicle & other                    (53,507)  (41,759)  (34,221)  (23,112)  (15,231)    28.1     32.1
Leases                                       (2,977)     (614)     (957)     (239)   (1,466)   384.9     47.5
- ----------------------------------------- --------- --------- --------- --------- --------- -------- --------
Total Loans Charged Off                     (86,195)  (64,209)  (53,865)  (39,117)  (41,483)    34.2     10.2
- ----------------------------------------- --------- --------- --------- --------- --------- -------- --------
Recoveries Of Loans Charged Off:
Commercial                                    5,316     6,756     7,712    11,302    11,843    (21.3)   (10.0)
Real estate term                              1,850       889     2,963     5,651     3,294    108.1     (5.5)
Real estate construction                         12       847       163       201     3,151    (98.6)   (48.6)
Consumer credit card & related                2,477     2,293     2,117     1,794     1,891      8.0      9.5
Consumer vehicle & other                     22,046    15,993    14,669    11,144     8,407     37.8     28.4
Leases                                        1,481       320       463       837       113    362.8     96.9
- ----------------------------------------- --------- --------- --------- --------- --------- -------- --------
Total Recoveries Of Loans Charged Off        33,182    27,098    28,087    30,929    28,699     22.5     10.9
- ----------------------------------------- --------- --------- --------- --------- --------- -------- --------
Net Loans Charged Off                       (53,013)  (37,111)  (25,778)   (8,188)  (12,784)    42.8      9.7
Provision for loan losses                    63,386    41,300    22,682     1,545    13,004     53.5     15.5
Acquisitions & reclassifications              4,459     3,493       -       6,699     7,182     27.7      4.9
- ----------------------------------------- --------- --------- --------- --------- --------- -------- --------
Reserve For Loan Losses, Ending            $157,525  $142,693  $135,011  $138,107  $138,051     10.4      3.8
========================================= ========= ========= ========= ========= ========= ======== ========

NM: Not Meaningful.

TABLE 11: ALLOCATION OF THE RESERVE FOR LOAN LOSSES (in thousands)
As of December 31,                              1997  1997       1996  1996       1995  1995       1994  1994       1993  1993
- ----------------------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
                                                      Loan             Loan             Loan             Loan             Loan
                                                     Type/            Type/            Type/            Type/            Type/
                                           Allocated Total  Allocated Total  Allocated Total  Allocated Total  Allocated Total
                                             Reserve Loans    Reserve Loans    Reserve Loans    Reserve Loans    Reserve Loans
- ----------------------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Loans:
Commercial                                   $43,136  24.6%   $46,617  23.4%   $38,523  23.6%   $38,088  22.6%   $37,763  24.1%
Real estate term                              13,873  33.8     12,737  32.0      8,345  35.0     15,133  35.3     15,119  35.5
Real estate construction                       4,725   6.6      4,378   5.8      4,148   5.8      4,951   3.9      4,700   3.9
Consumer                                      44,933  25.9     44,457  31.1     43,349  30.8     42,726  34.1     33,039  32.5
Leases                                         8,963   9.2      8,224   7.8      6,068   4.8      7,117   4.1      9,654   4.1
Unallocated                                   41,895    --     26,280    --     34,578    --     30,092    --     37,776    --
- ----------------------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
TOTALS                                      $157,525 100.0   $142,693 100.0   $135,011 100.0   $138,107 100.0   $138,051 100.0
========================================= ================ ================ ================ ================ ================



ASSET/LIABILITY MANAGEMENT

FSCO's asset / liability management committee (ALCO) process is responsible for the identification, assessment, and management of liquidity, interest rate risk, and capital adequacy (see: "Stockholders' Equity and Capital Adequacy") for FSCO and its subsidiaries. The objective of the ALCO process is to ensure that FSCO's balance sheet structure maintains prudent levels of risk, within the context of currently known and forecasted economic conditions, and to establish strategies which provide FSCO with appropriate compensation for the assumption of those risks. Formal policies and procedures govern the ALCO process. This process, structured by FSCO's senior management and approved by its board of directors, guides FSCO and each subsidiary bank continuously through changing economic and market events. Utilizing on- and off-balance sheet products, FSCO's liquidity, market risk, and interest rate risks are limited to prudent levels while earnings opportunities are maximized. As of March 1, 1998, FSCO contracted with its new subsidiary, FS Capital Markets, to merge FSCO's corporate-wide ALCO process under the direction of the several ALCO committees and the boards of directors of the subsidiaries.

ASSET/LIABILITY MANAGEMENT:
LIQUIDITY

FSCO's liquidity management objective is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for profitable business expansion. FSCO has established specific policies and procedures governing liquidity management through the ALCO process. Plans to address current and future liquidity needs are developed in the ALCO process and executed through FSCO's subsidiary banks, and its Capital Markets and Treasury Division.

FSCO maintains an adequate liquidity position in large part through stable deposits generated from its widespread branch network (see: "Table 12:
Deposits"), the prudent use of debt (see: "Table 13: Short-Term Borrowings", and "Table 14: Long-Term Debt"), from a high quality AFS securities portfolio (see: "Interest-Earning Assets and Asset Quality - Available For Sale Securities"), and from the loan portfolio. The average life of the AFS securities portfolio is relatively short, providing a constant stream of maturing and reinvestable assets which could be converted into cash without significant loss of value should the need arise. Maturing balances in the large loan portfolio also provide flexibility in managing cash flows. Assets may also be sold or securitized in order to provide funding. The ability to redeploy these funds is an important source of medium to long term liquidity. FSCO monitors its liquidity levels on a daily basis through its Capital Markets / Treasury area and on a monthly basis through its ALCO process.

FSCO has had continued success during 1997 in obtaining core deposits, without having to offer above-market interest rates, through market growth, special programs, and the efforts of its branch system. As a result, FSCO has been able to maintain a strong, stable net interest margin as well as adequate liquidity. FSCO has also utilized external funding sources, such as corporate and bank notes as well as securitizations, in its normal course of business. These funding sources have enabled FSCO to maximize earning assets while continuing to maintain satisfactory liquidity goals. FSCO issued European Medium Term Notes during the year and continued to use Federal Home Loan Bank Notes to provide additional sources of funding. Additionally, plans are in place to effect vehicle and mortgage loan securitizations during 1998.

Backup sources of liquidity are provided by: credit lines to FSCO; Federal funds lines carried by FSCO's subsidiary banks; borrowings from the Federal Home Loan Bank; bank note issuances by FSCO's subsidiary banks; and borrowings from the Federal Reserve System.

FSCO's deposits totaled a record $11.4 billion at December 31, 1997, up $1.3 billion or 13.0% from year-end 1996 (see: "Table 12: Deposits"). This increase was due to FSCO's continued emphasis on its deposit gathering functions, the success of several deposit programs oriented to customers' needs, and $234 million in deposits added with the ABN acquisition (see: "Mergers and Acquisitions"). The ratio of loans to deposits was 98.36% at December 31, 1997, up from 95.98% at year end 1996. This ratio, as well as other loan and liquidity ratios, varies with changes in economic cycles and is monitored closely through FSCO's ALCO process to ensure that the proper balance is maintained between risk and economic opportunities.

FSCO's debt, which included short-term borrowings and long-term debt, totaled $4.9 billion at December 31, 1997, up $1.1 billion or 30.0% from year-end 1996 (see: "Table 13: Short-Term Borrowings", and "Table 14: Long-Term Debt"). The components of FSCO's debt at December 31, 1997, compared with December 31, 1996, are discussed below.

* Federal funds purchased and securities sold under repurchase agreements were $3.3 billion, up $0.7 billion or 27.8%. This increase occurred as FSCO funded, on an interim basis, the loan growth generated by business-cycle opportunities in its market areas, and funded growth in AFS securities through repurchase agreements.

* All other short-term borrowed funds were $353 million, up $65 million or 22.5%. This increase was due in part to maturing issues formerly classified as long-term debt.

* Long-term debt was $1.3 billion, up $360 million or 38.2%. This increase was due to the October 10, 1997 issuance of $300 million of Floating Rate European Medium Term Notes due in 2002 under a $1 billion program as part of FSCO's use of diverse funding sources discussed above, and new Federal Home Loan Bank borrowings. The increase was partially offset by the ongoing maturity of existing long-term debt.


TABLE 12: DEPOSITS (in thousands)
                                                                                                                          5-Year
                                                                                                                        Compound
                                                                                                                  97/96   Growth
As of December 31,                                      1997         1996         1995         1994         1993  % Chg     Rate
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Noninterest-bearing deposits                      $2,431,006   $2,423,596   $2,015,487   $1,834,861   $1,767,175     0.3    10.2
Interest-Bearing Deposits:
Interest-bearing demand accounts                     436,382    1,170,978    1,144,814    1,149,084    1,080,845   (62.7)  (15.0)
Savings accounts                                   1,369,760    1,493,117    1,380,067    1,302,771    1,355,022    (8.3)    5.6
Money market accounts                              2,348,183    1,222,468    1,167,378    1,257,656    1,197,887    92.1    16.6
Time deposits of $100,000 or more:
  Maturing in 3 months or less                       380,344      268,195      279,617      328,170      213,188    41.8     8.5
  Over 3 months through 6 months                     194,661      147,297      152,090       77,180       68,505    32.2    27.1
  Over 6 months through 12 months                    414,546      198,074      188,846       87,941       75,520   109.3    53.7
  Over 12 months                                     410,438      258,642      135,925      121,537       76,075    58.7    48.0
    Memo: Foreign office                             168,016       75,565       88,949          -            -     122.3     NM
Other time deposits                                3,432,314    2,920,640    2,738,620    2,282,836    1,962,655    17.5     9.9
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Total Interest-Bearing Deposits                    8,986,628    7,679,411    7,187,357    6,607,175    6,029,696    17.0     9.7
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL DEPOSITS                                   $11,417,634  $10,103,007   $9,202,844   $8,442,036   $7,796,871    13.0     9.8
=============================================== ============ ============ ============ ============ ============ ======= =======

NM: Not Meaningful.

TABLE 13: SHORT-TERM BORROWINGS (in thousands)
                                                                                                                          5-Year
                                                                                                                        Compound
                                                                                                                   97/96  Growth
As of December 31,                                      1997         1996         1995         1994         1993   % Chg    Rate
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
End Of Period Balance:
Federal funds purchased & securities sold         $3,252,259   $2,545,327   $1,946,756   $2,175,597   $1,387,109    27.8    28.1
Other short-term borrowings                          352,940      288,041      261,233      184,552       99,796    22.5    46.6
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Weighted Average Rate:
Federal funds purchased & securities sold               5.38%        5.12%        5.44%        5.37%        2.93%
Other short-term borrowings                             6.08         9.40         6.89         6.00         3.38
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Average Outstandings For The Year:
Federal funds purchased & securities sold         $2,649,889   $1,801,694   $1,699,989   $1,945,621   $1,065,495    47.1    23.3
Other short-term borrowings                          319,857      255,713      206,645       72,874       56,146    25.1    42.7
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Weighted Average Rate For The Year:
Federal funds purchased & securities sold               5.33%        5.04%        5.60%        4.23%        2.97%
Other short-term borrowings                             6.85         6.87         6.61         5.59         4.19
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Highest Month-End Balance For The Year:
Federal funds purchased & securities sold         $3,252,506   $2,552,987   $2,450,703   $2,648,541   $1,387,109    27.4    21.8
Other short-term borrowings                          480,292      321,962      349,678      184,552       99,796    49.2    39.6
=============================================== ============ ============ ============ ============ ============ ======= =======

TABLE 14: LONG-TERM DEBT (in thousands)
                                                                                                                          5-Year
                                                                                                                        Compound
                                                                                                                   97/96  Growth
As of December 31,                                      1997         1996         1995         1994         1993   % Chg    Rate
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Parent Company:
Medium term notes due 1994-2003                      $32,750      $32,750      $50,000      $50,000      $31,250      -      0.9
Floating rate notes due 1999                           6,842        6,984        7,175        7,475        7,910    (2.0)   (3.9)
7.875% senior notes due 1999                          98,962       98,962       99,462      100,000          -        -      NM
6.875% senior notes due 2006                         150,000      150,000          -            -            -        -      NM
7.50% subordinated notes due 2002                     75,000       75,000       75,000       75,000       75,000      -     -
7.00% subordinated notes due 2005                    125,000      125,000      125,000          -            -        -      NM
Subsidiaries:
Guaranteed preferred beneficial interests -
  8.41% subord. capital income sec. due 2026         150,000      150,000          -            -            -        -      NM
Floating rate European medium term notes due2002     300,000          -            -            -            -       NM      NM
Other long-term notes: banks                         647,397      583,476      583,623      602,170      137,221    11.0   109.3
Other long-term notes: nonbanks                          402        1,039          689        1,775        1,155   (61.3)  (20.8)
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
Total Debt With Original Maturity Over 1 Year      1,586,353    1,223,211      940,949      836,420      252,536    29.7    64.4
Less maturities under 1 year included in
  short-term borrowings                              281,890      279,156      220,428      150,994       27,700     1.0   125.8
- ----------------------------------------------- ------------ ------------ ------------ ------------ ------------ ------- -------
TOTAL LONG-TERM DEBT                              $1,304,463     $944,055     $720,521     $685,426     $224,836    38.2    59.3
=============================================== ============ ============ ============ ============ ============ ======= =======

NM: Not Meaningful.


ASSET/LIABILITY MANAGEMENT:
MARKET RISK MANAGEMENT

Market risk is the risk of an increase or decrease in the market value / price of a financial instrument due to anticipated or unanticipated changes in prevailing interest rates, exchange rates or equity prices. FSCO's market risk is composed primarily of interest rate risk throughout FSCO's balance sheet, and to a lesser extent, market price risk in trading account securities. FSCO has no material foreign currency exchange rate risk, commodity price risk, or equity price risk.

ASSET/LIABILITY MANAGEMENT:
INTEREST RATE RISK - OTHER THAN TRADING ACCOUNT SECURITIES

FSCO's quantitative asset / liability management utilizes simulation modeling as its primary tool in determining the earnings and cash flow effects of current and projected risk strategies under varying economic and interest rate scenarios. Interest sensitivity gap and product-specific duration analysis are also employed to provide a general overview and other perspectives of FSCO's risk profile.

Qualitative asset / liability management takes place in formal ALCO meetings, where risk profiles, sensitivities and recommended risk strategies are discussed in the context of the competitive business environment. Final strategies are approved, which are then executed in FSCO's subsidiary banks through the lending and deposit gathering functions, and in its Capital Markets and Treasury Division, where on- and off-balance sheet tools are utilized to achieve ALCO objectives.

In 1997, FSCO continued to maintain a relatively neutral interest rate risk position and a conservative balance sheet. During the year, a strong regional economy resulted in average loan growth of $1.4 billion or 14.9%, while successful deposit promotions helped to generate average deposit growth of $0.8 billion or 8.8%, which was a healthy increase but not sufficient to entirely fund the loan growth. FSCO utilized securitizations and external funding sources to support a portion of its asset growth, including the issuance of $300 million of Floating Rate European Medium Term Notes and new Federal Home Loan Bank borrowings (see: "Asset / Liability Management - Liquidity").

FSCO took advantage of its strong capital ratios and further leveraged the balance sheet in 1997 through an increase in the average AFS securities portfolio of $0.7 billion or 23.2%. This increase was primarily funded through the use of repurchase agreements.

FSCO is well positioned to support continued strong loan growth through growth of regular deposit programs, the sale and / or runoff of securities, additional securitizations, and access to external sources of funding.

During 1997, $50 million notional amount in new off-balance sheet derivative positions were negotiated in connection with a $50 million brokered deposit program. FSCO's derivatives portfolio decreased in 1997 principally due to maturities of positions. When appropriate, new derivative transactions will be considered.

Two interest rate risk monitoring tools, static interest rate gap analysis and net income simulation, are currently used by FSCO to measure the level of interest rate risk.

FSCO's static interest rate gap analysis measures the exposure to interest rate risk based upon the mismatch between the maturity or repricing of interest-earning assets and interest-bearing liabilities on the balance sheet at a given point in time. The mismatch is calculated using the contractual maturity and repricing dates for all such assets, liabilities, and derivative instruments.

Core deposits with indeterminate maturities are categorized based upon the pricing behavior of estimated core and non-core components. These behaviors are reviewed at least on an annual basis. The static interest rate gap analysis also factors in prepayment estimates for FSCO's loan portfolio.

At December 31, 1997, FSCO's static interest rate gap analysis as a percent of interest-earning assets for the 90 day and one year cumulative periods projected the following approximate results:

    Static 90 day Cumulative Gap (2.2%)
    Static 1 year Cumulative Gap (2.1%)

These results were well within FSCO's policy guidelines in which mismatched positions of assets and liabilities are restricted to 15% of interest-earning assets during the 90-day and one-year periods.

FSCO's net income simulation model forecasts 12 and 15 month net income under varying scenarios which incorporate changes in the absolute level of interest rates, changes in the shape of the yield curve, and changes in interest rate relationships. FSCO's management evaluates the effects on net income of alternative interest rate scenarios against a base net income scenario. The base scenario is developed from internal FSCO economic projections.

The net income simulation model includes forecasts from FSCO's various business lines. Growth assumptions for all FSCO balance sheet items are derived based upon management's outlook coupled with historical analysis which incorporates seasonality patterns where applicable. Each business line provides reinvestment assumptions and yield / rate analyses. Mortgage loan prepayments are developed from industry median estimates of prepayment speeds for portfolios having similar coupons and seasoning characteristics. Deposit seasonality and pricing is based upon historical analysis and is reviewed periodically. All key assumptions are reviewed at least annually.

At December 31, 1997, FSCO's net income simulation projected the following approximate increase (decrease) in net income compared with its base case net income over one year:

   2.8% if rates were shocked down 200 basis points
  (4.4%) if rates were shocked up 200 basis points

For the same shock scenarios, FSCO's net interest margin would rise by approximately 1.5% or fall by approximately 2.5%, well within its policy guidelines of 10%.

At December 31, 1997, FSCO exhibited slight liability sensitivity for the one-year time horizon and minimal overall interest rate risk.

Additionally, specialized reports are produced for the AFS securities and mortgage loan portfolios to monitor and control interest rate risk within products characterized by embedded prepayment or explicit options. With the complexity of FSCO's balance sheet increasing continuously, FSCO identifies and implements the latest techniques and tools to measure and monitor risk while enhancing returns. The ALCO policies and procedures guide the balance sheet product selections and offerings to those which are well understood and manageable by FSCO.

FSCO has used off-balance sheet derivative products for many years in managing interest rate risk (see: "Note 11: Commitments, Contingent Liabilities, and Financial Instruments with Off-Balance Sheet Risk"). The components of FSCO's off-balance sheet derivative products at December 31, 1997, compared with December 31, 1996, are discussed below.

* Derivative Products Used in the ALCO Process. Interest rate swaps, caps, and floors have all served as useful tools to increase FSCO's flexibility in protecting itself against adverse effects of interest rate volatility. FSCO does not act as a dealer in these transactions, but as an end user of off-balance sheet derivative products. The ALCO has established policies and procedures which govern the use of derivatives. All off-balance sheet positions used in the ALCO process are regularly reviewed for effectiveness, market risk, and counterparty credit exposure. Off-balance sheet instruments used for interest rate risk management activities, including interest rate swaps, caps, and corridors, were $1.5 billion notional amount at year-end 1997. Excluding CrossLand Mortgage for which 1996 year end data was not available, off-balance sheet instruments used for interest rate risk management activities were $368 million notional amount at year-end 1997, down from $618 million notional amount at year-end 1996.

ASSET/LIABILITY MANAGEMENT:
MARKET RISK - TRADING ACCOUNT SECURITIES

FSCO's trading account securities consist of cash securities, financial futures, and option contracts. Financial futures and options contracts related to FSCO's trading account securities totaled $12.6 billion notional par value, up $2.5 billion from $10.1 billion notional par value at year-end 1996. This position consisted of futures and options contracts on short-term Federal funds, one month LIBOR, and three month Eurodollars with a small position in U.S. Treasury Bond contracts. Market risk for trading account securities is monitored on a daily basis through an assessed dollar value of risk per basis point method. The net risk position of FSCO's trading account securities (including futures, options, and on-balance sheet securities) at December 31, 1997, was $35,873 per basis point (0.01%) change in yield, compared with $43,075 at year-end 1996, and well within FSCO's $55,400 limit. For comparative purposes, this risk equates to that of FSCO owning an $84 million position in five year U.S. Treasury Notes. Fluctuations in these positions are common as traders take advantage of opportunities in the short term futures and options markets. Additionally, on a monthly basis the trading position is evaluated against small and large movements in interest rates, assumed to be instantaneous and parallel, and other spread factors that may affect the value of these securities or contracts. This analysis is reported to management as part of the risk monitoring process. Financial futures, options contracts, and other trading account securities are traded for profit or used to hedge market risk in the same way that on-balance sheet securities are purchased and sold, and they are subject to the same policies and loss control limit.

OTHER ASSETS AND LIABILITIES

FSCO's intangible assets were $285 million at December 31, 1997, up $98 million or 52.1% from year-end 1996, due to goodwill associated with recent acquisitions and increased originated mortgage servicing rights from higher loan production. Fluctuations in other assets and other liabilities were in part due to the effect of timing differences on cash, accounts receivable, and accounts payable resulting from unsettled transactions in the purchase and sale of securities.

STOCKHOLDERS' EQUITY AND CAPITAL ADEQUACY

FSCO's stockholders' equity was increased to a record $1.4 billion at December 31, 1997, up $0.2 billion or 15.0% from year-end 1996 (see: Financial Statements "Consolidated Balance Sheets"). This growth was due to earnings retained, the issuance of 5.4 million shares of new common stock, after adjusting for the February 1998 stock split, for the ABN acquisition, and the impact of the SFAS 115 net unrealized gain (loss) on AFS securities, partially offset by repurchases of 3.8 million shares of common stock, after adjusting for the stock split, in the public markets in 1997.

FSCO repurchases shares of its common stock at prevailing prices in the open market as permitted by applicable rules. FSCO repurchases shares to reduce dilution to existing shareholders and take advantage of market price savings, and uses these shares for ongoing employee benefit plans, acquisitions accounted for under the purchase method, and other needs. On February 19, 1998, FSCO's Board of Directors rescinded a stock buyback program that had been announced on November 18, 1997. FSCO had completed approximately 80% of the
3.375 million, adjusted for the 1998 stock split, share buyback program.

Application of SFAS 115 has resulted in, and will continue to result in, additions to or deductions from FSCO's total stockholders' equity due to fluctuations in the fair value of AFS securities. These fluctuations are shown in the "Net unrealized gain (loss) on AFS securities" component of equity.

FSCO's ratio of stockholders' equity to total assets was 7.72% at December 31, 1997, compared with 7.88% at year-end 1996. The ratio of tangible common equity to tangible assets was 6.24% at December 31, 1997, down from 6.74% at year-end 1996, reflecting the goodwill recognized with the ABN merger and the ongoing origination of mortgage servicing rights.

A comparison of FSCO to its BHCPR peer group as of September 30, 1997 showed that: FSCO's ratio of stockholders' equity to total assets was 8.06%, which was above the peer group average of 7.90%; and its ratio of tangible common equity to tangible assets was 6.61%, which was above the peer group average of 6.02%.

Regulations permit FSCO's $150 million of Guaranteed Preferred Beneficial Interest - 8.41% Subordinated Capital Income Securities due 2026, issued in 1996, to be included in Tier 1 Capital for purposes of calculating the Tier 1 Leverage ratio and FSCO's risk-based capital ratios.

FSCO's risk-based capital ratios remained strong at December 31, 1997 due to earnings retained and the above-mentioned Capital Income Securities (see:
"Table 15: Capital Ratios and Risk-Based Capital Ratios"). FSCO's risk-based capital ratios at December 31, 1997 and 1996, respectively, were: Tier 1 at 10.62%, down from 11.34%; and Total Capital at 13.42%, down from 14.41%. The leverage ratio at December 31, 1997 was 7.53%, down from 8.15% at year-end 1996.

FSCO and its subsidiary banks have exceeded regulatory requirements for "well capitalized" status every year since these requirements were established. It is FSCO's policy to maintain the "well capitalized" status at both the consolidated and subsidiary bank levels.

With its strong equity and risk-based capital ratios, FSCO is well positioned to selectively invest in profitable business opportunities, while maintaining capital ratios at levels determined to be prudent and conservative by management.

TABLE 15: CAPITAL RATIOS AND RISKED-BASED CAPITAL RATIOS
                                                       FSCO         FS Bank (A)  FSB New Mexico      FSB Nevada  Cal.State Bank
As of December 31,                                 1997    1996    1997    1996    1997    1996    1997    1996    1997    1996
- ----------------------------------------------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Capital Ratios:
Stockholders' equity / assets [EOP]                7.72%   7.88%   7.75%   7.92%   6.51%   6.51%  12.87%   7.07%   9.82%  10.24%
Stockholders' equity / assets [Avg]                8.11    8.28    8.18    8.42    6.52    6.23   12.14    7.77   10.31   10.22
Tangible common equity / tangible assets [EOP]     6.24    6.74    6.42    6.66    6.50    6.50    7.45    7.07    8.08    8.09
Leverage ratio (B)                                 7.53    8.15    7.04    7.12    6.29    6.55    7.04    6.85    7.65    7.50
Risk-Based Capital Ratios:
Tier 1 risk-based capital ratio                   10.62   11.34    9.64    9.52   13.28   13.53   13.05   10.99   11.11   10.51
Total (Tier 1 + 2) risk-based capital ratio       13.42   14.41   11.03   11.07   14.54   14.79   14.31   12.25   12.36   11.76
=============================================== ======= ======= ======= ======= ======= ======= ======= ======= ======= =======

Notes:
(A) FSCO created FS Bank from these mergers: FSB Utah and FSB Idaho (June 1996); FSB Oregon (May 1997);
    FSB Wyoming (November 1997).
(B) Federal Reserve Board guidelines provide that all bank holding companies (other than those that meet certain criteria) maintain a minimum leverage ratio of 3%, plus an additional cushion of 100 to 200 basis points.
    The guidelines also state that bank organizations experiencing internal growth or making acquisitions will be expected to maintain "strong capital positions" substantially above the minimum supervisory levels without significant reliance on intangible assets.

COMMON AND PREFERRED STOCK

First Security Corporation's common stock is traded on Nasdaq under the symbol FSCO, and is included in the Standard & Poors' "MidCap 400 Index", and the Keefe, Bruyette & Woods, Inc. "KBW 50 Index".

On January 26, 1998, FSCO declared a 3-for-2 common stock split in the form of a 50% stock dividend paid on February 24, 1998, to common shareholders of record on February 12, 1998. As a result of the split, shareholders received one additional share of FSCO common stock for every two shares held. This was FSCO's third stock split since year-end 1995. All common stock and earnings per common share data in this report reflect this stock split.

Also on January 26, 1998, FSCO increased its quarterly common stock dividend to $0.130 per share after adjusting for the stock split, up $0.017 per share or 15.0% from the previous $0.113 per share. This dividend was paid on March 12, 1998, to shareholders of record on February 25, 1998, and equated to an annual dividend rate of $0.520 per share. This was the fourth dividend increase since year-end 1995.

On April 21, 1997, FSCO declared a 3-for-2 common stock split in the form of a 50% stock dividend paid on May 15, 1997, to shareholders of record on May 12, 1997. As a result of the split, shareholders received one additional share of FSCO common stock for every two shares held. All common stock and earnings per common share data in this report also reflect that stock split.

Also on April 21, 1997, FSCO increased its quarterly common stock dividend, restated for all 3-for-2 common stock splits, to $0.113 per share, up $0.011 per share or 10.8% from the previous $0.102 per share. This dividend was paid on June 2, 1997, to shareholders of record on May 16, 1997, and equated to an annual dividend rate of $0.452 per share.

FSCO paid quarterly common stock dividends of $0.102 per share in the first quarter of 1997, and $0.113 per share in each of the last three quarters of 1997, for a total of $0.442 per share in 1997. Common stock dividends paid totaled $78.0 million in 1997, for a dividend payout ratio of 37.46%.

The 1997 dividends marked the 63rd consecutive year in which FSCO has paid cash dividends on its common stock. National and state banking and insurance regulations impose restrictions on the ability of FSCO's bank and insurance subsidiaries to transfer funds to FSCO in the form of loans or dividends.

Such restrictions have not had, nor are they expected to have, any effect on FSCO's current ability to pay dividends. FSCO's current and past record of dividend payments should not be construed as a guarantee of similar dividend payments in the future.

After adjusting for the 1998 stock split, the bid price of FSCO common stock was $27.917 per share at the close of the market on December 31, 1997, versus a book value of $7.59 per share, resulting in a market-to-book ratio of 367.81%. In comparison, the bid price of FSCO common stock was $15.167 per share at the close of the market on December 31, 1996, versus a book value of $6.72 per share, resulting in a market-to-book ratio of 225.70%. At December 31, 1997, FSCO's common stock market capitalization was a record $5.1 billion, up $2.4 billion or 87.3% from year-end 1996 and representing a five-year compound growth rate of 31.7%.

The approximate number of beneficial shareholders of FSCO common stock was estimated to be 17,957 at year-end 1997, compared with an estimated 18,843 at year-end 1996.

For the years covered in this report, FSCO's preferred stock was convertible into FSCO common stock at the conversion rate, restated for the stock split, of one share of preferred stock for 41.00625 shares of common stock. There is no active trading market for FSCO's preferred stock.

OFF-BALANCE SHEET ITEMS

During 1997, FSCO had "off-balance sheet" commitments consisting primarily of loan commitments to customers, and derivative products used in the ALCO process or carried in the trading accounts (see: "Asset / Liability Management", "Note 1: Summary of Significant Accounting and Reporting Policies", and "Note 11:
Commitments, Contingent Liabilities, and Financial Instruments with Off-Balance Sheet Risk").


INFLATION ACCOUNTING AND CAPITAL COMMITMENTS

FSCO has determined that the effects of changing prices on financial data were not significant to operating results for all years covered by this report.

FSCO had no material capital expenditure commitments at year-ends 1997 or 1996.


TABLE 16: QUARTERLY FINANCIAL HIGHLIGHTS (in thousands, except per share data & ratios)
                                                      4th Qtr     3rd Qtr     2nd Qtr     1st Qtr
                                                         1997        1997        1997        1997
- -----------------------------------------------    ----------  ----------  ----------  ----------
Common & Preferred Stock Data:
Earnings per common share: basic                        $0.31       $0.30       $0.29       $0.28
Earnings per common share: diluted                       0.30        0.29        0.28        0.27
Tangible EPCS: diluted                                   0.31        0.33        0.30        0.29
Dividends paid per common share                          0.113       0.113       0.113       0.102
Book value per common share [EOP]                        7.59        7.48        7.26        6.67
Tangible book value per common share [EOP]               6.05        6.04        5.84        5.63
Market price (bid) [EOP]                                27.917      19.833      18.209      14.278
  High bid for the period                               27.917      21.333      19.000      16.555
  Low bid for the period                                19.083      17.583      14.445      14.222
Market capitalization (mktprice x #shrs) [EOP]      5,148,509   3,664,543   3,365,296   2,564,143
Market price / book value per com share [EOP] %        367.81      265.17      250.64      213.92
Dividend payout ratio (DPCS / EPCS: basic) %            36.45       37.67       38.97       36.43
Dividend yield (DPCS / mktprice) [EOP] %                 1.62        2.28        2.48        2.86
Price / earnings ratio(mktprice/4qtrsEPCS:basic)         23.7x       17.1x       16.1x       13.1x
Common shares: basic [EOP]                            184,422     184,770     184,815     179,587
Common shares: basic [Avg]                            184,583     184,717     179,359     180,225
Common shares: diluted [Avg]                          191,671     191,268     185,609     186,323
Preferred shares [EOP]                                     10          10          10          10
- -----------------------------------------------    ----------  ----------  ----------  ----------
Income Statement:
Interest income                                      $328,965    $315,683    $294,255    $274,475
Interest expense                                      163,388     152,373     141,775     129,904
Net interest income                                   165,577     163,310     152,480     144,571
Fully taxable equivalent (FTE) adjustment               4,176       2,336       1,851       2,007
Net interest income, FTE                              169,753     165,646     154,331     146,578
Provision for loan losses                              21,243      13,921      14,074      14,148
Noninterest income                                    106,876      87,543      82,006      80,733
Noninterest expenses                                  164,944     149,830     140,658     133,472
Provision for income taxes                             28,235      31,066      28,550      27,681
Net income                                             58,031      56,036      51,204      50,003
Preferred stock dividend requirement                        7           7           8           8
Common stock dividend                                  20,038      20,318      19,569      17,760
- ----------------------------------------------     ----------  ----------  ----------  ----------
Balance Sheet - End of Period:
Trading account securities                           $255,320     $87,154    $274,014    $388,264
Available for sale (AFS) securities                 4,351,525   4,109,176   3,642,437   3,504,187
  Memo: fair value adjust AFS securities               37,678      19,196       2,081     (29,988)
Loans, net of unearned income                      11,230,766  11,159,090  10,528,449   9,504,520
Reserve for loan losses                              (157,525)   (152,951)   (150,170)   (144,225)
Total interest-earning assets                      16,044,477  15,374,616  14,729,459  13,479,168
Intangible assets                                     285,156     265,492     263,523     188,281
Total assets                                       18,151,783  17,145,647  16,413,522  15,210,069
Noninterest-bearing deposits                        2,431,006   2,391,563   2,435,479   2,239,273
Interest-bearing deposits                           8,986,628   8,531,915   8,039,087   7,779,223
Total deposits                                     11,417,634  10,923,478  10,474,566  10,018,496
Short-term borrowed funds                           3,605,199   3,399,509   3,285,243   2,564,633
Long-term debt                                      1,304,463     954,463     959,897     986,417
Total interest-bearing liabilities                 13,896,290  12,885,887  12,284,227  11,330,273
Preferred stockholders' equity                            501         510         532         532
Common stockholders' equity                         1,400,345   1,381,980   1,342,678   1,198,625
Parent company investment in subsidiaries           1,555,112   1,503,053   1,450,529   1,295,226
- -----------------------------------------------    ----------  ----------  ----------  ----------
Balance Sheet - Average:
Trading account securities                           $163,330    $178,070    $360,339    $168,094
Available for sale (AFS) securities                 4,190,292   3,728,035   3,521,411   3,364,555
  Memo: fair value adjust AFS securities               28,511      13,808     (17,755)      3,328
Loans, net of unearned income                      11,214,784  10,829,751  10,006,397   9,639,518
Reserve for loan losses                              (153,922)   (151,204)   (144,385)   (142,549)
Deferred taxes on leases                             (192,903)   (186,212)   (187,553)   (183,598)
Total interest-earning assets, excluding fair value
  adjust AFS sec's & deferred tax on leases        15,415,241  14,612,051  13,785,315  13,094,975
Intangible assets                                     271,770     262,789     195,413     188,328
Total assets                                       17,295,476  16,394,898  15,433,778  14,778,665
Noninterest-bearing deposits                        2,231,130   2,260,560   2,215,276   2,103,117
Interest-bearing deposits                           8,658,839   8,223,536   7,781,168   7,740,893
Total deposits                                     10,889,969  10,484,096   9,996,444   9,844,010
Short-term borrowed funds                           3,350,840   3,210,660   2,889,451   2,415,102
Long-term debt                                      1,246,482     971,356     989,408     950,850
Total interest-bearing liabilities                 13,256,161  12,405,552  11,660,027  11,106,845
Preferred stockholders' equity                            506         524         532         535
Common stockholders' equity                         1,384,287   1,362,645   1,214,361   1,220,949
===============================================    ==========  ==========  ==========  ==========

Notes:
EOP: End of period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale.



TABLE 16: QUARTERLY FINANCIAL HIGHLIGHTS (in thousands, except per share data & ratios) (continued)
                                                      4th Qtr     3rd Qtr     2nd Qtr     1st Qtr
                                                         1996        1996        1996        1996
- -----------------------------------------------    ----------  ----------  ----------  ----------
Common & Preferred Stock Data:
Earnings per common share: basic                        $0.29       $0.27       $0.25       $0.21
Earnings per common share: diluted                       0.29        0.26        0.24        0.21
Tangible EPCS: diluted                                   0.30        0.29        0.27        0.23
Dividends paid per common share                          0.102       0.093       0.093       0.093
Book value per common share [EOP]                        6.72        6.45        6.24        6.15
Tangible book value per common share [EOP]               5.68        5.46        5.26        5.24
Market price (bid) [EOP]                                15.167      12.167      10.667      12.333
  High bid for the period                               15.167      12.500      12.278      12.333
  Low bid for the period                                12.500      10.556      10.167      10.296
Market capitalization (mktprice x #shrs) [EOP]      2,748,928   2,201,925   1,926,735   2,186,332
Market price / book value per com share [EOP] %        225.70      188.62      170.98      200.63
Dividend payout ratio (DPCS / EPCS: basic) %            35.17       34.44       37.20       44.29
Dividend yield (DPCS / mktprice) [EOP] %                 2.69        3.06        3.49        3.02
Price / earnings ratio(mktprice/4qtrsEPCS:basic)         14.7x       15.4x       14.2x       17.3x
Common shares: basic [EOP]                            181,244     180,975     180,626     177,275
Common shares: basic [Avg]                            181,147     180,833     180,169     177,011
Common shares: diluted [Avg]                          186,807     185,930     185,172     182,183
Preferred shares [EOP]                                     10          10          11          11
- -----------------------------------------------    ----------  ----------  ----------  ----------
Income Statement:
Interest income                                      $277,714    $266,125    $252,638    $242,914
Interest expense                                      129,355     122,748     117,106     116,119
Net interest income                                   148,359     143,377     135,532     126,795
Fully taxable equivalent (FTE) adjustment               2,444       1,799       1,212       2,367
Net interest income, FTE                              150,803     145,176     136,744     129,162
Provision for loan losses                              11,799       9,758      10,755       8,988
Noninterest income                                     86,444      74,360      77,879      67,761
Noninterest expenses                                  139,923     130,536     133,577     127,183
Provision for income taxes                             29,812      28,236      24,544      20,924
Net income                                             53,269      49,207      44,535      37,461
Preferred stock dividend requirement                        8           9           8           8
Common stock dividend                                  17,903      16,352      16,355      16,165
- ----------------------------------------------     ----------  ----------  ----------  ----------
Balance Sheet - End of Period:
Trading account securities                           $447,486    $171,910    $150,529    $272,443
Available for sale (AFS) securities                 3,324,797   3,334,967   2,880,534   2,797,288
  Memo: fair value adjust AFS securities                1,687     (13,752)    (21,726)     (2,925)
Loans, net of unearned income                       9,697,351   9,384,280   9,147,284   8,674,686
Reserve for loan losses                              (142,693)   (141,850)   (141,779)   (135,727)
Total interest-earning assets                      13,752,286  13,045,845  12,275,540  11,908,217
Intangible assets                                     187,427     178,876     175,953     160,248
Total assets                                       15,456,649  14,472,464  13,768,854  13,244,250
Noninterest-bearing deposits                        2,423,596   2,147,941   2,069,112   1,908,095
Interest-bearing deposits                           7,679,411   7,582,940   7,459,660   7,371,440
Total deposits                                     10,103,007   9,730,881   9,528,772   9,279,535
Short-term borrowed funds                           2,833,368   2,405,684   2,056,393   1,820,469
Long-term debt                                        944,055     821,932     723,728     675,460
Total interest-bearing liabilities                 11,456,834  10,810,556  10,239,781   9,867,369
Preferred stockholders' equity                            540         549         553         563
Common stockholders' equity                         1,217,300   1,167,370   1,126,855   1,089,713
Parent company investment in subsidiaries           1,283,229   1,230,586   1,190,481   1,143,532
- -----------------------------------------------    ----------  ----------  ----------  ----------
Balance Sheet - Average:
Trading account securities                           $130,319    $159,258    $172,737    $328,072
Available for sale (AFS) securities                 3,333,526   3,099,065   2,873,980   2,714,367
  Memo: fair value adjust AFS securities                5,840     (24,413)    (16,278)     20,447
Loans, net of unearned income                       9,559,157   9,236,768   8,946,262   8,560,002
Reserve for loan losses                              (142,016)   (141,755)   (137,404)   (135,115)
Deferred taxes on leases                             (177,841)   (172,614)   (166,840)   (164,953)
Total interest-earning assets, excluding fair value
  adjust AFS sec's & deferred tax on leases        12,984,592  12,434,284  11,966,748  11,576,300
Intangible assets                                     181,321     176,930     169,417     154,579
Total assets                                       14,576,830  13,888,814  13,422,557  12,963,272
Noninterest-bearing deposits                        1,912,222   1,780,120   1,755,868   1,825,223
Interest-bearing deposits                           7,707,678   7,600,350   7,444,619   7,241,621
Total deposits                                      9,619,900   9,380,470   9,200,487   9,066,844
Short-term borrowed funds                           2,392,917   2,080,251   1,927,057   1,825,465
Long-term debt                                        831,910     771,128     691,766     691,535
Total interest-bearing liabilities                 10,932,505  10,451,729  10,063,442   9,758,621
Preferred stockholders' equity                            543         550         557         566
Common stockholders' equity                         1,105,649   1,073,952   1,044,724   1,098,290
===============================================    ==========  ==========  ==========  ==========

Notes:
EOP: End of period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale.



TABLE 16: QUARTERLY FINANCIAL HIGHLIGHTS (in thousands, except per share data & ratios) (continued)
                                                      4th Qtr     3rd Qtr     2nd Qtr     1st Qtr
                                                         1997        1997        1997        1997
- -----------------------------------------------    ----------  ----------  ----------  ----------
Problem Assets & Potential Problem Assets - End of Period:
Total nonaccruing loans                               $36,876     $38,088     $38,829     $33,846
Other real estate                                       7,981       6,789       8,449       8,759
Total nonperforming assets                             44,857      44,877      47,278      42,605
Accruing loans past due 90 days or more                20,841      20,109      20,727      20,662
Total problem assets                                   65,698      64,986      68,005      63,267
Potential problem assets                                7,423      11,654       9,742      12,450
- -----------------------------------------------    ----------  ----------  ----------  ----------
Reconciliation of the Reserve for Loan Losses:
Reserve for loan losses, beginning                   $152,951    $150,170    $144,225    $142,693
Total loans charged off                               (24,363)    (18,976)    (22,520)    (20,334)
Total recoveries of loans charged off                   7,694       7,836       9,932       7,718
Net loans (charged off) recovered                     (16,669)    (11,140)    (12,588)    (12,616)
Provision for loan losses                              21,243      13,921      14,074      14,148
Acquisitions                                              -           -         4,459         -
Reserve for loan losses, ending                       157,525     152,951     150,170     144,225
- -----------------------------------------------    ----------  ----------  ----------  ----------
Other Data - End of Period (not rounded):
Full-time equivalent employees                          7,996       7,826       7,665       7,361
Total domestic bank offices                               300         295         291         285
- -----------------------------------------------    ----------  ----------  ----------  ----------
Selected Ratios (%):
Return on average assets (ROAA)                          1.33%       1.36%       1.33%       1.37%
Tangible ROAA                                            1.39        1.56        1.46        1.50
Return on average stockholders' equity (ROAE)           16.63       16.31       16.91       16.60
Tangible ROAE                                           21.31       22.85       21.83       21.19
Net interest margin, FTE                                 4.40        4.53        4.48        4.48
Net interest spread, FTE                                 3.71        3.79        3.73        3.77
Operating expense ratio                                 59.63       59.18       59.52       58.72
Tangible operating expense ratio                        59.04       56.91       57.44       56.72
Productivity ratio                                       3.78        3.63        3.66        3.66
Loans / deposits [EOP]                                  98.36      102.16      100.51       94.87
Loans / assets [EOP]                                    61.87       65.08       64.14       62.49
Reserve for loan losses [EOP] /:
  Total loans                                            1.40        1.37        1.43        1.52
  Nonaccruing loans                                    427.17      401.57      386.75      426.12
  Nonaccruing + accruing loans past due 90 days        272.93      262.82      252.15      264.59
Nonaccruing loans / total loans                          0.33        0.34        0.37        0.36
Nonaccruing + accr lns past due / total loans            0.51        0.52        0.57        0.57
Nonperforming assets [EOP] /:
  Total loans + other real estate                        0.40        0.40        0.45        0.45
  Total assets                                           0.25        0.26        0.29        0.28
  Total equity                                           3.20        3.25        3.52        3.55
  Total equity + reserve for loan losses                 2.88        2.92        3.17        3.17
Problem assets [EOP] /:
  Total loans + other real estate                        0.58        0.58        0.65        0.67
  Total assets                                           0.36        0.38        0.41        0.42
  Total equity                                           4.69        4.70        5.06        5.28
  Total equity + reserve for loan losses                 4.22        4.23        4.55        4.71
Net loans charged off / average loans                    0.59        0.41        0.50        0.53
- -----------------------------------------------    ----------  ----------  ----------  ----------
Capital Ratios & Risk-Based Capital Ratios (%):
Stockholders' equity / assets [EOP]                      7.72        8.06        8.18        7.88
Stockholders' equity / assets [Avg]                      8.01        8.31        7.87        8.27
Tangible common equity / tangible assets [EOP]           6.24        6.61        6.68        6.73
Leverage ratio                                           7.53        7.90        8.02        8.31
Tier 1 risk-based capital ratio                         10.62       10.70       10.98       11.45
Total (Tier 1 + 2) risk-based capital ratio             13.42       13.60       14.00       14.62
===============================================    ==========  ==========  ==========  ==========

Notes:
EOP: End of period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale.



TABLE 16: QUARTERLY FINANCIAL HIGHLIGHTS (in thousands, except per share data & ratios) (continued)
                                                      4th Qtr     3rd Qtr     2nd Qtr     1st Qtr
                                                         1996        1996        1996        1996
- -----------------------------------------------    ----------  ----------  ----------  ----------
Problem Assets & Potential Problem Assets - End of Period:
Total nonaccruing loans                               $35,750     $35,247     $28,268     $27,801
Other real estate                                      10,672      11,833      13,013      13,189
Total nonperforming assets                             46,422      47,080      41,281      40,990
Accruing loans past due 90 days or more                20,393      16,892      17,185      13,774
Total problem assets                                   66,815      63,972      58,466      54,764
Potential problem assets                                8,271      12,283      23,513       7,595
- -----------------------------------------------    ----------  ----------  ----------  ----------
Reconciliation of the Reserve for Loan Losses:
Reserve for loan losses, beginning                    141,450     141,779     135,727     135,011
Total loans charged off                               (18,457)    (15,962)    (14,427)    (15,363)
Total recoveries of loans charged off                   7,501       6,275       6,231       7,091
Net loans (charged off) recovered                     (10,956)     (9,687)     (8,196)     (8,272)
Provision for loan losses                              11,799       9,758      10,755       8,988
Acquisitions                                              -           -         3,493         -
Reserve for loan losses, ending                       142,693     141,850     141,779     135,727
- -----------------------------------------------    ----------  ----------  ----------  ----------
Other Data - End of Period (not rounded):
Full-time equivalent employees                          7,391       7,463       7,369       7,338
Total domestic bank offices                               284         280         280         285
- -----------------------------------------------    ----------  ----------  ----------  ----------
Selected Ratios (%):
Return on average assets (ROAA)                          1.45%       1.41%       1.33%       1.16%
Tangible ROAA                                            1.56        1.56        1.49        1.29
Return on average stockholders' equity (ROAE)           19.16       18.22       17.14       13.71
Tangible ROAE                                           24.33       23.85       22.62       17.55
Net interest margin, FTE                                 4.65        4.67        4.57        4.46
Net interest spread, FTE                                 3.90        3.92        3.84        3.72
Operating expense ratio                                 58.98       59.46       62.24       64.59
Tangible operating expense ratio                        58.37       59.39       62.20       64.46
Productivity ratio                                       3.82        3.74        4.00        3.95
Loans / deposits [EOP]                                  95.98       96.44       96.00       93.48
Loans / assets [EOP]                                    62.74       64.84       66.43       65.50
Reserve for loan losses [EOP] /:
  Total loans                                            1.47        1.51        1.55        1.56
  Nonaccruing loans                                    399.14      402.45      501.55      488.21
  Nonaccruing + accruing loans past due 90 days        254.16      272.06      311.92      326.46
Nonaccruing loans / total loans                          0.37        0.38        0.31        0.32
Nonaccruing + accr lns past due / total loans            0.58        0.56        0.50        0.48
Nonperforming assets [EOP] /:
  Total loans + other real estate                        0.48        0.50        0.45        0.47
  Total assets                                           0.30        0.33        0.30        0.31
  Total equity                                           3.81        4.03        3.66        3.76
  Total equity + reserve for loan losses                 3.41        3.59        3.25        3.34
Problem assets [EOP] /:
  Total loans + other real estate                        0.69        0.68        0.64        0.63
  Total assets                                           0.43        0.44        0.42        0.41
  Total equity                                           5.49        5.48        5.19        5.02
  Total equity + reserve for loan losses                 4.91        4.88        4.61        4.47
Net loans charged off / average loans                    0.46        0.42        0.37        0.39
- -----------------------------------------------    ----------  ----------  ----------  ----------
Capital Ratios & Risk-Based Capital Ratios (%):
Stockholders' equity / assets [EOP]                      7.88        8.07        8.19        8.23
Stockholders' equity / assets [Avg]                      7.59        7.74        7.79        8.48
Tangible common equity / tangible assets [EOP]           6.74        6.92        7.00        7.10
Leverage ratio                                           8.15        7.34        7.50        7.46
Tier 1 risk-based capital ratio                         11.34       10.10       10.29       10.49
Total (Tier 1 + 2) risk-based capital ratio             14.41       13.36       13.65       13.96
===============================================    ==========  ==========  ==========  ==========

Notes:
EOP: End of period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale.



MERGERS AND ACQUISITIONS

FSCO's merger and acquisition activity reflects management's strategy of diversifying and enhancing FSCO's financial services delivery system through the expansion and geographical diversification of its bank branch network and nonbank activities (see: "Note 15: Mergers and Acquisitions"). Management believes that long-term returns on FSCO stockholders' investment will benefit from these acquisitions, and will continue its strategy of acquiring solid, well-managed financial services companies when suitable opportunities arise in new and existing markets.

FSCO regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions, negotiations, and actual acquisitions involving cash, debt, or equity securities may occur. Since an acquisition typically involves the payment of a premium over the book value of the acquired company, some dilution of FSCO's book value and earnings per common share may occur.

Effective January 1, 1997, FS Insurance acquired Olson & Haig Employee Benefits Inc./SKI-MED, a developer of specialty benefit, group health, and incentive programs.

On March 31, 1997, CrossLand Mortgage purchased the wholesale loan production branch operations of Harbourton Mortgage Co., L.P. (HMC), with 15 offices located in 11 states and which originated $2.7 billion in mortgage loans during 1996. HMC was previously a subsidiary of Harbourton Financial Services, L.P. (NYSE: HBT). This merger placed CrossLand Mortgage among the top mortgage loan originators in the United States.

On June 30, 1997, American Bancorp of Nevada (ABN), headquartered in Las Vegas, Nevada, was acquired and merged into FSCO, and its wholly owned subsidiary American Bank of Commerce was merged into FSCO's First Security Bank of Nevada (FSB Nevada). This merger made FSB Nevada the fifth largest bank in Nevada, with combined assets of $850 million, loans of $370 million, deposits of $680 million, and 13 branches.

On February 2, 1998, FSCO acquired Rio Grande Bancshares, Inc. (RGB) and its subsidiaries First National Bank of Dona Ana County and First National Bank of Chaves County. RGB had year-end 1997 assets of $417 million, equity of $47 million, diversified loan and deposit portfolios, and 11 branches. RGB has been in business in southern New Mexico for more than 90 years, and its banks have 10 branches in Dona Ana County and one in Chaves County. On July 1, 1998, FSCO merged and renamed these subsidiaries as First Security Bank of Southern New Mexico.

On May 30, 1998, FSCO acquired California State Bank, headquartered in West Covina, California. At March 31, 1998, CSB had assets of $863.5 million and 17 branches serving small- and middle-market business customers and retail banking clients in the San Gabriel Valley, as well as Orange, Riverside, and San Bernardino counties of Southern California. This transaction was accounted for as a pooling-of-interests merger, requiring the restatement of all prior period FSCO financial statements. FSCO incurred one-time acquisition charges for this transaction totaling $7.2 million or $0.037 per share after tax.


FACTORS THAT MAY AFFECT FUTURE RESULTS OF OPERATIONS AND FINANCIAL CONDITION

During its nearly 70 years of continuous operations, FSCO has experienced strong growth in assets, deposits, capital and profits. This has been the result of hard work by the FSCO team and the loyalty and patronage of its customers. FSCO has also contributed to and benefited from its market areas, which generally have been economically stable and growing over recent times. Nevertheless, there have been business cycles along the way, with the downturns in such cycles resulting from factors that exist in some form today, and which require attention and careful management. These factors include: the effects of competition; changing economic conditions in the local, national, and international economies; technological change and its challenges; changing regulatory and legislative attitudes; financial market perceptions; and socio-economic trends. FSCO endeavors to anticipate and manage these many dynamic factors, yet FSCO's businesses remain subject to rapid change which may impact the results of operations and financial condition of FSCO.

TECHNOLOGICAL CHANGE AND YEAR 2000 COMPUTER ISSUE

Advances and changes in available technology can significantly impact the business and operations of FSCO. Currently, a challenging problem exists as many computer systems worldwide do not have the capability of recognizing the year 2000 or years thereafter, and some systems may have difficulty in late 1999. No easy technological "quick fix" has yet been developed for this "Year 2000 Computer Issue". This problem creates risks for FSCO from unforeseen problems in its own computer systems and from third parties with whom FSCO deals on financial transactions worldwide. Failures of FSCO's and/or third parties' computer systems could have a material impact on FSCO's ability to conduct its business, and especially to process and account for the transfer of funds electronically.

FSCO has been working to solve the "Year 2000 Computer Issue" since 1995. FSCO is taking all appropriate actions and expending adequate resources to assure that its computer systems are reprogrammed and / or replaced in time to effectively deal with transactions through the year 2000 and beyond, and to protect itself from problems in the data and / or systems of third parties. FSCO believes that it will be technologically compliant for operating in the year 2000 and beyond.

As of December 31, 1997, FSCO had completed its assessment of problems and solutions, and had begun the process of implementing and testing the corrections. FSCO's expenditures to resolve the "Year 2000 Computer Issue" currently are estimated to total approximately $20.9 million, including $2.6 million accrued and spent in 1997, plus planned but unaccrued expenditures of approximately $9.7 million in 1998, $7.6 million in 1999, and $1.0 million in 2000.

The increasing demands for computer access to bank accounts and for the ability to do banking transactions away from bank premises also present challenges. Moreover, as world business becomes ever more dependent on electronic media to conduct business and to preserve business records, such business is made ever more susceptible to negative impacts from technology failures, energy disruptions, and technological mischief by those who would hurt a company or a country.

                                     # # #

MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

February 20, 1998
(May 30, 1998 as to Note 20)

To Our Stockholders:

The management of First Security Corporation (FSCO) is responsible for the preparation, integrity, and fair presentation of its published financial statements and all other information presented in this annual report. The financial statements have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on informed judgments and estimates made by management.

Management is responsible for establishing and maintaining an effective internal control structure over financial reporting presented in conformity with generally accepted accounting principles and the Federal Reserve Board's instructions for the FR Y-9 Report. The internal control structure contains monitoring mechanisms, and actions are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any structure of internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even an effective internal control structure can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of an internal control structure may vary over time.

Management assessed FSCO's internal control structure over financial reporting presented in conformity with generally accepted accounting principles and the Federal Reserve Board's instructions for the FR Y-9 Report as of December 31, 1997. This assessment was based on criteria for effective internal control over financial reporting described in "Internal Control - Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management believes that FSCO maintained an effective internal control structure over financial reporting presented in conformity with generally accepted accounting principles and the Federal Reserve Board's instructions for the FR Y-9 Report as of December 31, 1997.

The audit committee of FSCO's board of directors is comprised entirely of outside directors who are independent of FSCO's management. The audit committee is responsible for recommending to the board of directors the selection of independent auditors. It meets periodically with management, the independent auditors, and the internal auditors to ensure that they are carrying out their responsibilities. The committee is also responsible for performing an oversight role by reviewing and monitoring the financial, accounting, and auditing procedures of FSCO in addition to reviewing FSCO's financial reports. The independent auditors and the internal auditors have full and free access to the audit committee, with or without the presence of management, to discuss the adequacy of the internal control structure for financial reporting and any other matters which they believe should be brought to the attention of the committee.

Management is also responsible for ensuring compliance with the Federal laws and regulations concerning loans to insiders and the Federal and state laws and regulations concerning dividend restrictions, both of which are designated by the FDIC as safety and soundness laws and regulations.

Management assessed its compliance with the designated safety and soundness laws and regulations and has maintained records of its determinations and assessments as required by the FDIC. Based on this assessment, management believes that FSCO has complied, in all material respects, with the designated safety and soundness laws and regulations for the year ended December 31, 1997.



/s/ Morgan J. Evans                     /s/ Scott C. Ulbrich
- -------------------------------------   ---------------------------------------
Morgan J. Evans                         Scott C. Ulbrich
President and Chief Operating Officer   Executive Vice President,
                                          Finance and Capital Markets,
                                        and Chief Financial Officer

CONSOLIDATED FINANCIAL STATEMENTS


Consolidated Balance Sheets (in thousands)
As of December 31,                                                                                   1997                     1996
- ----------------------------------------------------------------------------------------------------------------------------------
Assets:
Cash and due from banks                                                                       $ 1,219,435              $   997,327
Federal funds sold and securities purchased under resale agreements                               206,266                  251,035
- ----------------------------------------------------------------------------------------------------------------------------------
Total Cash and Cash Equivalents                                                                 1,425,701                1,248,362
- ----------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                                                              600                   31,617
Trading account securities                                                                        255,320                  447,486
Available for sale securities, at fair value (cost $4,313,847 and $3,323,110, respectively)     4,351,525                3,324,797
Loans held for sale                                                                             1,125,616                  338,722
Loans (net of reserve for loan losses of $157,525 and $142,693 and unearned income
   of $106,369 and $69,940, respectively)                                                       9,947,625                9,215,936
Premises and equipment, net                                                                       288,433                  251,814
Accrued income receivable                                                                         106,974                   93,626
Other real estate                                                                                   7,981                   10,672
Other assets                                                                                      356,852                  306,190
Intangible assets                                                                                 285,156                  187,427
- ----------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                  $18,151,783              $15,456,649
==================================================================================================================================
Liabilities And Stockholders' Equity:
Deposits:
Noninterest-bearing                                                                           $ 2,431,006              $ 2,423,596
Interest-bearing                                                                                8,986,628                7,679,411
- ----------------------------------------------------------------------------------------------------------------------------------
Total Deposits                                                                                 11,417,634               10,103,007
- ----------------------------------------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold under repurchase agreements                         3,252,259                2,545,327
U.S. Treasury demand notes                                                                         21,050                    8,885
Other short-term borrowings                                                                       331,890                  279,156
Accrued income taxes                                                                              255,062                  182,556
Accrued interest payable                                                                           51,928                   41,442
Other liabilities                                                                                 116,651                  134,381
Long-term debt:
Guaranteed preferred beneficial interests                                                         150,000                  150,000
Other                                                                                           1,154,463                  794,055
- ----------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                              16,750,937               14,238,809
- ----------------------------------------------------------------------------------------------------------------------------------
Commitments and contingent liabilities
- ----------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity:
Preferred stock: Series "A", $3.15 cumulative convertible (10 and 10 shares issued, respectively)     501                      540
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stockholders' Equity:
Common stock (186,076 and 182,513 shares issued, respectively)                                    232,595                  228,141
Paid-in surplus                                                                                   115,855                   52,200
Retained earnings                                                                               1,081,195                  945,943
Net unrealized gain on available for sale securities (net of taxes)                                23,568                      896
- ----------------------------------------------------------------------------------------------------------------------------------
Subtotal                                                                                        1,453,213                1,227,180
Common treasury stock, at cost (1,654 and 1,269 shares, respectively)                             (52,868)                  (9,880)
- ----------------------------------------------------------------------------------------------------------------------------------
Total Common Stockholders' Equity                                                               1,400,345                1,217,300
- ----------------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                      1,400,846                1,217,840
- ----------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                    $18,151,783              $15,456,649
==================================================================================================================================

See notes to consolidated financial statements.

Consolidated Statements Of Income (in thousands, except per share amounts)
For the years ended December 31,                                                       1997                   1996           1995
- ---------------------------------------------------------------------------------------------------------------------------------
Interest Income:
Interest and fees on loans                                                       $  954,992               $830,594       $785,837
Federal funds sold and securities purchased under resale agreements                   4,249                  5,734          9,381
Interest-bearing deposits in other banks                                                 69                  1,080            883
Trading account securities                                                           12,686                 10,058         29,096
Available for sale (AFS) securities                                                 241,382                191,925        135,232
Held to maturity (HTM) securities                                                        --                     --         13,586
- ---------------------------------------------------------------------------------------------------------------------------------
Total Interest Income                                                             1,213,378              1,039,391        974,015
- ---------------------------------------------------------------------------------------------------------------------------------
Interest Expense:
Deposits                                                                            352,656                326,789        309,431
Short-term borrowings                                                               163,096                108,398        108,930
Long-term debt                                                                       71,687                 50,141         51,451
- ---------------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                                              587,439                485,328        469,812
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                                                 625,939                554,063        504,203
Provision for loan losses                                                            63,386                 41,300         22,682
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses                                 562,553                512,763        481,521
- ---------------------------------------------------------------------------------------------------------------------------------
Noninterest Income:
Service charges on deposit accounts                                                  90,835                 83,921         70,301
Other service charges, collections, commissions, and fees                            55,473                 46,478         36,208
Asset securitization gains                                                           17,515                  2,765             --
Bankcard servicing fees and third-party processing fees                              34,295                 30,469         25,974
Insurance commissions and fees                                                       16,975                 15,016         13,655
Mortgage banking activities                                                         117,859                 97,580         86,235
Mortgage banking activities MSR amortization                                        (16,146)               (11,896)        (9,316)
Trust (fiduciary) commissions and fees                                               26,195                 23,104         20,894
Trading account securities gains (losses)                                             1,446                  2,383          6,390
Securities gains (losses)                                                             3,150                  4,618           (952)
Other                                                                                 9,560                 12,006         21,249
- ---------------------------------------------------------------------------------------------------------------------------------
Total Noninterest Income                                                            357,157                306,444        270,638
- ---------------------------------------------------------------------------------------------------------------------------------
Noninterest Expenses:
Salaries and employee benefits                                                      304,903                277,706        274,048
Amortization of intangibles                                                           7,537                  9,249          9,140
Armored and messenger                                                                 6,065                  5,865          5,499
Bankcard interbank interchange and fees                                              34,130                 29,396         18,148
Credit, appraisal, and repossession                                                  17,176                 14,459         14,267
Fees                                                                                  9,942                  8,832          8,638
Furniture and equipment                                                              46,263                 43,252         37,487
Insurance                                                                             6,302                  5,534         16,232
Marketing                                                                            14,258                 12,478         11,444
Occupancy, net                                                                       36,729                 33,096         30,357
Other real estate expenses and loss provision (recovery)                              2,022                    422         (2,296)
Postage                                                                              11,367                 11,100         11,272
Professional                                                                         15,082                  9,020         12,931
Stationery and supplies                                                              18,259                 19,583         18,910
Telephone                                                                            16,317                 14,189         13,278
Travel                                                                                9,797                  8,261          8,178
Other                                                                                32,755                 28,777         23,659
Restructuring charge                                                                     --                     --         44,000
- ---------------------------------------------------------------------------------------------------------------------------------
Total Noninterest Expenses                                                          588,904                531,219        555,192
- ---------------------------------------------------------------------------------------------------------------------------------
Income Before Provision For Income Taxes                                            330,806                287,988        196,967
Provision for income taxes                                                          115,532                103,516         72,336
- ---------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                          215,274                184,472        124,631
Dividend requirement of preferred stock                                                  30                     33             35
- ---------------------------------------------------------------------------------------------------------------------------------
Net Income Applicable to Common Stock                                            $  215,244               $184,439       $124,596
- ---------------------------------------------------------------------------------------------------------------------------------
Earnings Per Common Share Basic                                                  $     1.18               $   1.03       $   0.71
- ---------------------------------------------------------------------------------------------------------------------------------
Earnings Per Common Share Diluted                                                $     1.14               $   1.00       $   0.69
=================================================================================================================================

See notes to consolidated financial statements.

Consolidated Statements Of Stockholders' Equity (in thousands, except per share amounts)
                                                                                                                     Net
                                                                                                              Unrealized
                                                                                                              Gain (Loss)
                                                                                                            on Available
                                                                                                                for Sale     Common
                                                           Preferred      Common    Paid-In       Retained    Securities   Treasury
                                                     Total    Stock        Stock    Surplus       Earnings (Net of Taxes)     Stock
- ------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1995:
As previously reported                          $  889,474     $629     $210,757    $    --     $  741,071      $(54,341) $  (8,642)
Effect of pooling-of-interest transaction           47,894       --        9,242     19,765         19,987        (1,100)        --
- ------------------------------------------------------------------------------------------------------------------------------------
Restated balance, January 1, 1995               $  937,368     $629     $219,999    $19,765     $  761,058      $(55,441) $  (8,642)
Net income for the year                            124,631       --           --         --        124,631            --         --
Sale of common stock through dividend
   reinvestment and common stock purchase plan       2,671       --          396      2,275             --            --         --
Sales of stock to employee benefit plans and
   employee stock purchase plan                      9,163       --        1,475      4,658             --            --      3,030
Common stock issued for acquisitions                   637       --          567         70             --            --         --
Cash dividends:
   Preferred stock - $3.15 per share                   (35)      --           --         --            (35)           --         --
   Common stock - $0.33 per share                  (57,375)      --           --         --        (57,375)           --         --
Conversion of preferred stock to common                 --      (58)          55          3             --            --         --
Purchase of common treasury stock                   (4,459)      --           --         --             --            --     (4,459)
Net unrealized gain on available for sale
   securities (net of taxes)                         69,593      --           --         --             --        69,593         --
Other                                                   801      --           --        801             --            --         --
- ------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                        1,082,995     571      222,492     27,572        828,279        14,152    (10,071)
- ----------------------------------------------------------------------------------------------------------------------- ------------
Net income for the year                             184,472      --           --         --        184,472            --         --
Sale of common stock through dividend reinvestment
   and common stock purchase plan                     3,339      --          342      2,997             --            --         --
Sales of stock to employee benefit plans and
   employee stock purchase plan                       7,808      --        1,323      4,245             --            --      2,240
Cash dividends:
   Preferred stock - $3.15 per share                    (33)     --           --         --            (33)           --         --
   Common stock - $0.38 per share                   (66,775)     --           --         --        (66,775)           --         --
Conversion of preferred stock to common                  (1)    (31)          28          2             --            --         --
Purchase of common treasury stock                    (2,049)     --           --         --             --            --     (2,049)
Net unrealized loss on available for sale
   securities (net of taxes)                        (13,256)     --           --         --             --       (13,256)        --
Common stock issued                                  18,494      --        3,956     14,538             --            --         --
Other                                                 2,846      --           --      2,846             --            --         --
- ------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                        1,217,840     540      228,141     52,200        945,943           896     (9,880)
- ------------------------------------------------------------------------------------------------------------------------------------
Net income for the year                             215,274      --           --         --        215,274            --         --
Sale of common stock through dividend
   reinvestment and common stock purchase plan        3,741      --          264      3,477             --            --         --
Sales of stock to employee benefit plans and
   employee stock purchase plan                       8,952      --        1,569      4,613             --            --      2,770
Common stock issued for acquisitions                 97,283      --        2,844     50,738             (8)           --     43,709
Cash dividends:
   Preferred stock - $3.15 per share                    (30)     --           --         --            (30)           --         --
   Common stock - $0.44 per share                   (77,955)     --           --         --        (77,955)           --         --
Conversion of preferred stock to common                  (1)    (39)          38         --             --            --         --
Purchase of common treasury stock                   (89,467)     --           --         --             --            --    (89,467)
Purchase and retirement of common stock              (2,969)     --         (261)      (679)        (2,029)           --         --
Net unrealized gain on available for sale
   securities (net of taxes)                         22,672      --           --         --             --        22,672         --
Other                                                 5,506      --           --      5,506             --            --         --
- ------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                       $1,400,846    $501     $232,595   $115,855     $1,081,195      $ 23,568   $(52,868)
====================================================================================================================================

See notes to consolidated financial statements.

Consolidated Statements Of Cash Flows (in thousands, except number of shares)
For the years ended December 31,                                                       1997              1996              1995
- --------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities:
Net income                                                                      $   215,274       $   184,472       $   124,631
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
Provision for loan losses                                                            63,386            41,300            22,682
Provision for (recovery of) loss on other real estate                                 1,135               (20)           (2,809)
Provision for depreciation and amortization                                          35,419            32,841            28,031
Provision for amortization of intangible assets                                       7,537             9,249             9,140
Provision for deferred income taxes                                                  58,494            58,293            17,620
Net change in deferred loan origination fees and costs                               53,970            52,468           (10,294)
Net amortization of AFS & HTM securities discounts and premiums                       2,931              (609)               20
Proceeds from sales of mortgage loans held for sale                               5,175,757         3,709,605         3,460,687
Origination of mortgage loans held for sale                                      (5,295,498)       (3,253,230)       (2,785,149)
AFS & HTM securities (gains) losses                                                  (3,085)           (4,549)              806
Net realized gains on sold loans                                                    (26,613)           (6,286)           (9,107)
Decrease (increase) in trading account securities                                   192,166           190,907           (84,567)
Decrease (increase) in accrued income receivable                                    (12,195)           (7,452)            3,512
Increase (decrease) in accrued interest payable                                       8,897            (7,295)           21,028
Increase (decrease) in accrued income taxes                                           1,372             6,482            (9,153)
Other operating activities                                                         (180,149)         (245,386)           58,390
- --------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                           298,798           760,790           845,468
- --------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities:
Proceeds from sales of available for sale securities                                384,267           157,211           283,970
Redemption of matured available for sale securities                               1,105,935         1,090,611           902,584
Redemption of matured held to maturity securities                                        --                --            72,004
Purchases of available for sale securities                                       (2,365,561)       (1,779,925)       (1,451,752)
Purchases of held to maturity securities                                                 --                --           (77,620)
Net (increase) decrease in interest-bearing deposits in other banks                  31,107            (8,970)          (17,402)
Net increase in loans and leases                                                 (2,113,389)       (1,490,563)       (1,085,713)
Proceeds from sale of auto loans                                                    802,935            10,800           250,068
Purchase of premises and equipment                                                  (39,967)          (50,057)          (46,064)
Proceeds from sales of other real estate                                             11,530            12,542            15,974
Payments to improve other real estate                                                (3,627)           (3,548)           (4,312)
Net cash (paid for) received from acquisitions                                       37,468            15,640               677
- --------------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                            (2,149,302)       (2,046,259)       (1,157,586)
- --------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
Net increase in deposits                                                          1,080,723           683,042           760,808
Net increase (decrease) in Federal funds purchased and securities sold
   under repurchase agreements and U.S. Treasury demand notes                       728,777           573,559          (228,841)
Proceeds from issuance of nonrecourse debt on leveraged leases                       37,440            71,142                --
Payments on nonrecourse debt on leveraged leases                                    (24,557)          (28,099)          (31,025)
Proceeds from issuance of long-term debt and short-term borrowings                  566,439           585,387           238,806
Payments on long-term debt and short-term borrowings                               (203,355)         (310,033)         (127,610)
Proceeds from issuance of common stock and sales of treasury stock                   12,693            10,770            11,834
Purchases of treasury stock                                                         (89,467)           (2,049)           (4,459)
Purchases of stock for retirement                                                    (2,969)               --                --
Dividends paid                                                                      (77,881)          (66,653)          (57,401)
- --------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                         2,027,843         1,517,066           562,112
- --------------------------------------------------------------------------------------------------------------------------------
Net Increase in Cash and Cash Equivalents                                           177,339           231,597           249,994
Cash and Cash Equivalents, Beginning of Year                                      1,248,362         1,016,765           766,771
- --------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, End of Year                                          $ 1,425,701       $ 1,248,362       $ 1,016,765
================================================================================================================================
                                                                                                                     (continued)

Consolidated Statements Of Cash Flows (in thousands, except number of shares) continued
For the years ended December 31,                                                     1997               1996                1995
- ----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest                                                                       $  578,171           $493,045            $448,145
Income taxes                                                                       56,456             37,915              58,244
==================================================================================================================================
Supplemental Schedule of Noncash Investing
   and Financing Activities:
Conversion of 736; 595; and 1,105 shares of convertible
   preferred stock into 30,149; 23,876; and 45,249 shares of
   common stock, respectively                                                  $       39           $     31            $     58
==================================================================================================================================
Transfer of loans to other real estate                                         $    6,165           $  5,671            $ 11,362
==================================================================================================================================
Securities transferred from held to maturity to available for sale             $       --           $     --            $298,019
==================================================================================================================================
Net change in unrealized gain (loss) on available for sale securities
   net of deferred taxes (included in stockholders' equity)                    $   22,672           $(13,256)           $ 69,593
==================================================================================================================================
Tax benefit resulting from certain stock option transactions                   $    5,506           $  2,846            $    801
==================================================================================================================================

In 1997, FSCO acquired American Bancorp of Nevada with total assets of approximately $304,272,000 and liabilities of $271,970,000 through the issuance of 5,337,093 shares of FSCO's common stock. In 1995, FSCO acquired three small companies with total assets of approximately $2,727,000 and $1,372,000 in liabilities for $482,000 in cash and 454,725 shares of FSCO's common stock.

See notes to consolidated financial statements.                      (concluded)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 1997, 1996 AND 1995


NOTE 1: Summary Of Significant Accounting And Reporting Policies

First Security Corporation (FSCO), a bank holding company, provides a full range of financial services to individual and business customers through its bank and nonbank subsidiaries and their branches in Utah, Idaho, New Mexico, Oregon, Nevada, Wyoming, and California. FSCO and its subsidiaries are subject to competition from other financial institutions and to the regulations of certain federal agencies and undergo periodic examinations by those agencies.

Basis of Financial Statement Presentation. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and the valuation of mortgage servicing rights. In connection with the determination of the reserve for loan losses and the valuation of real estate owned, management obtains independent appraisals for significant properties.

Consolidation. The consolidated financial statements include the accounts of FSCO and its subsidiaries. The consolidated financial statements for 1997, 1996, and 1995 have been retroactively restated for the 1998 acquisition of California State Bank (CSB) using the pooling-of-interest method of accounting (See Note 20). All significant intercompany accounts and transactions are eliminated in consolidation. The results of operations of insignificant companies acquired using the pooling-of-interests method and the results of operations of companies which were acquired and subject to purchase accounting are included from the dates of acquisition.

Federal Funds Sold and Securities Purchased Under Resale Agreements. Federal funds sold are unsecured short-term investments entered into with other financial institutions. Securities purchased under resale agreements are short-term investments. FSCO's subsidiaries generally hold the securities as collateral during the term of the investment.

Trading Account, Available for Sale, and Held to Maturity Securities (See Note
4). Trading account securities are carried at fair value with net unrealized gains or losses included in earnings during the period. Available for sale securities are carried at fair value with net unrealized gains or losses (net of taxes) excluded from income and reported as a separate component of stockholders' equity. Held to maturity securities are reported at amortized cost, based on management's positive intent and FSCO's and its subsidiaries' ability to hold such securities to maturity. Gains or losses are determined on the specific identification method. As allowed for under Financial Accounting Series "Special Report - A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt Securities", FSCO elected to reclassify all investments from held to maturity to available for sale in December 1995.

Loans Held For Sale. Mortgage loans originated for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans Receivable (See Note 5). Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balance adjusted for any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield over the life of the related loan.

Mortgage Banking Activities. FSCO originates mortgage loans for sale in the secondary market. Mortgage servicing rights are capitalized and amortized in proportion to and over the period of estimated net servicing income from the related mortgage loans. FSCO's carrying values of mortgage servicing rights and the amortization thereof are periodically evaluated in relation to estimated future net servicing revenues. Impairment of mortgage servicing rights is recorded through a valuation allowance. For purposes of impairment evaluation and measurement, the mortgage servicing rights are stratified based on the predominant risk characteristics of the underlying loans. For FSCO, these risk characteristics include interest rate above and below 9%, term to maturity 15 and 30 year, and loan type. Mortgage servicing rights are included with intangible assets in the consolidated balance sheets.

Financial Asset Transfers and Servicing. Effective January 1, 1997, FSCO adopted Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (as amended by SFAS No. 127, see Note 16). SFAS No. 125 establishes certain criteria for a transfer of assets to qualify as a sale. If the transfer does not meet these criteria, the transaction is accounted for as a secured borrowing. SFAS No. 125 also supersedes SFAS No. 122 by establishing new criteria for when to recognize a servicing asset. All sales of financial assets during the year have met the qualifications for sale treatment. The adoption of SFAS No. 125 did not have a material effect on FSCO's consolidated financial statements.

Lease Financing (See Note 5). Certain of FSCO's subsidiaries lease various types of equipment to customers under both leveraged and nonleveraged arrangements. For leveraged leases, a significant part of the cost of the equipment is financed by other institutional lenders who depend on the related lease and equipment as collateral for their loans, with no recourse to the subsidiaries. The investment in lease financing consists principally of rentals receivable and estimated residual values, less related unearned income. Unearned income is amortized into income so as to produce a constant periodic rate of return on the unrecovered investment. Investment tax credits on lease financing equipment are deferred and amortized to income over the investment recovery period.

Reserve for Loan Losses (See Note 5). The reserve for loan losses is established to absorb known and inherent losses primarily resulting from outstanding loans and leases. Reserves for loan losses on consumer, credit card, residential mortgage, leases, and other loans with similar homogeneous characteristics are established for the respective loan portfolio based on historical loss experience considering current and anticipated economic conditions. Reserves for loan losses on commercial, commercial real estate, construction loans, and loan commitments are evaluated on both a specific loan basis and historical loss experience considering the credit quality, collateral, financial strength of the borrower and current economic conditions. Losses are charged and recoveries are credited directly to the reserve. The provision for loan losses charged to expense is an amount which, in management's judgment, is sufficient to maintain the balance in the reserve at an adequate level. While management uses the best information available on which to base estimates, future adjustments to the reserve may be necessary if economic conditions, particularly in FSCO's markets, differ substantially from the assumptions previously used by management.

FSCO accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". A loan is considered impaired under SFAS No. 114 when, based on current information, it is probable that the lender will not be able to collect all the principal and interest due under the contractual terms of the loan. SFAS Nos. 114 and 118 require that an impaired loan be valued based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market value or the fair value of the collateral if the loan is collateral dependent. Cash receipts on impaired loans not performing are generally applied to reduce principal balances. FSCO evaluates individual non-homogeneous loans in excess of $1 million for impairment while such loans are on nonaccrual or the loan has been restructured. Smaller balance, homogeneous loans, including consumer mortgage, installment, revolving credit, and consumer loans, are collectively evaluated for impairment. Loans are placed on nonaccrual status upon becoming 90 days past due as to interest or principal, unless both well-secured and in the process of collection. Generally, consumer loans not secured by real estate are not placed on nonaccrual status, but are entirely charged off after 120 days of becoming past due.

Premises and Equipment (See Note 6). Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization included in noninterest expenses are computed using accelerated and straight-line methods over the estimated useful lives of the related assets.

Other Real Estate. Other real estate is carried at the lower of cost or fair value less estimated selling costs.

Securities Sold Under Repurchase Agreements. In accordance with SFAS No. 125, securities sold under agreements to repurchase are accounted for as financing transactions and are recorded at the amount at which the securities will be reacquired, including accrued interest. Collateralization limits, based on market values, generally range from 100% to 105%, depending on maturity.

Derivative Financial Instruments. FSCO enters into a variety of derivative financial instruments as part of its interest rate risk management and in its trading activities. Derivatives used in trading activities such as financial futures and options contracts are marked to market. Any changes in the market value are recognized in income at the time the changes occur and are reported as noninterest income in the consolidated statements of income. Interest rate swaps, caps, and corridors are used in FSCO's interest rate risk management activities and are classified as hedges or matched transactions. Interest-rate swap agreements are designated with the principal balance and term of specific debt obligations or loan balances. These agreements involve the exchange of amounts based on a fixed or variable interest rate for amounts based on variable or fixed interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest income or interest expense depending on the assets or liabilities designated (the accrual accounting method). The related amount payable to or receivable from counterparties is included in other liabilities or assets.

The fair values of the swap agreements are not recognized in the financial statements. Gains and losses on terminations of interest-rate swap agreements are deferred as an adjustment to the carrying amount of the outstanding assets or liabilities and amortized as an adjustment to interest expense or income over the remaining term of the original contract life of the terminated swap agreement. In the event of the early extinguishment of a designated asset or debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment. For those derivatives classified as hedges, the derivative is marked to market with the gains and losses deferred and amortized as a yield adjustment over the life of the underlying assets or liabilities. Premiums paid are deferred and amortized over the life of the agreement on a straight-line basis.

FSCO purchases and sells interest-rate cap and corridor agreements that hedge specific customer transactions and limit its exposure to interest rates. The strike price of these agreements exceeds the current market levels at the time they are entered into. The interest rate indices specified by the agreements have been and are expected to be highly correlated with the interest rates FSCO incurs on these transactions. Payments to be received/paid as a result of the specified interest rate index differing from the strike price are accrued in income receivable/interest payable and are recognized as an offset to interest income/expense (the accrual accounting method). The cost of these agreements is included in other assets and amortized to interest income/expense ratably during the life of the agreement. Upon termination of an interest-rate cap agreement, to the extent it represents the value attributable to the market interest rate differing from the strike rate of the cap/corridor, the gain/loss is deferred in other liabilities and amortized over the remaining term of the original contractual life of the agreement as an offset of interest income/ expense. Additional gains or losses are recognized in earnings. Any notional amounts of agreements in excess of the balance of the customer transaction expected to be outstanding during their terms would be marked to market, with changes in market value recorded in other income (expense).

Income Taxes (See Note 9). FSCO utilizes an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes.

Interest and Fees on Loans. Accrual of interest on a loan is discontinued when the borrower has defaulted for a period of 90 days or more in the payment of principal or interest, or both, unless the loan is well-secured and in the process of collection. Loan origination fees net of certain loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the yield.

Stock-Based Compensation. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which became effective for FSCO beginning January 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Since FSCO has decided to disclose the effects of SFAS No. 123 on a proforma basis and to continue to follow APB 25 (as permitted by SFAS No. 123) as it relates to stock-based compensation, the appropriate required disclosure of the effects of SFAS No. 123 are included in Note 13.

Intangible Assets. Included in intangible assets is the excess of cost over fair value of net assets acquired of companies acquired using the purchase method of accounting. Such excess is amortized on the straight-line basis over five to 25 years and periodically reviewed for impairment.

Goodwill. Impairment of goodwill is determined on a periodic basis in accordance with Accounting Principles Board Opinion No. 17, "Intangible Assets". There were no significant impairments of goodwill during 1997 or 1996.

Long-Lived Assets. Impairment of long-lived assets, including goodwill, is determined by evaluating long-lived assets on a periodic basis in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to be Disposed Of", which was adopted on January 1, 1996. Assets determined to be impaired are written down to their fair value. There were no significant impairments during 1997 or 1996.

Consolidated Statements of Cash Flows. For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks as well as federal funds sold and securities purchased under resale agreements with an original maturity of 90 days or less.

Earnings Per Share. Effective December 31, 1997, FSCO adopted SFAS No. 128, "Earnings Per Share", and retroactively restated its earnings per share (EPS) for 1997, 1996, and 1995 to conform with SFAS No. 128. Additional restatements were made to reflect the effects of the 3-for-2 stock split announced January 26, 1998 and the stock splits that were paid May 15, 1997 and February 17, 1996 (See Note 12).

Reclassifications. Certain reclassifications of CSB amounts, and previously reported FSCO 1996 and 1995 amounts, have been made to conform to FSCO's 1997 classifications.


NOTE 2: Restructuring Charge

In December 1995, FSCO completed an intensive review of its operations and businesses and announced the results of a corporate-wide process redesign plan called Project VISION. The process redesign was done to generate efficiencies and enhance profitability of business and administrative work processes of all operations of FSCO. As a result of this process redesign, FSCO recorded a $44.0 million pre-tax restructuring charge, $27.7 million after-tax, in December 1995. Included in the restructuring charge were reduction in force costs of $20.5 million associated with employees from all levels throughout FSCO; costs of $11.5 million associated with owned and leased facilities that will be vacated, and furniture, equipment and leasehold improvements that will be abandoned or sold as a result of business and process changes under Project VISION (these costs include the future lease payments of leased facilities that will be vacated, estimated losses from the sale of owned facilities that will be vacated, and estimated losses from the sale or abandonment of furniture, equipment, and leasehold improvements that will no longer be utilized in the business operations of FSCO and related costs of charter consolidation); pension and postretirement curtailment losses of $1.2 million that result from the elimination of 1,577 full-time equivalent employees thus resulting in a reduction in active plan participants in FSCO's pension and postretirement benefit plans; and outside service fees and other costs related to the redesign effort of $10.8 million.

The following table presents a summary of activity with respect to the restructuring reserve (in thousands):

                                             1997                 1996              1995
- ------------------------------------------------------------------------------------------
Balance, January 1                        $ 9,147             $ 35,218         $       --
Provision charged against income               --                   --             44,000
Cash outlays                               (7,330)             (24,023)            (3,824)
Noncash charges                              (890)              (2,048)            (4,958)
- ------------------------------------------------------------------------------------------
Balance at December 31                    $   927             $  9,147         $   35,218
==========================================================================================

The remaining balance in the restructuring reserve represents severance payable over the next 12 months.


NOTE 3: Cash And Due From Banks

The Federal Reserve requires FSCO's national banking subsidiaries to maintain certain average reserve balances with the Federal Reserve or through approved correspondent banks. For the years ended December 31, 1997 and 1996, the required average reserve balances were approximately $87,873,000 and $69,146,000, respectively.


NOTE 4: Trading Account, Available For Sale, And Held To Maturity Securities

The amortized cost and fair value of securities were as follows (in thousands):

Available For Sale:                                                    Gross                    Gross               Estimated
                                          Amortized               Unrealized               Unrealized                    Fair
As of December 31, 1997                        Cost                    Gains                   Losses                   Value
- -----------------------------------------------------------------------------------------------------------------------------
Debt Securities issued by U.S. Treasury
   and other U.S. Government
   agencies and corporations             $1,003,935                  $ 7,160                $   (234)              $1,010,861
Debt securities issued by states
   and political subdivisions               297,482                    6,309                    (207)                 303,584
Corporate debt securities                     7,521                       89                     (20)                   7,590
Mortgage-backed securities                2,859,331                   20,115                  (4,450)               2,874,996
Small Business Administration
  pool certificates                           4,648                      219                      --                    4,867
Equity securities                            69,081                    8,978                    (281)                  77,778
Federal Home Loan Bank and
   Federal Reserve stock                     71,849                       --                       --                  71,849
- -----------------------------------------------------------------------------------------------------------------------------
Totals                                   $4,313,847                  $42,870                $ (5,192)              $4,351,525
=============================================================================================================================
As of December 31, 1996
- -----------------------------------------------------------------------------------------------------------------------------
Debt Securities issued by U.S. Treasury
   and other U.S. Government
   agencies and corporations             $  797,072                  $ 3,570                $ (1,142)              $  799,500
Debt securities issued by states
   and political subdivisions               245,127                    3,180                    (699)                 247,608
Corporate debt securities                     8,022                       53                     (40)                   8,035
Mortgage-backed securities                2,147,689                    8,322                 (17,590)               2,138,421
Small Business Administration
  pool certificates                          14,973                      204                    (133)                  15,044
Equity securities                            50,147                    6,068                    (106)                  56,109
Federal Home Loan Bank and
   Federal Reserve stock                     60,080                       --                       --                  60,080
- -----------------------------------------------------------------------------------------------------------------------------
Totals                                   $3,323,110                  $21,397                $(19,710)              $3,324,797
=============================================================================================================================

The fair value and amortized cost of securities transferred from held to maturity to available for sale in December 1995, as permitted by supplemental guidance issued in relation to SFAS No. 115 (see Note 1), were $297,576,000 and $293,767,000, respectively. The net unrealized gain related to the securities transferred was $3,809,000.

The amortized cost and estimated fair value of debt securities at December 31, 1997 by contractual maturity are shown below (in thousands). Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Available For Sale                        Amortized    Estimated
                                               Cost   Fair Value
[S]                                      [C]          [C]
- ----------------------------------------------------------------
Due in one year or less                  $   97,005   $   97,206
Due after one year through five years       957,009      963,976
Due after five years through ten years      188,145      192,383
Due after ten years                          66,779       68,470
- ----------------------------------------------------------------
Total debt securities                     1,308,938    1,322,035
Mortgage-backed securities                2,859,331    2,874,996
Small Business Administration
  pool certificates                           4,648        4,867
Equity securities                           140,930      149,627
- ----------------------------------------------------------------
Totals                                   $4,313,847   $4,351,525
================================================================

Proceeds, gross gains, and gross losses from sales of securities using the specific identification method were as follows (in thousands):

                           Available for Sale
                     ------------------------------
                         1997       1996       1995
- ---------------------------------------------------
Proceeds             $384,267   $157,211   $283,970
===================================================
Gross gains          $  5,596   $  4,699   $  2,660
Gross losses           (2,446)       (81)    (3,612)
- ---------------------------------------------------
Net Gains (Losses)   $  3,150   $  4,618   $   (952)
===================================================

The change in net unrealized holding loss on trading account securities that has been included in earnings for the years ended December 31, 1997, 1996, and 1995 totaled $618,617, $215,266, and $366,672, respectively.

Interest earned on tax exempt securities was approximately $13,716,000, $10,802,000, and $9,447,000, respectively, for the years ended December 31, 1997, 1996, and 1995.

At December 31, 1997 and 1996, securities carried at $2,819,619,000 and $2,474,385,000, respectively, were pledged for various purposes. Included in these pledged securities were trading account securities totaling $38,775,000 and $66,555,000, respectively.

At December 31, 1997 and 1996, FSCO and its subsidiaries had available for sale securities sold under repurchase agreements totaling $2,253,032,000 and $1,998,745,000, respectively. The carrying value, approximate market value, related repurchase liability, and weighted average interest rate of the repurchase liabilities related to the securities sold under repurchase agreements (grouped by maturity of the repurchase agreement) are as follows (amounts in thousands):

                                                1997                                          1996
- -----------------------------------------------------------------------------------------------------------------
                                          Collateralized By                             Collateralized By
- -----------------------------------------------------------------------------------------------------------------
                                 U.S. Treasury      U.S. Government            U.S. Treasury      U.S. Government
Maturity                           Obligations   Agency Obligations              Obligations   Agency Obligations
- -----------------------------------------------------------------------------------------------------------------
Overnight:
Carrying amount                    $    74,077          $    54,334              $    44,871          $     5,785
Market value                            74,077               54,334                   44,871                5,785
Repurchase liability                    71,799               53,639                   44,147                4,742
Weighted average interest rate            6.70%                5.95%                    6.77%                4.65%
2 to 30 days:
Carrying amount                         57,485              484,866                   66,377               27,223
Market value                            57,485              484,866                   66,377               27,223
Repurchase liability                    55,772              484,487                   63,793               27,326
Weighted average interest rate            5.69%                5.89%                    5.40%                5.36%
31 to 90 days:
Carrying amount                            497                3,027                    1,016                6,486
Market value                               497                3,027                    1,016                6,486
Repurchase liability                       497                3,024                    1,007                6,469
Weighted average interest rate            5.70%                5.50%                    5.23%                5.33%
Demand:
Carrying amount                        197,015            1,352,917                  185,911            1,661,031
Market value                           197,015            1,352,917                  185,911            1,661,031
Repurchase liability                   193,273            1,347,896                  179,703            1,671,781
Weighted average interest rate            5.63%                5.35%                    6.14%                5.67%
=================================================================================================================

Securities sold under agreements to repurchase averaged approximately $2,003,242,000 and $1,634,905,000 during 1997 and 1996, and the maximum amounts outstanding at any month-end during 1997 and 1996 were $2,252,682,000 and $2,086,597,000, respectively. Approximately 25% of the securities sold under repurchase agreements were delivered to broker-dealers who arranged the transactions. The broker-dealers may have sold, loaned, or otherwise disposed of such securities to other parties in the normal course of their operations, and have agreed to resell to FSCO substantially identical securities at the maturities of the agreements. The remaining securities sold are either held by FSCO or delivered into a third-party custodian's account designated by FSCO under a written custodial agreement that explicitly recognizes FSCO's interest in the securities.


NOTE 5: Loans

Loans (net of unearned income) consisted of the following (in thousands):

As of December 31,                      1997         1996
- ---------------------------------------------------------
Commercial, financial,
   and agricultural               $2,758,865   $2,269,160
Real estate:
   Commercial                      1,112,042    1,132,787
   Residential                     1,558,798    1,631,732
   Construction                      739,029      559,985
Consumer                           2,905,795    3,011,904
Leases                             1,030,621      753,061
- ---------------------------------------------------------
Total                             10,105,150   9,358,629
Reserve for loan losses             (157,525)    (142,693)
- ---------------------------------------------------------
Totals                            $9,947,625  $9,215,936
=========================================================

At December 31, 1997 and 1996, loans carried at approximately $895,308,000 and $643,653,000, respectively, were pledged for various purposes.

Included in loans were loans to directors, executive officers, and to their associates as follows (in thousands):

                                   1997             1996
- --------------------------------------------------------
Balance, January 1             $126,117         $ 74,210
Additions                        22,262           55,720
Repayments                       (8,591)          (3,813)
- --------------------------------------------------------
Balance, December 31           $139,788         $126,117
========================================================

None of the above loans to directors, executive officers, and to their associates as of December 31, 1997 and 1996 were nonaccruing, were past due, or had been restructured.

Concentrations of Credit Risk. Most of FSCO's lending activity is with customers located in the western United States. An economic downturn in the western United States would likely have a negative impact on FSCO's results of operations depending on the severity of the downturn. FSCO maintains a diversified portfolio and does not have significant on- or off-balance sheet concentrations of credit risk in any one industry.

Lease financing consisted of the following (in thousands):

As of December 31,                    1997        1996
- ------------------------------------------------------
Leveraged leases                $  209,070    $197,207
Non leveraged leases               819,824     555,320
Assets held for sale or lease        1,727         534
- ------------------------------------------------------
Totals                          $1,030,621    $753,061
======================================================

Changes in the reserve for loan losses were as follows (in thousands):

                              1997       1996       1995
- --------------------------------------------------------
Balance, January 1        $142,693   $135,011   $138,107
Provision charged
   to expense               63,386     41,300     22,682
Reserves acquired
   through acquisitions
   (Note 15)                 4,459      3,493         --
Loans charged off,
   net of recoveries of
   $33,182, $27,098,
   and $28,087,
   respectively            (53,013)   (37,111)   (25,778)
- --------------------------------------------------------
Balance, December 31      $157,525   $142,693   $135,011
========================================================

FSCO's investment in impaired loans at December 31, 1997 and 1996, as defined in SFAS Nos. 114 and 118, totaled $4,688,000 and $5,566,000, respectively. The
SFAS No. 114 allowance related to impaired loans at December 31, 1997 and 1996 was $4,175,000 and $5,566,000, respectively. During the years ended December
31, 1997, 1996, and 1995, FSCO's average investment in impaired loans was approximately $6,179,000, $7,770,000, and $5,644,000, respectively. Interest income recognized on impaired loans totaled $261,000, $130,000, and $196,000 for 1997, 1996, and 1995, respectively.

At December 31, 1997 and 1996, total nonaccruing loans were $36,876,000 and $35,750,000, respectively. Gross interest income foregone on nonaccruing loans during 1997, 1996, and 1995 was $2,810,000, $3,242,000, and $2,506,000,
respectively. In 1997, there was $1,916,000 of troubled debt restructuring and none in 1996 and 1995.

During 1997 and 1995, FSCO securitized approximately $802,935,000 and $250,899,000 of auto loans and sold certificates to investors bearing interest rates ranging from 6.1% to 6.5% and 6.25%, respectively. FSCO will continue to service the underlying auto loans for a fee through 2003 and 2001 for the 1997 and 1995 securitizations, respectively.

The estimated fair value of capitalized servicing rights related to the auto loans securitized was $12,197,000 (net of a valuation allowance of $772,000) at December 31, 1997. The risk characteristics used to value auto loan and mortgage loan servicing assets are loss rates, prepayment speed, weighted average remaining maturities, and weighted average loan ages. A discounted cash flow model is used to value the auto loan servicing assets using a loss rate of 0.6%, prepayment assumption of 1.5% (using the Asset-Backed Securities model), and a discount rate of 9%.

Following is a summary of capitalized servicing rights, net of accumulated amortization (in thousands):

                              1997        1996        1995
- ----------------------------------------------------------
Balance, January 1        $ 78,586    $ 52,604    $ 56,130
Originated                 103,084      42,678      17,832
Purchased                       --          --       1,818
Sold                       (56,122)     (4,800)    (13,860)
Amortization               (16,146)    (11,896)     (9,316)
Valuation allowance           (772)         --          --
- ----------------------------------------------------------
Balance, December 31      $108,630    $ 78,586    $ 52,604
==========================================================

Mortgage Banking Activities. At December 31, 1997 and 1996, FSCO's subsidiaries were servicing 127,858 and 123,524 mortgage loans, aggregating $11,152,501,000 and $10,664,568,000, respectively, of which $12,995,000 and $18,060,000 were subserviced as of December 31, 1997 and 1996, respectively. The amount of loan principal that was delinquent on serviced loans at December 31, 1997 and 1996 was approximately $447,968,000 and $321,946,000, respectively. Related trust funds were on deposit with FSCO's subsidiary banks.

FSCO sold mortgage servicing rights on a bulk sale basis in 1996 and 1995 related to mortgage loans totaling approximately $0.5 billion and $1.2 billion with gains of $2.5 million and $7.5 million, respectively. During 1997 FSCO sold mortgage loan servicing rights on a monthly basis concurrent with the securitization and marketing of approximately $2.8 billion of mortgage loans. The value of such servicing rights recognized in accordance with the provisions of FASB Statement 125 totaled approximately $51.4 million.

The mortgage servicing rights capitalized at December 31, 1997, represents the rights to service approximately $8.8 billion of mortgage loans. In addition, FSCO has approximately $2.4 billion of loans for which the mortgage servicing rights were not capitalized. No valuation allowance was required as of December 31, 1997 or 1996. Mortgage servicing assets are recorded at a discounted fair value based on an active market for such rights. The estimated fair value of capitalized mortgage servicing rights was $122,141,000, $96,728,000 and $62,294,000 at December 31, 1997, 1996, and 1995 respectively.

During the year ended December 31, 1997, FSCO issued 302 GNMA loan pools with security proceeds of $2,437,749,000. Additionally, FSCO was servicing 1,081 GNMA loan pools with an outstanding security balance of $1,890,187,000 at December 31, 1997. During the year ended December 31, 1997, FSCO originated 27,825 FHA/VA insured/guaranteed mortgage loans with loan proceeds of $2,792,895,000. Additionally, FSCO was servicing 29,983 FHA/VA insured/guaranteed mortgage loans with an unpaid principal balance of $2,494,477,000 at December 31, 1997.


NOTE 6: Premises And Equipment

Premises and equipment consisted of the following (in thousands):

As of December 31,                  1997            1996
- --------------------------------------------------------
Land                           $  46,678       $  37,981
Buildings and improvements       202,377         166,899
Equipment                        204,029         239,956
Leasehold improvements            19,921          18,643
Construction in progress          33,591          41,111
- --------------------------------------------------------
Totals                           506,596         504,590
Accumulated depreciation
   and amortization             (218,163)       (252,776)
- --------------------------------------------------------
Net                            $ 288,433       $ 251,814
========================================================

The executive offices of FSCO are located in an owned facility in Salt Lake City, Utah. In addition, other office buildings are owned in Salt Lake City, Utah; Boise, Idaho; Las Vegas, Nevada, Albuquerque, New Mexico, and West Covina, California.

At December 31, 1997, a total of 188 bank offices were in owned buildings, with the remaining 112 bank offices located in facilities leased under operating leases with terms ranging from 1 to 30 years and renewal options ranging from 1 to 30 years. Offices of the nonbank subsidiaries are almost all located in owned quarters.

At December 31, 1997, future minimum lease payments by year related to operating leases for premises and equipment were as follows (in thousands):

1998                                      $25,438
1999                                       20,619
2000                                       10,617
2001                                        7,776
2002                                        5,649
Thereafter                                 12,557
- -------------------------------------------------
Total                                     $82,656
=================================================

Total rent expense under all operating leases for 1997, 1996, and 1995 approximated $24,551,000, $21,362,000, and $18,854,000, respectively.


NOTE 7: Deposits

Deposits consisted of the following (in thousands):

As of December 31,                                        1997         1996
- ----------------------------------------------------------------------------
Non interest-bearing demand deposit accounts       $ 2,431,006   $2,423,596
Interest-bearing demand and savings                  1,806,142    2,664,095
Money market accounts                                2,348,183    1,222,468
Time certificates of deposit less than $100,000      3,432,314    2,920,640
Time certificates of deposit of $100,000 or more     1,399,989      872,208
- ----------------------------------------------------------------------------
Totals                                             $11,417,634  $10,103,007
============================================================================


NOTE 8: Line Of Credit

FSCO had a $200 million line of credit at December 31, 1997 which expires in 2000. The line is unsecured and bears interest generally at various calculated rates or at the prime rates of the lending institutions. There were no borrowings under the line of credit at December 31, 1997.


NOTE 9: Income Taxes

Accrued income taxes payable consisted of the following (in thousands):

As of December 31,                  1997        1996
- ----------------------------------------------------
Current                         $  3,124    $  2,370
Deferred                         251,938     180,186
- ----------------------------------------------------
Totals                          $255,062    $182,556
====================================================

The income tax provisions consisted of the following components (in thousands):

                        1997         1996        1995

- -----------------------------------------------------
Current:
Federal             $ 51,064      $41,051     $49,156
State                  5,974        4,172       5,560
- -----------------------------------------------------
Subtotals             57,038       45,223      54,716
- -----------------------------------------------------
Deferred:
Federal               49,146       48,958      14,410
State                  9,348        9,335       3,210
- -----------------------------------------------------
Subtotals             58,494       58,293      17,620
- -----------------------------------------------------
Totals              $115,532     $103,516     $72,336
=====================================================

The tax provisions were at effective rates as follows:

                                                           1997   1996   1995
- ------------------------------------------------------------------------------
U.S. Federal income tax rate                               35.0%  35.0%  35.0%
Change in rate resulting from:
Tax-exempt state and  municipal bond income                (1.5)  (1.4)  (1.9)
Amortization of intangibles                                 0.7    0.9    1.4
State income taxes, net of U.S. Federal income tax benefit  2.9    2.7    2.5
Tax credits and  miscellaneous items                       (2.2)  (1.3)  (0.3)
- ------------------------------------------------------------------------------
Effective Tax Rates                                        34.9%  35.9%  36.7%
==============================================================================

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows (in thousands):

As of December 31,                                              1997       1996
- -------------------------------------------------------------------------------
Assets:
  Loan loss reserve                                         $ 58,347   $ 52,451
  Other reserves                                                 647      3,323
  Deferred income                                              3,718      1,639
  Other postretirement benefits                                1,707      1,438
  NOL carryforward                                             1,498      1,498
  Deferred compensation                                        4,212      3,172
  Other                                                        5,153      4,952
- -------------------------------------------------------------------------------
  Total Deferred Tax Assets                                   75,282     68,473
- -------------------------------------------------------------------------------
Liabilities:
  Leasing operations                                         259,596    207,562
  Depreciation                                                 5,498      5,068
  Pension plan contributions                                   2,848      1,103
  Originated mortgage servicing rights                        28,376     19,530
  FHLB stock dividends                                         7,000      5,538
  Deferred loan fees                                           6,084      6,336
  Fair value adjustments on available for sale securities     13,982        791
  Other                                                        3,836      2,731
- -------------------------------------------------------------------------------
  Total Deferred Tax Liabilities                             327,220    248,659
- -------------------------------------------------------------------------------
Net Deferred Tax Liability                                  $251,938   $180,186
===============================================================================


NOTE 10: Long-Term Debt

The details of long-term debt, including related short-term maturities, were as follows (in thousands):

As of December 31,                                             1997        1996
- -------------------------------------------------------------------------------
Parent company:
Medium-term notes due 1998-2003                          $   32,750  $   32,750
Floating rate notes due 1999                                  6,842       6,984
7.875% senior notes due 1999                                 98,962      98,962
7.50% subordinated notes due 2002                            75,000      75,000
7.00% subordinated notes due 2005                           125,000     125,000
6.875% senior notes due 2006                                150,000     150,000
Subsidiaries:
Bank:
European Medium Term Floating Rate Notes due 2002           300,000          --
Other                                                       647,397     583,476
Guaranteed Preferred Beneficial Interests -
  8.41% subordinated capital income securities due 2026     150,000     150,000
Nonbank                                                         402       1,039
- -------------------------------------------------------------------------------
Totals                                                    1,586,353   1,223,211
Less current maturities included
  in other short-term borrowings                           (281,890)   (279,156)
- -------------------------------------------------------------------------------
Long-Term Portion                                        $1,304,463  $  944,055
===============================================================================

Medium Term Notes Due 1998-2003: Senior medium term notes are unsecured and bear interest at fixed rates ranging from 5.71% to 9.07% with a weighted average coupon of 6.53%. The notes mature from 1998 to 2003 with interest payable semi-annually at the stated rate on February 19 and August 19 of each year. Terms of the notes restrict, among other things, the ability of FSCO to reduce its ownership in any of its major constituent banks.

Floating Rate Notes Due 1999: The interest rate of these notes is the higher of 1.25% above the defined U.S. Treasury Bill rate or a rate as determined by FSCO. Interest rates during the three years ended December 31, 1997 have ranged from 5.75% to 7.15% and at December 31, 1997 was 6.45%. The notes are redeemable at the option of the holder at par on any March l or September l and are subject to redemption at any time by FSCO at par.

7.875% Senior Notes Due 1999: During 1995, FSCO filed a $300,000,000 debt shelf registration statement and issued $100,000,000 of senior notes under the shelf registration statement with interest payable semi-annually on April 15 and October 15 through 1999. The notes are unsecured.

7.50% Subordinated Notes Due 2002: Subordinated notes of $75,000,000 are unsecured, with interest payable semi-annually at the stated rate on February 15 and August 15 of each year. The notes are payable at maturity in September 2002 and are not subject to prepayment.

7.00% Subordinated Notes Due 2005: Subordinated notes of $125,000,000 are unsecured, with interest payable semi-annually at the stated rate on January 15 and July 15 of each year. The notes are payable at maturity in July 2005 and are not subject to prepayment.

6.875% Senior Notes Due 2006: During 1996, FSCO filed a $600,000,000 debt shelf registration statement and issued $150,000,000 of senior notes under the shelf registration statement with interest payable semi-annually on May 15 and November 15 through 2006. The notes are unsecured.

Guaranteed Preferred Beneficial Interests- 8.41% Subordinated Capital Income Securities Due 2026: In December 1996, First Security Capital I (the business trust), a wholly owned subsidiary of FSCO, issued $150,000,000 of subordinated capital income securities (capital securities) which represent preferred undivided beneficial ownership interest in the assets of the business trust. The business trust's sole assets are junior subordinated debentures which have a distribution rate and distribution payment dates which correspond to the interest rate and interest payment date of the capital securities and which are guaranteed by FSCO and due in 2026.

European Medium-Term Floating Rate Notes Due 2002: In October 1997, First Security Bank, N.A., issued $300,000,000 of European Medium-Term Floating Rate Notes under a $1 billion note program. The interest rate is based upon the three month LIBOR and was 5.82% at December 31, 1997. The notes are unsecured and are redeemable at the option of the issuer in whole on any interest payment date. Interest is paid quarterly.

Other: Other long-term debt of the banking subsidiaries as of December 31, 1997 consisted of approximately $637,490,000 of advances from the Federal Home Loan Bank which are collateralized primarily by mortgage loans, bear interest at rates generally ranging from 3.00% to 8.17%, and are payable principally through November 2012; and $9,907,000 of miscellaneous notes payable at various rates and maturities.

Scheduled maturities of long-term debt by year were as follows as of December 31, 1997 (in thousands):

                               Parent
                              Company  Consolidated
- ---------------------------------------------------
1998                         $ 10,842    $  281,890
1999                          103,962       212,928
2000                               --       144,743
2001                            8,750        60,219
2002                           75,000       401,546
Thereafter                    290,000       485,027
- ---------------------------------------------------
Totals                       $488,554    $1,586,353
===================================================


NOTE 11: Commitments, Contingent Liabilities, And Financial Instruments With Off-Balance Sheet Risk

At December 31, 1997 and 1996, FSCO and its subsidiaries were involved in various claims and litigation occurring in the ordinary course of business. In the opinion of management and its legal counsel, potential liabilities arising from these claims, if any, will not have a material effect on the consolidated financial statements of FSCO and its subsidiaries.

FSCO and its subsidiaries are parties to financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include commitments to extend credit, standby letters of credit, commitments to sell loans and leases, interest rate swaps, caps, corridors, futures contracts, and options contracts. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets.

Loan Commitments and Letters of Credit: At December 31, 1997 and 1996, such commitments include the following (in thousands):

                                                     1997        1996
- ----------------------------------------------------------------------
Standby letters of credit                      $  286,525  $  259,551
Undisbursed construction loans                    340,584     339,085
Credit card lines                                 830,966     756,707
Other loan commitments to customers             3,582,539   2,795,130
Commitments to sell mortgage loans and leases   1,042,014     305,389
======================================================================

FSCO and its subsidiaries' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. FSCO and its subsidiaries use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. Market risk arises from changes in interest rates.

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Derivative Trading Activities: FSCO uses financial futures and option contracts in its proprietary trading activities, which include trading for profit. The overall trading strategies of FSCO not only include futures and options but also include cash market securities. FSCO's futures and options had net gains (losses) of $1,013,000, $3,018,000, and $(3,032,000) for the years ended
December 31, 1997, 1996, and 1995, respectively. For the years ended December 31, 1997, 1996, and 1995, total income including gains and interest from FSCO's overall trading activities (including non-derivative securities) was $14,132,000, $12,369,000, and $35,486,000, respectively. All trading activities including futures and options contracts are subject to FSCO's policies and loss limit controls. Market risk arises from changes in interest rates. Credit risk arises from the potential inability of a counterparty to meet the interest payment obligations on its transactions.

Financial futures contracts represent commitments to purchase (asset) or sell (liability) securities or money market instruments at a future date and at a specified price. Futures contracts are traded on organized exchanges (exchange traded) and are exchange guaranteed, thereby minimizing FSCO's credit risk. The net change in the futures contract value is settled daily in cash with the exchanges. Net gains or losses resulting from FSCO's daily settlements are included with trading account securities gains (losses) in the consolidated statements of income.

Options contracts grant the buyer the right, but not the obligation, to purchase or sell, at a specified price, a stated number of units of an underlying financial instrument, such as treasury securities, Eurodollars, and foreign currency, at a future date. Options contracts are exchange traded. The price of an option contract is equal to the premium paid by the purchaser and is significantly less than the contract or notional amount. Option contracts are marked to market monthly with net gains or losses recognized currently in trading account securities gains (losses) in the consolidated statements of income. Cash is exchanged with the counterparties on the option contracts' settlement dates.

Financial futures contracts and option contracts as of December 31, 1997 and 1996 were as follows (in thousands):

                                         Contract                          Average                       Assessed Dollar
                                       (Notional)             Fair      Fair Value              Net        Value at Risk
                                        Amount At         Value At         for the            Gains       At Year End(3)
                                      Year End(1)      Year End(2)         Year(2)         (Losses)          (Unaudited)
December 31,1997
- ------------------------------------------------------------------------------------------------------------------------
Assets (Long Position):
  Financial futures contracts          $8,507,000          $   358            $  2           $  883                  $82
  Options contracts                       100,000               18              --              (91)                   1
- ------------------------------------------------------------------------------------------------------------------------
Total Assets                           $8,607,000          $   376            $  2           $  792                  $83
========================================================================================================================
Liabilities (Short Position):
  Financial futures contracts          $1,194,200          $   (28)           $ (3)          $ (960)                 $35
  Options contracts (written call)      2,834,800           (1,133)              3            1,181                   40
- ------------------------------------------------------------------------------------------------------------------------
Total Liabilities                      $4,029,000          $(1,161)           $ --           $  221                  $75
========================================================================================================================
December 31, 1996
- ------------------------------------------------------------------------------------------------------------------------
Assets (Long Position):
  Financial futures contracts          $7,901,000          $   (37)           $  6           $2,293                  $66
  Options contracts                            --               --               3              (29)                  --
  Foreign exchange options
    contracts (purchased put)                  --               --              --               38                   --
- ------------------------------------------------------------------------------------------------------------------------
Total Assets                           $7,901,000          $   (37)           $  9           $2,302                  $66
========================================================================================================================
Liabilities (Short Position):
Financial futures contracts            $1,204,000         $     56            $ --           $  124                  $14
Options contracts (written call)          989,000              177             243              592                    9
- ------------------------------------------------------------------------------------------------------------------------
Total Liabilities                      $2,193,000         $    233            $243           $  716                  $23
========================================================================================================================

(1) Contract (notional) amounts of futures and options contracts do not represent amounts exchanged by the parties and, thus, are not a measure of FSCO's exposure through its use of futures and options contracts. The amounts exchanged are determined by reference to the notional amounts and the other terms of the futures and options contracts.
(2) The fair value of futures and options contracts generally reflects the estimated amounts that FSCO would receive or
(pay) to terminate the contracts at the reporting date, thereby taking into account the current unrealized gains or losses of open contracts.
(3) The assessed dollar value at risk at year end represents the estimated amount of change in fair value of futures and options contracts with a change in interest rates of one basis point. An increase in interest rates generally results in a loss in the long position and a gain in the short position. A decrease in interest rates generally results in a gain in the long position and a loss in the short position.

Interest Rate Risk Management Activities: FSCO uses off-balance-sheet derivative instruments to manage volatility of net interest income. Net interest income is generated from FSCO's investment of interest and noninterest bearing funding into loans, securities, and other interest-earning assets. Interest rate swaps, caps, and corridors serve as tools in the management of interest rate risk.

FSCO's asset/liability management committee (ALCO) process is responsible for the identification, assessment, and management of interest rate risk, liquidity, and capital adequacy for FSCO and its subsidiaries. The objective of the ALCO process is to ensure that FSCO's balance sheet structure maintains prudent levels of risk, within the context of currently known and forecasted economic conditions, and to establish strategies which provide FSCO with appropriate compensation for the assumption of those risks. Formal policies and procedures govern the ALCO process. This process, structured by FSCO's senior management and approved by its board of directors, guides FSCO and each subsidiary bank continuously through changing economic and market events. Utilizing on- and off-balance sheet products, FSCO's market, liquidity, and interest rate risks are limited to prudent levels while earnings opportunities are maximized. Off-balance-sheet derivatives also carry credit exposure to counterparties. The notional amount in a particular contract is not at-risk from a credit standpoint, rather it is simply the negotiated amount upon which interest payments are based. Credit risk arises from the potential inability of a counterparty to meet the interest payment obligations on its transactions. FSCO settles in cash with its counterparties on a quarterly or semi-annual basis on dates specified in each contract.

The off-balance-sheet derivative instruments in place on December 31, 1997 and 1996 fall into three categories:

Receive Fixed Interest Rate Swaps are entered into to convert the repricing characteristics of floating rate assets to less volatile fixed rates. These structures allow FSCO to add a dual stream of cash flows in which the interest income received is at a fixed rate and the associated expense varies with the level of short-term interest rates. The floating side of the transaction is tied to the level of three-month LIBOR at the beginning or end of each settlement period.

Interest Rate Corridors (LIBOR/LIBOR) are structured to provide a limited amount of protection against increases in short-term funding rates. Rate corridors are accounted for under the settlement basis of accounting previously described. No interest rate corridors were outstanding at December 31, 1997.

Customer Transactions (principally pay fixed swaps) are negotiated to protect the spread on certain large-dollar loans to FSCO's customers. Any benefit or cost arising from these transactions is offset by a corresponding cost or benefit, respectively, in an on-balance-sheet loan. These transactions are negotiated on a fairly regular basis in the course of business. FSCO accounts for its customer transaction swaps based on the settlement method of accounting described previously. In the event of a swap being terminated prior to the final settlement date, any gain or loss resulting from the termination would be deferred as an adjustment to the carrying amount of the outstanding assets or liabilities and amortized as an adjustment to interest expense or income over the remaining term of the original contract life of the terminated swap agreement.

All of the transactions described above have fixed maturity dates and absolute notional amounts.

The following table summarizes the terms and unrealized gains and losses of derivative products by category as of December 31, 1997. The fixed rate or fixed spread to a floating index has been specified for each group within the category, where applicable. Where three- or six-month LIBOR is used as the index for one side of the swap, they may be expected to rise and fall as other short-term market rates rise and fall in response to economic and monetary conditions. The floating rate in effect on each contract depends on the level of LIBOR on the contract's last reset date. At December 31, 1997 and 1996, three-month LIBOR was 5.81% and 5.56%, the six-month LIBOR was 5.84% and 5.60%, and the prime rate was 8.50% and 8.25%, respectively.

Derivatives used for interest rate management activities as of December 31, 1997 and 1996 were as follows (in millions):

                                                        Maturities as of                      Estimated                   Estimated
                                                          December 31,             Fair Market Value At        Fair Market Value At
Type and Notional Amount                                      1997                    December 31, 1997           December 31, 1996
- -----------------------------------------------------------------------------------------------------------------------------------
Receive Fixed Swaps:
  (Pay 3-month LIBOR):
  $300.0 (fixed 4.83%) (expired during 1997)                                                      $  --                       $(0.6)
  $200.0 (fixed 6.24%)                                    May/June 1998                             0.4                         1.4
  $50.0 (fixed 7.125 - 7.35%)                             May/June 2007                             0.1                          --
(Pay 6-month LIBOR):
  $50.0 (fixed 6.28%)                                       May 1998                                0.1                         0.3
Customer Transaction Hedges:
  $67.6 (1997); $67.8 (1996)                     Various maturities through 2004                   (1.0)                       (1.0)
- -----------------------------------------------------------------------------------------------------------------------------------
Total Positions ($367.6 and $617.8
  in 1997 and 1996, respectively)                                                                 $(0.4)                      $ 0.1
===================================================================================================================================


NOTE 12: Stockholders' Equity

In January 1996, April 1997, and in January 1998, FSCO's board of directors approved three-for-two stock splits in the form of dividends to stockholders of record on February 12, 1996, May 12, 1997, and February 12, 1998, respectively. The effects of the stock splits have been retroactively reflected in all common shares and per share amounts in the financial statements and notes as if the stock splits had occurred prior to 1995.

Earnings Per Common Share: Effective December 31, 1997, FSCO adopted SFAS No. 128, "Earnings Per Share", which established new standards for computing and presenting EPS. Upon adoption, FSCO restated its EPS for 1997, 1996, and 1995 to conform with SFAS No. 128. The computations of EPS under SFAS No. 128 are summarized below:

                                               1997                                 1996                              1995
                                  -----------------------------       -------------------------------     --------------------------
                                                           Per-                                  Per-                           Per-
                                              Average     Share                   Average       Share                Average   Share
                                    Income     Shares    Amount         Income     Shares      Amount       Income    Shares  Amount
- ------------------------------------------------------------------------------------------------------------------------------------
Income                            $215,274                            $184,472                            $124,631
Less preferred stock dividends          30                                  33                                  35
- ------------------------------------------------------------------------------------------------------------------------------------
EPS Basic:
Income available to
  common stockholders              215,244    182,240     $1.18        184,439    179,767       $1.03      124,596   176,082   $0.71
- ------------------------------------------------------------------------------------------------------------------------------------
Effect of Dilutive Securities:
Options                                 --      6,089                       --      4,800                       --     3,475
Convertible preferred                   30        410                       33        433                       35       468
- ------------------------------------------------------------------------------------------------------------------------------------
Total dilution                          30      6,499                       33      5,233                       35     3,943
- ------------------------------------------------------------------------------------------------------------------------------------
EPS Diluted:
Income available to common
  stockholders with assumed
  conversions                     $215,274    188,739     $1.14       $184,472    185,000       $1.00     $124,631   180,025   $0.69
====================================================================================================================================

Earnings per common share diluted are computed assuming all outstanding preferred stock is converted into common shares on the basis of 41.00625 shares of common for each share of preferred with the elimination of dividends on the preferred stock, except in those years where the effect of such conversion is antidilutive, and the effect of stock options outstanding using the treasury stock method.

Changes in Shares of Stock: A summary of the changes in shares of stock during the three years ended December 31, 1997 follows (in thousands):

                                                                                                  Preferred Stock-
                                                                 Common Stock -                         Series "A"
                                                                 Par Value $1.25                 $3.15 Cumulative
                                                                          Held In                     Convertible
                                                            Issued       Treasury                          No Par
- -----------------------------------------------------------------------------------------------------------------
Balance, January 1, 1995:
As previously reported                                     168,606          1,223                              12
Effect of pooling-of-interest transaction                    7,394             --                              --
- -----------------------------------------------------------------------------------------------------------------
Restated balance, January 1, 1995                          176,000          1,223                              12
- -----------------------------------------------------------------------------------------------------------------
Sale of common stock through dividend reinvestment
  and common stock purchase plan                               316             --                              --
Purchase of common treasury stock                               --            568                              --
Conversion of preferred stock to common                         45             --                              (1)
Common stock issued for acquisitions                           455             --                              --
Sale of stock to employee benefit plans                        632           (223)                             --
Sale of stock to employee stock purchase plan                  546           (202)                             --
- -----------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                                 177,994          1,366                              11
- -----------------------------------------------------------------------------------------------------------------
Sale of common stock through dividend reinvestment
  and common stock purchase plan                               273             --                              --
Purchase of common treasury stock                               --            184                              --
Conversion of preferred stock to common                         24             --                              (1)
Sale of stock to employee benefit plans                      1,057           (281)                             --
Common stock issued                                          3,165             --                              --
- -----------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                                 182,513          1,269                              10
- -----------------------------------------------------------------------------------------------------------------
Sale of common stock through dividend reinvestment
  and common stock purchase plan                               211             --                              --
Purchase of common treasury stock                               --          3,826                              --
Common stock issued for acquisitions                         2,275         (3,256)                             --
Conversion of preferred stock to common                         30             --                              --
Sale of stock to employee benefit plans                      1,256           (185)                             --
Purchase and retirement of common stock                       (209)            --                              --
- -----------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                                 186,076          1,654                              10
=================================================================================================================
Shares Authorized, December 31, 1997 and 1996              300,000             --                              18
=================================================================================================================
Shares Authorized, December 31, 1995                       150,000             --                              18
=================================================================================================================

The liquidating preference of Series "A", $3.15 cumulative convertible preferred stock is $52.50 a share. At the option of FSCO's board of directors, this stock is redeemable at $52.50 a share. Each share of Series "A" preferred stock is convertible at any time into 41.00625 shares of common stock.

One or more additional series of preferred stock, with a combined maximum of 400,000 shares, may be issued with the terms thereof determinable by the board.

A dividend reinvestment and common stock purchase plan for 2,500,000 shares was established in 1978 to provide common shareholders a means of investing cash dividends together with optional cash payments. Through December 31, 1997, a total of 1,494,000 shares were issued pursuant to the plan.

Conversion of all preferred stock outstanding at December 31, 1997 would require 391,000 shares of common stock.

During 1989, FSCO's board of directors approved issuance of a stockholder right to all common stockholders which entitles each stockholder to buy one one-thousandth of a share of a new class of preferred stock at an exercise price of $13.17 in the event a group acquires or announces a tender offer which would result in ownership of 15% or more of FSCO's common stock by such group.


NOTE 13: Employee Benefit Plans

Retirement Plan: FSCO and its subsidiaries have a retirement plan (the Plan) which covers generally all employees with one year or more of service of at least 1,000 hours who are at least 21 years of age. The retirement benefits are based on years of service and the average of the employee's highest three consecutive years of base salary with 100% vesting at 5 years of service. FSCO's policy is to fund the actuarially computed retirement cost accrued. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

The following table sets forth the Plan's funded status and amounts recognized in the consolidated balance sheets at December 31, 1997 and 1996 (in thousands):

                                                                                 1997        1996
- --------------------------------------------------------------------------------------------------
Actuarially computed present value of benefit obligations-
  accumulated benefit obligation, including vested benefits of
  $96,492 and $81,479 at December 31, 1997 and 1996, respectively           $ 102,844   $  83,768
- --------------------------------------------------------------------------------------------------
Plan assets at fair value, primarily common stocks and U.S.
  Government debt securities                                                $ 127,296   $  99,802
Actuarially computed present value of benefit obligations-
  projected benefit obligation for service rendered to date                  (127,894)   (105,263)
Unrecognized prior service cost                                                 7,502       8,648
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions                           (1,776)      2,277
Unrecognized net assets at January 1, 1986 being recognized over 15 years      (1,808)     (2,282)
- --------------------------------------------------------------------------------------------------
Prepaid Pension Cost Included In Other Assets                               $   3,320   $   3,182
==================================================================================================

Assumptions used in determining the projected benefit obligations as of December 31, 1997 and 1996 were:
                                                                                 1997        1996
- --------------------------------------------------------------------------------------------------
Discount rate                                                                    7.25%       7.75%
Rate of increase in compensation levels                                          4.50        4.50
==================================================================================================

The net pension expense included the following components (in thousands):
                                                                                 1997        1996        1995
- --------------------------------------------------------------------------------------------------------------
Service cost for benefits earned during the period                          $   6,139    $  6,433    $  5,004
Interest cost on projected benefit obligation                                   8,825       8,033       7,352
Actual loss (return) on plan assets                                           (26,973)    (11,130)    (18,995)
Net amortization and deferral                                                  18,671       3,195      13,111
- --------------------------------------------------------------------------------------------------------------
Net Pension Expense                                                         $   6,662    $  6,531    $  6,472
==============================================================================================================

Assumptions used in determining the net pension expense were:
                                                                                 1997        1996        1995
- --------------------------------------------------------------------------------------------------------------
Discount rate                                                                    7.75%       7.25%       8.75%
Rate of increase in compensation levels                                          4.50        4.50        6.00
Expected long-term rate of return on assets                                      9.00        9.75        9.75
==============================================================================================================

401(k) Savings Plan: FSCO and its subsidiaries have a 401(k) contributory savings plan (the Savings Plan) in which participation is limited to employees age 21 or older with one year of service. Under provisions of the Savings Plan, participants may contribute up to 17% of their pre-tax base salary subject to the "excess contribution" limitations imposed by the tax law. An additional amount, equal to 50% of the first 6% of the participants' compensation contributed, is contributed by the employer. Employer contributions to the Savings Plan were approximately $4,068,000, $3,930,000, and $3,693,000 in 1997,
1996, and 1995, respectively.

Stock-Based Compensation Plans: At December 31, 1997, FSCO has four stock-based compensation plans, which are described below. FSCO applied APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan. Had compensation cost for FSCO's three stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, FSCO's net income and earnings per common share would have changed to the pro forma amounts indicated below:

                                                  Years Ended
                                                  December 31,
                                      ---------------------------------
As of December 31,                        1997          1996       1995
- -----------------------------------------------------------------------
Net Income:
  As reported                         $215,274      $184,472   $124,631
  Pro forma                            213,076       183,779    124,513
- -----------------------------------------------------------------------
Earnings per common share basic
  As reported                         $   1.18      $   1.03   $   0.71
  Pro forma                               1.17          1.02       0.71
Earnings per common share diluted
  As reported                             1.14          1.00       0.69
  Pro forma                               1.13          0.99       0.69
=======================================================================

Comprehensive Management Incentive Plan: FSCO and its subsidiaries adopted a comprehensive management incentive plan (the Management Plan) which amends, supersedes, and incorporates FSCO's previous restricted stock bonus plan and its nonstatutory stock option and stock appreciation rights plan. The Management Plan provides for the issuance of up to a total of 21,726,563 shares of FSCO's common stock for all incentive awards under the Management Plan which may consist of restricted awards of common stock, nonstatutory stock options, stock appreciation rights, and incentive stock options. However, only 2,657,813 shares of FSCO's common stock may be issued for restricted awards and performance awards as defined by the Management Plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996, and 1995, respectively: dividend yield of 3.4%, 3.72%, and 3.24%; expected volatility of 37%, 35%, and 35%; risk-free interest rates of 6.56%, 6.27%, and 6.18%, and expected lives of 10 years for 1997, 1996, and 1995.

Nonstatutory stock options outstanding generally become exercisable in 25% annual increments on each January 15, beginning with the first January 15 following the grant date, and expire after 10 years. Certain nonstatutory stock options issued to management are exercisable at six months following the grant date and expire after 10 years. A summary of these options follows:

                                                   1997                            1996                           1995
                                      --------------------------     ---------------------------     ---------------------------
                                                        Weighted                        Weighted                        Weighted
                                                         Average                         Average                         Average
                                        Shares    Exercise Price        Shares    Exercise Price        Shares    Exercise Price
- --------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning
  of year                            8,459,611             $6.21      8,342,311            $5.27     8,834,875             $5.22
Expired                                     --                NA             --               NA            --                NA
Granted                              1,489,920             14.47      1,047,700            11.99        33,750              8.30
Exercised                           (1,025,386)             4.25       (916,328)            4.24      (412,907)             8.66
Forfeited                              (38,376)            12.89        (14,072)            8.85      (113,407)             7.17
- --------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year           8,885,769             $7.79      8,459,611            $6.21     8,342,311             $5.27
================================================================================================================================
Options exercisable at year end      5,901,492                        5,987,997                      5,670,934
================================================================================================================================
Weighted average fair market value
  of options granted during year         $5.46                            $4.46                          $3.09
================================================================================================================================

The following table summarizes information about the Comprehensive Management Incentive Plan fixed stock options outstanding at December 31, 1997:

                            Options Outstanding                                                 Options Exercisable
- --------------------------------------------------------------------------          -------------------------------------------
                                      Weighted Average        Weighted                                               Weighted
                                             Remaining         Average                                                Average
     Range of               Number    Contractual Life        Exercise                      Number                   Exercise
 Exercise Prices       Outstanding          (in years)           Price                 Exercisable                      Price
- --------------------------------------------------------------------------          -------------------------------------------
$  2.64- $  4.15         2,167,849                1.70         $  3.32                   2,167,849                    $  3.32
   5.22-    7.30         2,365,553                5.20            6.20                   2,102,843                       6.06
   7.33-   12.00         2,879,726                7.30            9.07                   1,630,800                       8.27
  14.39-   18.92         1,472,641                9.10           14.47                          --                         --
- --------------------------------------------------------------------------          -------------------------------------------
$  2.64- $ 18.92         8,885,769                7.40         $  7.79                   5,901,492                    $  8.02
==========================================================================          ===========================================

CSB (See Note 20) had stock option plans for directors and key employees. Under the plans, both incentive stock options and nonqualified stock options were granted. The exercise price of each option granted was not less than the market price of CSB's stock at the date of grant. Generally, options granted may be exercised at a rate of 20% per year and expire ten years from the date of grant. Activity in the stock option plans for the three years ended December 31, 1997 follows:
                                  Options             Price           Options
                                Available         Per Share       Outstanding
- ------------------------------------------------------------------------------
Balance at Jan. 1, 1995          $306,579       2.81 - 6.55         1,904,991
- ------------------------------------------------------------------------------
  Options granted                 (44,304)      5.87 - 6.75            44,304
  Options exercised                    --       3.89 - 4.79          (186,251)
  Options Cancelled                37,820       4.46 - 6.55           (38,363)
- ------------------------------------------------------------------------------
Balance at Dec. 31, 1995          300,095       2.81 - 6.75         1,724,681
- ------------------------------------------------------------------------------
  Options granted                 (42,600)      6.99 - 7.28            42,600
  Options exercised                    --       3.69 - 4.76          (160,510)
  Options Cancelled                15,975       4.46 - 5.87           (15,975)
- ------------------------------------------------------------------------------
Balance at Dec. 31, 1996          273,470       2.81 - 7.28         1,590,796
- ------------------------------------------------------------------------------
  Options granted                 (58,575)      9.95 -13.50            58,575
  Options exercised                    --       2.81 - 7.28          (217,249)
  Options Cancelled                52,185       4.23 -13.50           (52,185)
- ------------------------------------------------------------------------------
Balance at Dec. 31, 1997          267,080       3.87 -11.74         1,379,937
==============================================================================

At December 31, 1997, 995,896 shares were exercisable at prices varying from $3.87 to $7.27. An additional 166,992 shares become exercisable in 1998 at prices ranging from $3.87 to $11.74 per share. After FSCO's acquisition of CSB, all of CSB's stock options were converted into FSCO stock options at the conversion rate of 2.13.

Non Employee Director Stock Option Plan: In 1995, FSCO adopted an incentive plan for the board of directors, which allows up to 1,687,500 options to be granted to the directors. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1995, respectively: dividend yield of 3.4% and 3.24%; expected volatility of 37% and 35%; risk-free interest rates of 6.79% and 7.06%, and expected lives of 10 years. A summary of these options follows:

                                               1997                                1996                           1995
                                  -------------------------------  -------------------------------     ----------------------------
                                                       Weighted                         Weighted                          Weighted
                                                        Average                          Average                           Average
                                        Shares   Exercise Price          Shares   Exercise Price          Shares    Exercise Price
- ----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year       165,375           $ 7.07         182,250            $7.07              --         $      --
Expired                                     --               NA              --               NA              --                --
Granted                                  2,250            15.83              --               NA         182,250              7.07
Exercised                              (10,125)            7.07         (16,875)            7.07              --                --
Forfeited                                   --               NA              --               NA              --                --
- ----------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year             157,500           $ 7.20         165,375            $7.07         182,250         $    7.07
- ----------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year end         94,500                           43,875                             none
- ----------------------------------------------------------------------------------------------------------------------------------
Weighted average fair market value
  of options granted during year                         $ 6.04                               --                         $    2.78
==================================================================================================================================

The following table summarizes information about the nonemployee director fixed stock options outstanding at December 31, 1997:

                            Options Outstanding                                                     Options Exercisable
- -----------------------------------------------------------------------------------   --------------------------------------------
                                         Weighted Average           Weighted                                            Weighted
            Range of           Number           Remaining            Average                Number                       Average
     Exercise Prices      Outstanding    Contractual Life     Exercise Price           Exercisable                Exercise Price
- ----------------------------------------------------------------------------------------------------------------------------------
              $ 7.07          155,000           7.4 years             $ 7.07                94,500                       $  7.07
               15.83            2,250           9.3 years              15.83                  none                          none
==================================================================================================================================

Employee Stock Purchase Plan: During 1994, FSCO and its subsidiaries adopted an employee stock purchase plan which allows eligible employees to purchase FSCO's common stock at fair market value through payroll deductions without incurring brokers' fees or commissions. Under this plan, 546,750 shares of common stock were issued to employees in 1995, and no shares of stock were issued to employees in 1997 or 1996.

Postretirement Benefits: FSCO provides certain health care, dental, and life benefits for substantially all of its retired employees. The plan's accumulated postretirement benefit obligation and reconciliation to the consolidated balance sheets at December 31, 1997 and 1996 are presented below (in thousands):

                                                                       1997                  1996
- --------------------------------------------------------------------------------------------------
Retirees                                                        $     4,074         $       3,634
Fully eligible plan participants                                        461                   408
Other active plan participants                                        2,232                 1,928
- --------------------------------------------------------------------------------------------------
Accumulated postretirement benefit obligation                         6,767                 5,970
Unrecognized net transition obligation                               (4,320)               (4,580)
Unrecognized net loss                                                 1,582                 2,067
- --------------------------------------------------------------------------------------------------
Accrued Postretirement Benefit Liability                        $     4,029         $       3,457
==================================================================================================

FSCO has not funded any part of the accumulated postretirement benefit obligation.

Net postretirement benefit cost for 1997, 1996, and 1995 consisted of the following components (in thousands):

                                                                       1997                  1996                1995
- ----------------------------------------------------------------------------------------------------------------------
Service cost-benefits earned during the year                    $       208         $         355       $         273
Interest cost on accumulated postretirement benefit obligation          468                   655                 625
Amortization of transition obligation                                   186                   293                 260
- ----------------------------------------------------------------------------------------------------------------------
Totals                                                          $       862         $       1,303       $       1,158
======================================================================================================================

The assumed health care cost trend rate used to measure the expected cost of benefits covered by the plan for 1997 is 9.5%; the rate is assumed to decrease each successive year until it reaches 5.5% in 2005, after which it remains constant. A one percent increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by approximately $0.6 million and net postretirement benefit cost by $0.1 million for the year. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.25% and 7.75% at December 31, 1997 and 1996, respectively.

Postemployment Benefits: As discussed in Note 2, during 1995 FSCO announced a restructuring and accrued $1,213,000 relating to severance benefits.


NOTE 14: Restrictions On The Transfer Of Funds

National and state banking and insurance regulations impose restrictions on the ability of FSCO's bank and insurance subsidiaries to transfer funds to FSCO in the form of loans or dividends. At December 31, 1997 and 1996, FSCO's equity in all of its subsidiaries was $1,555,112,000 and $1,283,229,000, respectively, of which $1,148,016,000 and $951,727,000 were restricted and $407,096,000 and
$331,502,000 were unrestricted by such regulations.


NOTE 15: Mergers And Acquisitions

In 1995, FSCO acquired three small companies with total assets of approximately $2,727,000 and liabilities of $1,372,000 for $482,000 in cash and 454,725 shares of FSCO's common stock.

In 1996, CSB acquired Landmark Bancorp and its wholly owned subsidiary, Landmark Bank. A summary of the significant components of the acquisition, which was accounted for as a purchase, is as follows:

Cash and cash equivalents acquired     $  28,611,000
Fair value of assets acquired            209,542,000
Fair value of liabilities assumed       (217,656,000)
Goodwill and other intangible assets      14,229,000
                                       -------------
Consideration paid in cash and stock   $  34,726,000
                                       =============

On June 30, 1997, FSCO issued approximately 5,337,093 shares of its common stock in exchange for all of the outstanding common stock of American Bancorp of Nevada (ABN), headquartered in Las Vegas, Nevada. The total assets and liabilities of ABN at the date of merger were approximately $304,272,000 and $271,970,000. On March 31, 1997, CrossLand Mortgage purchased the wholesale loan production and fixed assets of Harbourton Mortgage Co., L.P. (HMC), with 15 offices located in 11 states for approximately $4 million plus earn-out payments of up to $3.25 million based on 1997 results. The fixed assets purchased had book value at the date of the merger of $1,595,000. The acquisitions were accounted for using the purchase method of accounting. The results of operations of the acquired institutions have been included in the 1997 consolidated financial statements from the dates of acquisition. The acquisitions created intangible assets for FSCO of approximately $69,519,000. Pro forma results of operations for 1997 and 1996 as if the companies had combined at the beginning of the periods are not presented because the effect was not material.

On October 20, 1997, FSCO announced that it has signed a definitive agreement to acquire Rio Grande Bancshares, Inc. (RGB), headquartered in Las Cruces, New Mexico. RGB's assets and liabilities at December 31, 1997 approximate $416,995,000 and $369,652,000, respectively. This acquisition was completed February 2, 1998 and was accounted for using the purchase method of accounting.

On February 19, 1998, FSCO announced it has signed a definitive agreement to acquire California State Bank (CSB) headquartered in West Covina, California. CSB had year-end assets and liabilities of $849.2 million and $765.8 million, respectively. This acquisition was closed on May 30, 1998, and was accounted for as a pooling-of-interests.


NOTE 16: Recently Issued Financial Accounting Standards

In December 1996, the Financial Accounting Standards Board (FASB) issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS Statement No. 125". SFAS No. 127 defers for one year the effective date of certain provisions of SFAS No. 125 to allow affected enterprises to modify information systems and accounting processes to comply with SFAS No. 125. The delay applies to the provisions that deal with secured borrowings and collateral, as well as to transfers of financial assets for repurchase agreements, dollar rolls, and securities lending. SFAS No. 127 will be effective for all applicable transfers occurring after December 31, 1997. The impact of SFAS No. 127 is not expected to be material in relation to the consolidated financial statements.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. This Statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The adoption of SFAS No. 130 will require FSCO to add disclosure to the financial statements about comprehensive income.

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which redefines how public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographical areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. The adoption of SFAS No. 131 will result in additional disclosures regarding FSCO's segments.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which supercedes SFAS No. 80, "Accounting for Futures Contracts", FSAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk", and SFAS No. 119, "Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments", and also amends certain aspects of other SFAS's previously issued. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

FSCO management is currently evaluating the effects of this change in its accounting for derivatives and hedging activities.


NOTE 17: Capital Requirements

FSCO is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on FSCO's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, FSCO must meet specific capital guidelines that involve quantitative measures of FSCO's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. FSCO's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require FSCO to maintain minimum amounts and ratios (set forth in the table at right) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to end of period assets (as defined). Management believes, as of December 31, 1997, that FSCO meets all capital adequacy requirements to which it is subject.

As of December 31, 1997 and 1996, the most recent notification from the Office of the Comptroller of the Currency categorized FSCO's most significant banking subsidiaries as "well capitalized" under the regulatory framework for prompt corrective action (see table at right). To be categorized as "well capitalized", FSCO must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. FSCO's actual capital amounts and ratios are also presented in the table. No amounts were deducted from capital for interest-rate risk.

                                                                                                            Minimum To Be
                                                                                                          "Well Capitalized"
                                                                           Minimum for Capital         Under Prompt Corrective
                                                  Actual                    Adequacy Purposes             Action Provisions
                                        -------------------------      ---------------------------   ---------------------------
                                              Amount        Ratio            Amount       Ratio            Amount       Ratio
- ---------------------------------------------------------------------------------------------------------------------------------
As of December 31, 1997

Total Capital (Tier 1 + Tier 2) to Risk Weighted Assets:
Consolidated                              $1,708,458        13.42%       $1,018,117        8.00%       $1,272,646       10.00%
FS Bank                                    1,155,466        11.03           837,871        8.00         1,047,339       10.00
FSB New Mexico                               135,440        14.54            74,529        8.00            93,161       10.00
FSB Nevada                                    79,186        14.31            44,268        8.00            55,335       10.00
CSB                                           68,952        12.36            44,633        8.00            55,792       10.00

Tier 1 Capital to Risk Weighted Assets:
Consolidated                               1,350,932        10.62           509,058        4.00           763,587        6.00
FS Bank                                    1,010,042         9.64           418,936        4.00           628,403        6.00
FSB New Mexico                               123,709        13.28            37,264        4.00            55,897        6.00
FSB Nevada                                    72,229        13.05            22,134        4.00            33,201        6.00
CSB                                           61,960        11.11            22,317        4.00            33,475        6.00

Tier 1 Capital to End of Period Assets (Leverage Ratio):
Consolidated                               1,350,932         7.53           726,071        4.00           907,589        5.00
FS Bank                                    1,010,042         7.04           578,330        4.00           722,912        5.00
FSB New Mexico                               123,709         6.29            78,864        4.00            98,580        5.00
FSB Nevada                                    72,229         7.04            42,278        4.00            52,847        5.00
CSB                                           61,960         7.65            32,397        4.00            40,497        5.00
- ---------------------------------------------------------------------------------------------------------------------------------
As of December 31, 1996

Total Capital (Tier1  + Tier 2) to Risk Weighted Assets:
Consolidated                              $1,588,655        14.41%         $882,265        8.00%       $1,102,831       10.00%
FS Bank                                      958,361        10.93           701,462        8.00           876,828       10.00
FSB New Mexico                               125,075        14.79            67,652        8.00            84,565       10.00
FSB Oregon                                    47,695        12.94            29,477        8.00            36,846       10.00
FSB Nevada                                    35,641        12.25            23,283        8.00            29,104       10.00
FSB Wyoming                                   20,195        14.16            11,410        8.00            14,262       10.00
CSB                                           61,189        11.76            41,617        8.00            52,022       10.00

Tier 1 Capital to Risk Weighted Assets:
Consolidated                               1,250,741        11.34           441,133        4.00           661,699        6.00
FS Bank                                      822,713         9.38           350,731        4.00           526,097        6.00
FSB New Mexico                               114,406        13.53            33,826        4.00            50,739        6.00
FSB Oregon                                    43,082        11.69            14,739        4.00            22,108        6.00
FSB Nevada                                    31,978        10.99            11,641        4.00            17,462        6.00
FSB Wyoming                                   18,400        12.90             5,705        4.00             8,557        6.00
CSB                                           54,665        10.51            20,809        4.00            31,213        6.00

Tier 1 Capital to End of Period Assets (Leverage Ratio):
Consolidated                               1,250,741         8.15           618,266        4.00           772,832        5.00
FS Bank                                      822,713         7.01           469,451        4.00           586,814        5.00
FSB New Mexico                               114,406         6.55            69,866        4.00            87,333        5.00
FSB Oregon                                    43,082         9.32            18,490        4.00            23,113        5.00
FSB Nevada                                    31,978         6.85            18,673        4.00            23,342        5.00
FSB Wyoming                                   18,400         8.58             8,578        4.00            10,723        5.00
CSB                                           54,665         7.50            29,146        4.00            36,433        5.00
=================================================================================================================================


NOTE 18: Estimated Fair Value Of Financial Instruments

The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. In the case of cash and short-term investments, the carrying amount is considered a reasonable estimate of fair value. For securities, the quoted market price is used to estimate fair value. Trading account securities are marked to market, therefore the carrying amount is considered a reasonable estimate of fair value. The carrying amount of deposits with no stated maturity, such as demand deposits, money market accounts, and savings accounts, is considered a reasonable estimate of fair value. The carrying amounts of securities sold under repurchase agreements and short-term borrowings are considered a reasonable estimate of fair value. The fair value of the remainder of on-balance-sheet instruments, such as loans, certificates of deposit, and long-term borrowings, is estimated by using a discounted cash flow approach. FSCO employs a modeling tool which discounts estimated future cash flows through the projected maturity using market discount rates that approximately reflect the credit risk, operating cost, and interest rate risk potentially inherent in the instrument.

The estimated fair value of FSCO's financial futures and options used in trading activities is obtained from market quotes. The estimated fair value of interest rate swaps, caps, and corridors are obtained from market quotes representing the estimated amount FSCO would receive or pay to terminate the contracts or agreements, taking into account current interest rates. The estimated fair value of commitments to extend credit and letters of credit are estimated using the maximum fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the present creditworthiness of the counterparties, and the difference between current levels of interest rates and the committed rates.

Fair value estimates are made as of a specific point in time. Because no market exists for a significant portion of FSCO's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, interest rate levels, and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined or relied on with any degree of certainty. Changes in assumptions could significantly affect the estimates.

A summary of the carrying amounts and estimated fair values for FSCO was as follows (in thousands):

As of December 31,                                                  1997                                     1996
- -------------------------------------------------------------------------------------------------------------------------------
                                                     Carrying            Estimated            Carrying             Estimated
                                                       Amount           Fair Value              Amount            Fair Value
- -------------------------------------------------------------------------------------------------------------------------------
Financial Assets:
Cash and short-term investments                   $ 1,426,301          $ 1,426,301         $ 1,279,979            $ 1,279,979
Trading account securities                            255,320              255,320             447,486                447,486
Available for sale securities                       4,351,525            4,351,525           3,324,797              3,324,797
Net loans (excluding leases)                       10,051,740           10,214,498           8,810,257              8,828,256
- -------------------------------------------------------------------------------------------------------------------------------
Total Financial Assets                            $16,084,886          $16,247,644         $13,862,519            $13,880,518
===============================================================================================================================
Financial Liabilities:
Total deposits, excluding certificates            $ 6,585,345          $ 6,585,345         $ 6,310,159            $ 6,310,159
Certificates of deposit                             4,832,289            4,866,477           3,792,848              3,786,455
Short-term borrowings                               1,352,764            1,352,764             754,431                754,431
Securities sold under repurchase agreements         2,252,435            2,252,435           2,078,937              2,078,937
Long-term debt                                      1,304,463            1,283,335             944,055                920,334
- -------------------------------------------------------------------------------------------------------------------------------
Total Financial Liabilities                       $16,327,296          $16,340,356         $13,880,430            $13,850,316
===============================================================================================================================
Off-Balance Sheet Financial Instruments:
  Financial futures and options (trading):
    Gains                                        $        376         $        376        $        233          $        233
    Losses                                             (1,161)              (1,161)                (37)                  (37)
  Interest rate swaps, caps, and corridors-
    interest rate risk management                          --                 (356)                 --                   122
  Letters of credit and other commitments
    to extend credit                                       --              (21,959)                 --               (19,723)
- -------------------------------------------------------------------------------------------------------------------------------
Total Off-Balance-Sheet Financial Instruments    $       (785)        $    (23,100)       $        196          $    (19,405)
===============================================================================================================================

[CAPTION]


NOTE 19: Condensed Financial Information Of Parent Company Only

Condensed Balance Sheets (in thousands)
December 31,                                                                   1997              1996
- ------------------------------------------------------------------------------------------------------
Assets:
Cash                                                                $            54   $            --
Securities purchased under resale agreement with subsidiary bank             15,919            19,954
- ------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                    15,973            19,954
Commercial loans receivable from subsidiaries:
  Banks                                                                     374,682           408,198
  Nonbanks                                                                  102,544           135,091
Investments in subsidiaries:
  Banks                                                                   1,468,125         1,205,251
  Nonbanks                                                                   86,987            77,978
Other assets                                                                  6,474            24,971
- ------------------------------------------------------------------------------------------------------
Total Assets                                                         $    2,054,785   $     1,871,443
======================================================================================================
Liabilities and Stockholders' Equity:
Accrued interest and preferred dividends payable                     $       10,745   $        10,267
Short-term borrowings                                                        10,842                --
Long-term debt:
  With subsidiary                                                           154,640           154,640
  Other                                                                     477,712           488,696
- ------------------------------------------------------------------------------------------------------
Total Liabilities                                                           653,939           653,603
- ------------------------------------------------------------------------------------------------------
Stockholders' Equity:
Preferred stock-Series "A", $3.15 cumulative convertible                        501               540
- ------------------------------------------------------------------------------------------------------
Common stock (175,163 and 171,608 shares issued, respectively)              232,595           228,141
Paid-in surplus                                                             115,855            52,200
Retained earnings                                                         1,081,195           945,943
Net unrealized gain on available for sale securities
  held by subsidiaries (net of taxes)                                        23,568               896
- ------------------------------------------------------------------------------------------------------
Subtotal                                                                  1,453,213         1,227,180
Common treasury stock, at cost (1,654 and 1,269 shares, respectively)       (52,868)           (9,880)
- ------------------------------------------------------------------------------------------------------
Total Common Stockholders' Equity                                         1,400,345         1,217,300
- ------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                1,400,846         1,217,840
- ------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                          $     2,054,785   $     1,871,443
======================================================================================================

Condensed Statements Of Income (in thousands)
For the years ended December 31,                                               1997              1996              1995
- ------------------------------------------------------------------------------------------------------------------------
Income:
Cash dividends from subsidiaries:
  Banks                                                             $        80,636   $        51,231   $        48,433
  Nonbanks                                                                       --                --             5,675
Interest (principally from subsidiaries)                                     36,781            27,415            22,234
- ------------------------------------------------------------------------------------------------------------------------
Total income                                                                117,417            78,646            76,342
Interest expense                                                             48,154            27,415            22,234
Provision for taxes                                                          (4,336)               --                --
- ------------------------------------------------------------------------------------------------------------------------
Income before equity in undistributed earnings of subsidiaries               73,599            51,231            54,108
Equity in undistributed earnings of subsidiaries:
  Banks                                                                     148,342           134,771            77,369
  Nonbanks                                                                   (6,667)           (1,530)           (6,846)
- ------------------------------------------------------------------------------------------------------------------------
Net Income                                                          $       215,274   $       184,472   $       124,631
========================================================================================================================

Condensed Statements Of Cash Flows (in thousands, except number of shares)
For the years ended December 31,                                               1997              1996              1995
- ------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities:
Net income                                                          $       215,274   $       184,472   $       124,631
Adjustments to reconcile net income to
  net cash provided by operating activities                                (140,329)         (128,186)          (67,116)
- ------------------------------------------------------------------------------------------------------------------------
Net Cash Provided By Operating Activities                                    74,945            56,286            57,515
- ------------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities:
Purchases of securities                                                        (700)          (20,000)               --
Proceeds from sales of securities                                            20,000                --                --
Loans and capital contributions made to subsidiaries                       (263,147)         (388,516)         (340,630)
Principal collected on loans to subsidiaries                                319,710           130,912           208,717
Cash investments in subsidiaries                                             (1,478)          (13,210)           (2,401)
- ------------------------------------------------------------------------------------------------------------------------
Net Cash Used In Investing Activities                                        74,385          (290,814)         (134,314)
- ------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
Proceeds from long-term debt                                                     --           304,640           125,000
Payments on long-term debt and short-term borrowings                            174           (17,940)           (6,518)
Proceeds from issuance of common stock and sales of treasury stock           11,708            10,466            10,965
Purchase of treasury stock and stock retired                                (89,467)           (2,049)           (4,459)
Dividends paid                                                              (75,726)          (64,926)          (56,001)
- ------------------------------------------------------------------------------------------------------------------------
Net Cash Provided By (Used In) Financing Activities                        (153,311)          230,191            68,987
- ------------------------------------------------------------------------------------------------------------------------
Net Decrease In Cash And Cash Equivalents                                    (3,981)           (4,337)           (7,812)
Cash And Cash Equivalents, Beginning Of Year                                 19,954            24,291            32,103
- ------------------------------------------------------------------------------------------------------------------------
Cash And Cash Equivalents, End Of Year                              $        15,973   $        19,954   $        24,291
========================================================================================================================
Supplemental Disclosures Of Cash Flow Information:
Cash paid during the year for:
  Interest                                                          $        47,675   $        26,504   $        18,067
  Income taxes                                                                1,964                19                25
========================================================================================================================

Supplemental Schedule of Non Cash Investing and Financing Activities (Note 15):
In 1997, FSCO issued 5,337,093 shares of common stock for the acquisition of American Bancorp of Nevada. FSCO acquired assets of approximately $304,272,000 and assumed liabilities of $271,970,000. In 1995, FSCO issued 454,725 shares of common stock for the acquisition of two small insurance agencies merged into FS Insurance, Inc.


NOTE 20: Subsequent Events and Restatement of FSCO's Annual Report on Form 10-K

On May 30, 1998, FSCO acquired California State Bank (CSB) in a pooling-of-interests merger. For this merger, FSCO issued approximately 11,383,000 shares of its common stock in exchange for all of the outstanding shares of CSB common stock, and incurred one-time acquisition charges totaling $7.2 million or $0.037 per share after tax. There were no material intercompany transactions between FSCO and CSB prior to the merger. Certain reclassifications/adjustments have been made to amounts previously reported by CSB to conform to FSCO accounting practices and policies. Results of operations previously reported and restated are as follows (in thousands):
                                     Previously Reported:  Reclass/      FSCO
                                           FSCO      CSB     Adjust  Restated
- ------------------------------------- --------- --------- --------- ---------
Year ended December 31, 1997:
Net interest income                    $582,500  $43,352        $87  $625,939
Noninterest income                      349,645    7,288        224   357,157
Extraordinary items                          --       --         --        --
Net income                              205,944    9,330         --   215,274
- ------------------------------------- --------- --------- --------- ---------
Year ended December 31, 1996:
Net interest income                    $516,576  $37,425        $62  $554,063
Noninterest income                      298,686    7,788        (30)  306,444
Extraordinary items                          --       --         --        --
Net income                              177,843    6,629         --   184,472
- ------------------------------------- --------- --------- --------- ---------
Year ended December 31, 1995:
Net interest income                    $474,991  $29,212         --  $504,203
Noninterest income                      266,492    4,146         --   270,638
Extraordinary items                          --       --         --        --
Net income                              120,005    4,626         --   124,631
===================================== ========= ========= ========= =========

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of First Security Corporation:

We have audited the consolidated balance sheets of First Security Corporation and subsidiaries (FSCO) as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of FSCO and California State Bank, which has been accounted for as a pooling-of-interests as described in Note 20 to the consolidated financial statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Security Corporation and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE
Salt Lake City, Utah
February 20, 1998
(May 30, 1998 as to Note 20)